UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MORGAN STANLEY

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April 5, 2012

Fellow shareholder:

I cordially invite you to attend Morgan Stanley’s 2012 annual meeting of shareholders that will be held on Tuesday, May 15, 2012 at our offices at 2000 Westchester Avenue, Purchase, New York. I hope that you will be able to attend.

At the annual meeting of shareholders, we will consider the items of business discussed in our proxy statement and review significant strategic and other developments in the last year. Your vote is very important. Whether or not you plan to attend the meeting, please vote promptly to ensure that your shares are represented.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman
Chairman and Chief Executive Officer

1585 Broadway

New York, NY 10036

Notice of 2012 Annual Meeting of Shareholders

We are mailing this proxy statement and the accompanying proxy card to shareholders on or about April 6, 2012 in connection with the solicitation of proxies by our Board of Directors for the 2012 annual meeting of shareholders.

In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.”

About Our Annual Meeting

Time and Date	9:00 a.m. (Eastern time) on May 15, 2012

Location	Morgan Stanley 2000 Westchester Avenue, Purchase, New York

Items of Business

•    Elect the Board of Directors

•    Ratify the appointment of Deloitte & Touche LLP as independent auditor

•    Approve the amendment of the 2007 Equity Incentive Compensation Plan

•    Approve the amendment of the Directors’ Equity Capital Accumulation Plan

•    Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)

•   Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

Record Date	March 19, 2012

Admission	Only record or beneficial owners of Morgan Stanley’s common stock or their proxies may attend the annual meeting in person. All shareholders must present photo identification, such as a driver’s license, and beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Webcast	If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/about/ir/index.html. Please go to our website prior to the annual meeting for details.

Voting	It is important that you vote all of your shares. You may vote over the Internet or by telephone. You may also submit a proxy card or voting instruction form if you receive one in the mail.

Notice	We are mailing certain shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 5, 2012. The Notice informs those shareholders how to access this proxy statement and our Annual Report for the year ended December 31, 2011 through the Internet and how to vote online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2012: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 are available free of charge on our website at www.morganstanley.com/2012ams.

By Order of the Board of Directors,

Martin M. Cohen
Corporate Secretary
April 5, 2012

Morgan Stanley

1585 Broadway

New York, New York 10036

April 5, 2012

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for the 2012 annual meeting of shareholders. We are mailing this proxy statement and the accompanying form of proxy to shareholders on or about April 6, 2012. In this proxy statement, we refer to Morgan Stanley as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to 2009, 2010, or 2011, we mean the twelve-month period ending December 31 of the stated year.

Item 1—Election of Directors

Director Selection and Nomination Process

Our Board currently has 13 directors. The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Corporate Governance Policies, which provide that the Board values members who:

•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management; and
•	Represent the interests of shareholders.

While the Board has not adopted a policy regarding diversity, the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies) provide that the Board will take into account diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

The Nominating and Governance Committee may consider, and the Board has adopted a policy regarding, director candidates proposed by shareholders (see “Corporate Governance Policies”). The Nominating and Governance Committee may also retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or in gathering information regarding a director candidate’s background and experience. Members of the Nominating and Governance Committee, the Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

Pursuant to the terms of the Investor Agreement between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (MUFG) dated October 13, 2008, as amended and restated as of June 30, 2011 (Investor Agreement), Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board. In March 2011, MUFG designated Mr. Masaaki Tanaka as a representative director under the Investor Agreement, and Mr. Tanaka was elected by shareholders at the 2011 annual meeting of shareholders. MUFG designated Mr. Ryosuke Tamakoshi as its second representative director under the Investor Agreement, and Mr. Tamakoshi was elected by the Board on July 20, 2011.

Director Experience, Qualifications, Attributes and Skills

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the Board as a whole to assist the Board in discharging its duties. As part of the ongoing process to evaluate these attributes, the Board performs an annual self-evaluation and has adopted a Corporate Governance Policy that provides that the Board expects a director whose principal occupation or employer changes, or who experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company, to advise and to offer to tender his or her resignation for consideration by the Board.

The Company believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills. The Nominating and Governance Committee and Board consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and academia and possess substantive knowledge and skills applicable to our business, including experience in the following areas:

Regulatory Public Accounting and Financial Reporting Finance Risk Management Business Development	Operations Strategic Planning Management Development and Succession Compensation Corporate Governance	Public Policy International Matters Banking Financial Services

The Nominating and Governance Committee regularly reviews the composition of the Board in light of the Company’s evolving business requirements and its assessment of the Board’s performance to ensure that the Board has the appropriate mix of skills needed for the broad set of challenges that it confronts.

Director Nominees

The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

The Board has nominated the 13 director nominees below for election at the 2012 annual meeting of shareholders in accordance with the Corporate Governance Policies. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. On March 30, 2012, James H. Hance, Jr. notified the Company that he will not stand for re-election at the annual meeting of shareholders.

The Nominating and Governance Committee’s third-party search firm and members of the Board recommended Mr. Klaus Kleinfeld as a potential director candidate to the Nominating and Governance Committee. The Board unanimously nominated Mr. Kleinfeld for election at the annual meeting of shareholders.

Roy J. Bostock (71) Director Since 2005

Professional Experience:

• Mr. Bostock has served as non-executive Vice Chairman of the Board of Delta Air Lines, Inc. since 2009 and Chairman of the Board of Yahoo! Inc. since 2008.

• He has served as a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002.

• Mr. Bostock is Chairman Emeritus, and served as Chairman from 2002 to 2010, of the Partnership for a Drug-Free America and served as Chairman of the Committee for Economic Development from 2002 to 2005.

• He worked in the advertising agency business for 38 years beginning in 1964.

• Mr. Bostock was Chairman of B|Com3 Group, Inc., now part of the Publicis Groupe S.A., from 2000 to 2001.

• He also served as Chairman and Chief Executive Officer of D’Arcy, Masius Benton & Bowles and its successor firm, The MacManus Group, Inc., from 1990 to 2000, when The MacManus Group, Inc. merged with the Leo Burnett Company to form B|Com3 Group, Inc., and was President from 1986 to 1990 of D’Arcy, Masius Benton & Bowles.

Other Current Directorships:    Delta Air Lines, Inc. (Non-Executive Vice Chairman) and Yahoo! Inc. (Non-Executive Chairman; announced that he is not standing for re-election)

Other Directorships in the Past Five Years:    Northwest Airlines Corporation (prior to its merger with Delta Air Lines, Inc.)

Qualifications, Attributes and Skills:    Mr. Bostock’s varied leadership positions, including as chief executive officer of advertising and marketing services firms and in connection with non-profit organizations and public company boards, brings to the Board the perspective of an experienced leader with strategic planning, operations and business development skills.

Erskine B. Bowles (66) Director Since 2005

Professional Experience:

• Mr. Bowles has been President Emeritus of the University of North Carolina since 2011 and served as President from 2006 through 2010.

• He served as Co-Chair of the National Commission on Fiscal Responsibility and Reform through 2010.

• Mr. Bowles has been a senior advisor at BDT Capital Partners LLC, a private investment firm, since 2012. He has been a senior advisor since 2001 and was Managing Director from 1999 to 2001 of Carousel Capital LLC, a private investment firm. He was also a partner at the private investment firm of Forstmann Little & Co. from 1999 to 2001 and was a founder of Kitty Hawk Capital, a venture capital firm.

• He began his career in corporate finance at Morgan Stanley in 1969 and subsequently helped found and served as Chairman and Chief Executive Officer of Bowles Hollowell Connor & Co., an investment banking firm.

• Mr. Bowles served as White House Chief of Staff from 1996 to 1998 and Deputy White House Chief of Staff from 1994 to 1995. He was head of the Small Business Administration from 1993 to 1994 and served as United Nations Under Secretary General, Deputy Special Envoy for Tsunami Recovery in 2005.

Other Current Directorships:    Belk Inc., Cousins Properties Incorporated, Facebook, Inc. and Norfolk Southern Corporation

Other Directorships in the Past Five Years:    General Motors Corporation

Qualifications, Attributes and Skills:    Mr. Bowles brings to the Board his extensive experience in the financial services industry and academia as well as distinguished public service.

Howard J. Davies (61) Director Since 2004

Professional Experience:

• Mr. Davies has served as a professor at SciencesPo, the Paris School of International Affairs since 2011.

• He is an external advisor to the Government Investment Corporation of Singapore and a member of the International Advisory Board of the China Securities Regulatory Commission.

• Mr. Davies served as Director of the London School of Economics and Political Science from 2003 to 2011. He was Chairman of the U.K. Financial Services Authority, the U.K.’s financial regulator, from 1997 to 2003.

• Mr. Davies previously served as Deputy Governor of the Bank of England from 1995 to 1997. He was Director General of the Confederation of British Industry from 1992 to 1995 and Controller of the Audit Commission in the U.K. from 1987 to 1992.

• He worked at McKinsey & Co. from 1982 to 1987 and was seconded to the Treasurer as Special Advisor to the Chancellor of the Exchequer. Mr. Davies also previously worked at the U.K. Treasury and the Foreign and Commonwealth Office, including two years as Private Secretary to the British Ambassador in Paris.

Other Current Directorships:    Prudential plc

Qualifications, Attributes and Skills:    Mr. Davies brings an international perspective to the Board as well as extensive financial regulatory, accounting and risk management experience from his years of accomplished public service.

James P. Gorman (53) Director Since 2010

Professional Experience:

• Mr. Gorman has served as Chairman of the Board since 2012, President and Chief Executive Officer of Morgan Stanley since 2010, and Chairman of Morgan Stanley Smith Barney Holdings LLC since 2009.

• He was Co-President of Morgan Stanley from 2007 to 2009, Co-Head of Strategic Planning from 2007 to 2009 and President and Chief Operating Officer of the Global Wealth Management Group from 2006 to 2008.

• Mr. Gorman joined Merrill Lynch & Co., Inc. in 1999 and served in various positions including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

• Prior to joining Merrill Lynch, he was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, Mr. Gorman was an attorney in Australia.

Other Directorships in the Past Five Years:    MSCI Inc.

Qualifications, Attributes and Skills:    As Chief Executive Officer of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

C. Robert Kidder (67) Director Since 1993

Professional Experience:

• Mr. Kidder served as Chairman and Chief Executive Officer of 3Stone Advisors LLC, a private investment firm, from 2006 to 2011, and as non-executive Chairman of the Board of Chrysler Group LLC from 2009 to 2011.

• He was Principal at Stonehenge Partners, Inc., a private investment firm, from 2004 to 2006. Mr. Kidder served as President of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies, from 2001 to 2003.

• He was Chairman of the Board from 1995 to 2004 and Chief Executive Officer from 1995 to 2002 of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company.

• Mr. Kidder was Chairman and Chief Executive Officer from 1991 to 1994 and President and Chief Executive Officer from 1988 to 1991 of Duracell International Inc. Prior to joining Duracell International Inc. in 1980, Mr. Kidder worked in planning and development at Dart Industries. He also previously worked at McKinsey & Co. as a general management consultant.

Other Current Directorships:    Merck & Co. Inc.

Other Directorships in the Past Five Years:    Chrysler Group LLC and Schering-Plough Corporation (prior to its merger with Merck & Co. Inc.)

Qualifications, Attributes and Skills:    Mr. Kidder brings to the Board extensive financial and senior executive experience, including in business development, operations and strategic planning, as well as a deep understanding of our Company, particularly in his capacity as Lead Director appointed by our independent directors.

Klaus Kleinfeld (54) Director Nominee

Professional Experience:

• Mr. Kleinfeld has served as Chairman and CEO of Alcoa Inc., a producer and manager of primary aluminum, fabricated aluminum and alumina, since 2010.

• He served as President and CEO from 2008 to 2010 and President and Chief Operating Officer from 2007 through 2008 of Alcoa.

• Mr. Kleinfeld served for 20 years at Siemens AG from 1987 to 2007, including as CEO and President from 2005 to 2007, a member of the Managing Board from 2004 to 2007, and as President and Chief Executive Officer from 2002 to 2004 and Executive Vice President and Chief Operating Officer in 2001 of Siemens AG’s principal U.S. subsidiary, Siemens Corporation.

• He serves on the Brookings Institution Board of Trustees and is Chairman of the U.S.-Russia Business Council.

Other Current Directorships:    Alcoa, Inc. and Bayer AG (Supervisory Board)

Other Directorships in the Past Five Years:    Siemens AG (Managing Board) and Citigroup Inc.

Qualifications, Attributes and Skills:    Mr. Kleinfeld brings to the Board extensive international and senior executive experience, including in business development, operations and strategic planning at multinational organizations.

Donald T. Nicolaisen (67) Director Since 2006

Professional Experience:

• Mr. Nicolaisen was Chief Accountant for the U.S. Securities and Exchange Commission (SEC) from 2003 to 2005, where he served as the principal advisor to the SEC on accounting and auditing matters and was responsible for formulating and administering the accounting program and policies of the SEC.

• He was a partner of PricewaterhouseCoopers, an accounting firm, from 1978 to 2003 and first joined Price Waterhouse in 1967.

• Mr. Nicolaisen led Price Waterhouse’s national office for accounting and SEC services and its financial services practice and was responsible for auditing and providing risk management advice to large, complex multi-national corporations.

Other Current Directorships:    MGIC Investment Corporation, Verizon Communications Inc. and Zurich Financial Services

Qualifications, Attributes and Skills:    Mr. Nicolaisen brings to the Board over 40 years of regulatory, public accounting and financial reporting, risk management and financial experience and the varied perspectives he has gained in the private sector as well as through distinguished service at the SEC.

Hutham S. Olayan (58) Director Since 2006

Professional Experience:

• Ms. Olayan has been a principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

• Ms. Olayan has been President and Chief Executive Officer of The Olayan Group’s U.S. operations for more than 20 years, overseeing all investment activity in the Americas.

• Ms. Olayan is a member of the International Advisory Board of The Blackstone Group and a former director of Equity International and Thermo Electron Corporation.

Qualifications, Attributes and Skills:    Ms. Olayan’s extensive financial experience in the U.S. and internationally, including the Middle East, strengthens the Board’s global perspective.

James W. Owens (66) Director Since 2011

Professional Experience:

• Mr. Owens served as Chairman and Chief Executive Officer of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, from 2004 to 2010.

• He served as Vice Chairman of Caterpillar Inc. from 2003 to 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions.

• Mr. Owens served at Caterpillar Inc. as Vice President and Chief Financial Officer from 1993 to 1995, Corporate Vice President and President of Solar Turbines Incorporated from 1990 to 1993, and managing director of P.T. Natra Raya, Caterpillar Inc.’s Indonesian joint venture, from 1987 to 1990.

• He held various managerial positions in the Accounting and Product Source Planning Departments from 1980 to 1987 and was chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland from 1975 to 1980. Mr. Owens joined Caterpillar Inc. in 1972 as a corporate economist.

• He served on the President’s Economic Recovery Advisory Board from 2009 to 2011. Mr. Owens serves on the boards of the Peter G. Peterson Institute for International Economics and the Council on Foreign Relations and is a senior advisor at Kohlberg Kravis Roberts & Co.

Other Current Directorships:    Alcoa Inc. and International Business Machines Corporation

Other Directorships in the Past Five Years:    Caterpillar Inc.

Qualifications, Attributes and Skills:    Mr. Owens’ various leadership positions, including as Chief Executive Officer of a major global corporation, bring to the Board extensive management experience and economics expertise and strengthens the Board’s global perspective.

O. Griffith Sexton (68) Director Since 2005

Professional Experience:

• Mr. Sexton has served as an adjunct professor at Columbia Business School since 1995 and visiting lecturer at Princeton University since 2000, teaching courses in corporate finance.

• He was an Advisory Director of Morgan Stanley from 1995 to 2008.

• Mr. Sexton joined Morgan Stanley in 1973 and was a Managing Director from 1985 to 1995, ultimately serving as Director of the Corporate Restructuring Group within the Advisory Services Department.

Other Current Directorships:    Investor AB

Qualifications, Attributes and Skills:    Mr. Sexton brings to the Board extensive financial services, accounting and risk experience as well as substantive knowledge of Morgan Stanley’s businesses from his nearly 40 years of prior service at the Company.

Ryosuke Tamakoshi (64) Director Since 2011

Professional Experience:

•   Mr. Tamakoshi has served as a Senior Advisor of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) since 2010.

•   Mr. Tamakoshi served as Chairman of MUFG from 2005 to 2010 and as Deputy Chairman of The Bank of Tokyo-Mitsubishi UFJ, Ltd. from 2006 to 2008. Before the merger between Mitsubishi Tokyo Financial Group and UFJ Holdings, Mr. Tamakoshi was President and Chief Executive Officer of UFJ Holdings, Inc. and also Chairman of UFJ Bank, Ltd.

•   Mr. Tamakoshi began his professional career at The Sanwa Bank, one of the legacy banks of BTMU, in 1970.

Other Directorships in the Past Five Years:    Mitsubishi UFJ Financial Group, Inc.

Qualifications, Attributes and Skills:    As a senior officer advisor to BTMU and as former Chairman of Mitsubishi UFJ Financial Group, Inc., Mr. Tamakoshi brings to the Board over 40 years of banking experience and international, risk management and strategic expertise.

Masaaki Tanaka (59) Director Since 2011

Professional Experience:

•   Mr. Tanaka has served as Resident Managing Officer for the United States for MUFG since June 2011 and has served as the Senior Managing Executive Officer and Chief Executive Officer for the Americas of BTMU since 2011.

•   He served as Managing Executive Officer and Chief Executive Officer for the Americas of BTMU from 2010 to 2011. In 2007, he was named a Managing Executive Officer of BTMU.

•   From 2007 to 2010, Mr. Tanaka was President and Chief Executive Officer of UnionBanCal Corporation and its primary subsidiary, Union Bank, N.A., where he continues to serve as a director.

•   Following the merger of The Bank of Tokyo-Mitsubishi, Ltd. (BTM) and UFJ Bank, Ltd., which created BTMU, Mr. Tanaka served as Executive Officer and General Manager of the Corporate Planning Division for the newly combined bank from 2006 to 2007.

•   From 1996 to 2005, Mr. Tanaka served in various capacities in the Corporate Planning Division of BTM and was Executive Officer and General Manager of the Corporate Banking Division with responsibility for relationships with leading corporations. He was also General Manager of the Corporate Business Development Division where he directed strategic planning and coordination of the company’s corporate banking business.

•   Mr. Tanaka began his professional career at the Mitsubishi Bank, a predecessor to BTMU, in 1977.

Other Current Directorships:    UnionBanCal Corporation

Qualifications, Attributes and Skills:    As a senior officer of BTMU and its associated companies, Mr. Tanaka brings to the Board over 35 years of banking experience and international, risk management and strategic expertise.

Laura D. Tyson (64) Director Since 1997

Professional Experience:

•   Dr. Tyson has served as the S. K. and Angela Chan Professor of Global Management since 2008 and served as Professor of Business Administration and Economics from 2007 to 2008 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She was Dean of the London Business School from 2002 to 2006.

•   Dr. Tyson was Dean from 1998 to 2001 and Class of 1939 Professor in Economics and Business Administration from 1997 to 1998 at the Walter A. Haas School of Business, University of California, Berkeley.

•   She served as National Economic Advisor to the President and Chair of the President’s National Economic Council from 1995 to 1996 and as Chair of the White House Council of Economic Advisors from 1993 to 1995.

•   Dr. Tyson served on the President’s Economic Recovery Advisory Board from 2009 to 2011 and was appointed in 2011 to the President’s Council on Jobs and Competitiveness.

•   She also serves on the Peter G. Peterson Institute of International Economics.

Other Current Directorships:    AT&T Inc., CBRE Group, Inc. and Silver Spring Networks, Inc.

Other Directorships in the Past Five Years:    Eastman Kodak Company

Qualifications, Attributes and Skills:    Dr. Tyson brings to the Board economics and public policy expertise and leadership skills from her positions in academia and through her distinguished public service.

Our Board unanimously recommends a vote “FOR” the election of all director nominees.

Corporate Governance

Morgan Stanley is committed to maintaining best-in-class governance practices and has implemented the following:

•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders;
•	No supermajority vote requirements in our charter or bylaws;
•	All directors are elected annually by majority vote standard;
•	Our Board has a majority of independent directors;
•	Our Board has financial services experience and a diverse international background;
•	Lead independent director is appointed, and reviewed annually, by the other independent directors; and
•	Board policy favors committee chair and lead director rotation.

Corporate Governance Policies

Morgan Stanley has a corporate governance webpage at morganstanley.com/about/company/governance that includes the following:

•	Corporate Governance Policies (including our Director Independence Standards)

•	Code of Ethics and Business Conduct

•	Board Committee Charters

•	Policy Regarding Communication by Shareholders and Other Interested Parties with the Board of Directors

Shareholders and other interested parties may contact any of our Company’s directors (including the Lead Director or non-management directors) by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

•	Policy Regarding Director Candidates Recommended by Shareholders

Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth in the policy to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, in order for director candidate recommendations to be considered for the 2013 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 7, 2012.

•	Policy Regarding Corporate Political Contributions

•	Policy Regarding Shareholder Rights Plan

•	Information Regarding the Integrity Hotline and the Equity Ownership Commitment

Hard copies of these materials are available to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

Director Independence

The Board has determined that Messrs. Bostock, Bowles, Davies, Kidder, Kleinfeld and Nicolaisen, Ms. Olayan, Messrs. Owens and Sexton, and Ms. Tyson, and Mr. Hance, who is not standing for re-election, are independent in accordance with the Director Independence Standards established under our Corporate Governance Policies.

To assist the Board with its determination, the standards follow New York Stock Exchange (NYSE) rules and establish guidelines as to employment and commercial relationships that affect independence and categories of relationships that are not deemed material for purposes of director independence. Ten of 13 of our current directors are independent. Upon the election of the current slate of director nominees, 10 of our 13 directors will be independent.

In making its determination as to the independent directors, the Board reviewed relationships between Morgan Stanley and the directors, including:

Relationship	Director(s)

Commercial relationships in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers, that did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years

Bostock, Davies, Kleinfeld, Olayan and Tyson

Ordinary course relationships arising from transactions on terms and conditions substantially similar to those with unaffiliated third parties between Morgan Stanley and entities where the directors or their immediate family members own equity of 5% or more of that entity

Bostock

Morgan Stanley’s contributions to charitable organizations where the directors or their immediate family members serve as officers, directors or trustees that did not exceed the greater of $100,000 or 1% of the organization’s consolidated gross revenues in the preceding year

Bostock, Bowles, Davies, Hance, Kidder, Kleinfeld, Olayan and Owens
Directors’ utilization of Morgan Stanley products and services in the ordinary course of business on terms and conditions substantially similar to those provided to unaffiliated third parties	Bostock, Hance, Kidder, Owens, Sexton and Tyson

In determining Mr. Bostock’s independence, the Board also considered the restructuring in January 2012 of the Company’s relationship with FrontPoint Partners LLC (FrontPoint), a former subsidiary within the Company’s Asset Management segment, of which Mr. Bostock’s son-in-law is Co-Chief Executive Officer and a significant equity owner. The Board considered that Mr. Bostock was not involved in any discussions or decisions regarding the restructuring; that the Company has ceased to have an equity interest in FrontPoint; Mr. Bostock’s son-in-law is no longer an employee of the Company as of March 1, 2011; and any future commercial activities with FrontPoint will be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services for unaffiliated third parties. The Board (other than Mr. Bostock) determined consistent with NYSE rules and based upon the facts and circumstances, that the relationship is immaterial to Mr. Bostock’s independence (see also “Certain Transactions” herein).

In determining Mr. Sexton’s independence, the Board (other than Mr. Sexton) considered that the Company provides Mr. Sexton with access to medical insurance, for which Mr. Sexton pays the full cost, and determined, consistent with NYSE rules and based upon the facts and circumstances, that the relationship is immaterial to Mr. Sexton’s independence.

Director Attendance at Annual Meeting

The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All of the current directors who were on the Board at the time attended the 2011 annual meeting of shareholders. One of the 13 directors on the Board of Directors at the time of the 2011 annual meeting of shareholders was not standing for re-election and did not attend the meeting.

Board Meetings and Committees

Our Board met 15 times during 2011. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held during 2011 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, informal group communications and discussions with the Lead Director, Chairman of the Board and Chief Executive Officer, members of senior management and others as appropriate regarding matters of interest.

The Company’s Corporate Governance Policies provide that non-management directors meet in executive sessions and that the Lead Director will preside over these executive sessions. The independent directors also meet in executive session at least once annually and the Lead Director presides over these executive sessions.

The Board’s standing committees, their membership and the number of meetings in 2011 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage.

All members of the Audit Committee, the Compensation, Management Development and Succession Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees. All members of the Risk Committee and Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE. In addition, the Board has determined that all members of the Audit Committee are “audit committee financial experts” within the meaning of current SEC rules.

Committee	Current Members		Primary Responsibilities	Meetings Held in 2011
Audit	Donald T. Nicolaisen (Chair) Howard J. Davies James H. Hance, Jr. O. Griffith Sexton	•	Oversees the integrity of the Company’s consolidated financial statements, compliance with legal and regulatory requirements and system of internal controls.	10
		•	Oversees risk management and risk assessment guidelines in coordination with the Board, Risk Committee and Operations and Technology Committee and reviews the major franchise, reputational, legal and compliance risk exposures of the Company.
		•	Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and pre-approves audit and permitted non-audit services.
		•	Oversees the qualifications and independence of the independent auditor and performance of the Company’s internal auditor and independent auditor.
		•	After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.
Compensation, Management Development and Succession (CMDS)	Erskine B. Bowles (Chair) C. Robert Kidder Donald T. Nicolaisen Hutham S. Olayan	•	Annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his performance in light of these goals and objectives.	14
		•	Determines the compensation of executive officers and other officers and employees as appropriate.
		•	Administers the Company’s equity-based compensation plans.
		•	Oversees plans for management development and succession.
		•	Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.
		•	Reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.
		•	See “Compensation Governance” and “Consideration of Risk Matters in Determining Compensation” herein.
Nominating and Governance	Laura D. Tyson (Chair) Roy J. Bostock C. Robert Kidder James W. Owens	•	Identifies and recommends candidates for election to the Board.	5
		•	Recommends committee structure and membership.
		•	Reviews annually the Company’s corporate governance policies.
		•	Oversees the annual evaluation of the Lead Director, Board and its committees.
		•	Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.
Operations and Technology*	Donald T. Nicolaisen (Chair) Howard J. Davies James H. Hance, Jr. Ryosuke Tamokoshi (effective July 20, 2011)	•	Oversees the Company’s operations and technology strategy and significant investments in support of such strategy.	2
		•	Oversees risk management and risk assessment guidelines and policies regarding operational risk.
Risk	Howard J. Davies (Chair) Roy J. Bostock James H. Hance, Jr. Maasaki Tanaka (effective May 18, 2011)	•	Oversees the Company’s risk governance structure.	8
		•	Oversees risk management and risk assessment guidelines and policies regarding market, credit, liquidity and funding risk.
		•	Oversees risk tolerance, including risk tolerance levels and capital targets and limits.
		•	Oversees the Company’s capital, liquidity and funding.
		•	Oversees the performance of the Chief Risk Officer.

* The Operations and Technology Committee was established in 2011 and held its inaugural meeting in July 2011.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.    The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

•	The composition of the Board;

•	The role of the Company’s independent Lead Director;

•	The Company’s strong corporate governance practices;

•	The Chief Executive Officer’s (CEO) working relationship with the Board; and

•	The challenges specific to the Company.

After a two-year transition period, Mr. Gorman assumed the additional role of Chairman of the Board, effective January 1, 2012, replacing John J. Mack as Chairman upon his retirement from the Board. The Board has determined that the appointment of a strong independent Lead Director (as described below), together with a combined CEO and Chairman, serves the best interests of the Company and its shareholders. By serving in both positions, the CEO and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of CEO and Chairman ensures that the Company presents its message and strategy to shareholders, employees and customers with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Lead Director.    The Corporate Governance Policies provide for an independent and active Lead Director that is appointed, and reviewed annually, by the independent directors with clearly defined leadership authority and responsibilities. Our Lead Director, C. Robert Kidder, was appointed by our other independent directors and has responsibilities including:

•	Presiding at all meetings of the Board at which the Chairman is not present;

•	Having the authority to call, and lead, sessions composed only of non-management directors or independent directors;

•	Serving as liaison between the Chairman and the independent directors;

•	Advising the Chairman of the Board’s informational needs;

•	Approving the types and forms of information sent to the Board;

•	Approving Board meeting agendas and the schedule of Board meetings and requesting, if necessary, the inclusion of additional agenda items; and

•	Making himself available, if requested by major shareholders, for consultation and direct communication.

Independent Oversight of Management.    The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-management directors. Ten out of the 13 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Corporate Governance Policies and 12 out of the 13 director nominees are non-management directors. All of the Company’s directors are elected annually.

•

The Board’s key standing committees are composed solely of non-management directors. The Audit Committee, the Compensation, Management Development and Succession Committee, and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and Risk Committee consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

•

The Board’s non-management directors meet regularly in executive session. The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, at least annually, the independent directors meet in executive session. These sessions are chaired by the Lead Director.

Board Role in Risk Oversight.    The Board has oversight for the Company’s enterprise risk management framework and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The committees discussed below assist the Board in its risk oversight. The Board established the Risk Committee, which is comprised solely of non-management directors, to assist the Board in the oversight of:

•	The Company’s risk governance structure;

•	The Company’s risk management and risk assessment guidelines and policies regarding market, credit and liquidity and funding risk;

•	The Company’s risk tolerance, including risk tolerance levels and capital targets and limits;

•	The Company’s capital, liquidity and funding; and

•	The performance of the Chief Risk Officer.

The Audit Committee retains responsibility for oversight of certain aspects of risk management, including review of the major franchise, reputational, legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposure, as well as, in coordination with the Risk Committee and the Operations and Technology Committee, guidelines and policies that govern the process for risk assessment and risk management. The Operations and Technology Committee has responsibility for oversight of operational risk. The Audit Committee, Operations and Technology Committee, Risk Committee and Chief Risk Officer report to the entire Board on a regular basis.

As discussed under “Executive Compensation – Consideration of Risk Matters in Determining Compensation,” the Compensation, Management Development and Succession Committee works with the Chief Risk Officer and its independent compensation consultant to evaluate whether the Company’s compensation arrangements are consistent with the safety and soundness of the Company or encourage unnecessary or excessive risk-taking and whether any risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the Chief Risk Officer, Chief Legal Officer and Chief Financial Officer, to oversee the Company’s global risk management structure. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, liquidity and funding, legal, compliance, operational, franchise and regulatory risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (2011 Form 10-K).

Assessment of Leadership Structure and Risk Oversight.    The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses, and his professional experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Lead Director, Mr. Kidder, has proven effective at enhancing the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Lead Director and the Chairmen of the Audit, CMDS, Risk and Operations and Technology committees provide the appropriate leadership to help ensure effective risk oversight by the Board.

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2011 with respect to his or her Board service.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Roy J. Bostock	95,000	250,000	—	—	—	345,000
Erskine B. Bowles	95,000	250,000	—	—	—	345,000
Howard J. Davies	112,917	250,000	—	—	—	362,917
James H. Hance, Jr.	102,917	250,000	—	—	—	352,917
C. Robert Kidder	125,000	250,000	—	—	—	375,000
Donald T. Nicolaisen	117,917	250,000	—	—	—	367,917
Hutham S. Olayan	85,000	250,000	—	—	—	335,000
James W. Owens	77,917	333,333	—	—	—	411,250
O. Griffith Sexton(5)	87,083	250,000	—	—	—	337,083
Laura D. Tyson	95,000	250,000	—	—	—	345,000

(1) Messrs. Tamakoshi and Tanaka and employee directors received no compensation during 2011 for Board service. No compensation information is included in the table for Mr. Mack, the Company’s 2011 Chairman of the Board, pursuant to SEC rules, because in 2011 he was an executive officer of the Company, other than a named executive officer, who did not receive any additional compensation for his services as a director.

(2) Represents the portion of the annual Board and Board committee retainers that was earned or deferred at the director’s election during 2011. Mr. Owens joined the Board of Directors on January 1, 2011 and, accordingly, his Board and committee retainers were prorated for service as described below. Cash retainers for service on the Board and a Board committee are paid semi-annually in arrears for the period beginning at the 2011 annual meeting of shareholders and concluding at the 2012 annual meeting of shareholders (the 2011 service period). Amounts in the table represent (i) cash retainers earned for a portion of the 2010 service period (January 1, 2011 to May 18, 2011, the date of the 2011 annual meeting of shareholders) paid or deferred on May 18, 2011, (ii) cash retainers earned for a portion of the 2011 service period (May 19, 2011 to November 18, 2011, the six-month anniversary of the 2011 annual meeting of shareholders) paid or deferred on November 18, 2011, and (iii) cash retainers earned for a portion of the 2011 service period (November 19, 2011 to December 31, 2011) payable on May 15, 2012, the date of the 2012 annual meeting of shareholders (or, if earlier, upon termination from the Board).

The annual Board retainer for the 2011 service period for each director is $75,000. In addition, the Lead Director, each of the Board committee chairs and each Board committee member receives additional annual retainers for the 2011 service period, as set forth in the following table. Retainers are prorated when a director joins the Board or a Board committee at any time other than at the annual meeting of shareholders (provided that no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting). Directors do not receive meeting fees.

Retainer
Lead Director (Mr. Kidder)	$30,000

Committee Chair
Audit Committee (Mr. Nicolaisen)*	$25,000
Compensation, Management Development and Succession Committee (Mr. Bowles)	$20,000
Nominating and Governance Committee (Dr. Tyson)	$20,000
Operations and Technology Committee (Mr. Nicolaisen)*	$10,000
Risk Committee (Mr. Davies)	$20,000

Committee Members
Audit Committee (Messrs. Davies, Hance and Sexton)*	$10,000
Compensation, Management Development and Succession Committee (Messrs. Kidder and Nicolaisen and Ms. Olayan)	$10,000
Nominating and Governance Committee (Messrs. Bostock, Kidder and Owens)	$10,000
Operations and Technology Committee (Messrs. Davies and Hance)*	$10,000
Risk Committee (Messrs. Bostock and Hance)	$10,000

*	Effective as of May 17, 2011, Chair and member fees for the Audit Committee were each reduced by $5,000 and Chair and member fees of $10,000 were instituted for the Operations and Technology Committee.

Directors can elect to receive all or a portion of their retainers for the 2011 service period on a current basis in cash or shares of common stock or on a deferred basis in stock units under the Directors’ Equity Capital Accumulation Plan (DECAP). Directors receive dividend equivalents on stock units that are paid in the form of additional stock units. Messrs. Bostock, Davies, Hance, Kidder, Nicolaisen, Owens and Dr. Tyson received their retainers for the 2011 service period in cash on a current basis. Messrs. Bowles and Sexton and Ms. Olayan deferred their retainers for the 2011 service period into stock units (Elective Units). Elective Units are not subject to vesting or cancellation.

On May 18, 2011, the date of the 2011 annual meeting of shareholders, each of Messrs. Bowles and Sexton and Ms. Olayan received a number of Elective Units in lieu of the remaining 50% of his or her cash retainers earned for the 2010 service period that began on May 18, 2010, the date of the 2010 annual meeting of shareholders, and payable on such date determined by dividing the dollar value of such cash retainers by $24.3936, the volume-weighted average price of the common stock on the grant date.

On November 18, 2011, the six-month anniversary of the date of the 2011 annual meeting of shareholders, each of Messrs. Bowles and Sexton and Ms. Olayan received a number of Elective Units in lieu of the first 50% of his or her cash retainers earned for the 2011 service period and payable on such date determined by dividing the dollar value of such cash retainers by $14.2034, the volume-weighted average price of the common stock on the grant date.

(3) Represents the aggregate grant date fair value of the annual stock unit award for the 2011 service period and, with respect to Mr. Owens, a prorated initial stock unit award, granted during 2011 determined in accordance with the applicable accounting guidance for equity-based awards. The aggregate grant date fair value of annual stock units granted on May 18, 2011 for the 2011 service period is based on $24.3936, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of the initial stock units granted to Mr. Owens on February 1, 2011 is based on $29.8294, the volume-weighted average price of the common stock on the grant date. For further information on the valuation of these stock units, see notes 2 and 20 to the consolidated financial statements included in the 2011 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the date of the annual meeting of shareholders. The dollar value of the initial equity award is $250,000, prorated for service until the annual meeting. The dollar value of the annual equity award is $250,000. Initial and annual equity awards are granted in the form of 50% stock units that do not become payable until the director retires from the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). Initial equity awards are fully vested upon grant. Annual equity awards are subject to monthly vesting until the one-year anniversary of the grant date. On May 18, 2011, the date of the 2011 annual meeting of shareholders, directors received their annual equity awards for the 2011 service period in the form of 10,248.59 stock units (determined by dividing $250,000 by $24.3936, and allocating 50% to Career Units and 50% to Current Units). With respect to Career Units, directors may elect to extend deferral beyond retirement from the Board, subject to specified limitations. With respect to Current Units, directors may choose to defer receipt of the shares underlying Current Units beyond the anniversary of grant and may choose the form of distribution (lump sum or installment payments).

(4) The following table sets forth the aggregate number of shares underlying DECAP stock units and stock options outstanding at December 31, 2011. The number of units set forth in the following table is rounded to the nearest whole number of units.

Name	Stock Units (#)	Stock Options (#)(a)
Roy J. Bostock	35,904	—
Erskine B. Bowles	67,657	—
Howard J. Davies	42,173	7,049
James H. Hance, Jr.	18,732	—
C. Robert Kidder	50,926	33,273
Donald T. Nicolaisen	45,774	—
Hutham S. Olayan	60,979	—
James W. Owens	13,126	—
O. Griffith Sexton	60,009	—
Laura D. Tyson	25,459	25,847

(a)

Directors were awarded stock options annually under DECAP until February 8, 2005, at which point stock option awards were discontinued. As of December 31, 2011, the outstanding stock options had no intrinsic value because the exercise price of each stock option was greater than $15.13, the closing price of the Company’s common stock on December 30, 2011.

(5) Mr. Sexton was an advisory director of the Company from May 1995 until September 2008 and was a full-time Company employee prior to becoming an advisory director. The Company provides Mr. Sexton with access to medical insurance, for which he pays the full cost.

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy (Policy) requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions), where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the Policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain Transactions are not subject to the Policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans, credit card transactions, revolving lines of credit and other extensions of credit by our subsidiaries. The extensions of credit are made on substantially the same terms and conditions, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Each of CIC, MUFG and State Street beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2011, we engaged in transactions in the ordinary course of business with each of CIC, MUFG and State Street and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

As part of the global strategic alliance between MUFG and the Company, on May 1, 2010, the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the “Joint Venture”). MSMS will continue its sales and trading and capital markets business conducted in Japan. Following the respective contributions to the Joint Venture and a cash payment of 23 billion yen ($247 million), from MUFG to the Company, the Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

On June 30, 2011, pursuant to the terms of a transaction agreement entered into on April 21, 2011 by the Company and MUFG, all the outstanding shares of Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (Series B Preferred Stock) held by MUFG were converted into 385,464,097 shares of the Company’s common stock, including approximately 75 million shares resulting from the adjustment to the conversion ratio pursuant to the transaction agreement.

In December 2006, a son-in-law of Mr. Bostock became an employee in the Company’s Asset Management business segment due to the Company’s acquisition of FrontPoint. On March 1, 2011, the Company restructured its relationship with FrontPoint. As a result of the transaction, the Company ceased to control FrontPoint and Mr. Bostock’s son-in-law ceased to be an employee of the Company. As part of the restructuring, the Company held common and preferred equity interests in FrontPoint (representing in total not more than a 24.9% equity interest). Subsequently, in January 2012 the Company further restructured its relationship with FrontPoint by exchanging all its equity interest in FrontPoint (which is now 100% owned by FrontPoint management, including Mr. Bostock’s son-in-law) for revenue shares in remaining funds and a share of any future FrontPoint asset sale proceeds. The Company continues not to control FrontPoint after the most recent restructuring.

Beneficial Ownership of Company Common Stock

Executive Equity Ownership Commitment

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment that requires them to retain at least 75% of common stock and equity awards (less allowances for the payment of any option exercise price and taxes) made to them while they are on the Operating Committee. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock price performance. None of our executive officers have prearranged trading plans under SEC Rule 10b5-1. Executive officers also are prohibited from engaging in hedging strategies or selling short or trading derivatives involving Morgan Stanley securities.

Director Career Stock Unit Holding Requirement

As indicated under “Director Compensation,” our independent directors receive an equity award upon initial election to Board and an annual equity award thereafter of $250,000 (prorated in the case of the initial award) as part of their director compensation. 50% of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election), which fosters a long-term ownership view.

Stock Ownership of Executive Officers and Directors

We encourage our directors, executive officers and employees to own our common stock; owning our common stock aligns their interests with those of shareholders.

The following table sets forth the beneficial ownership of common stock as of February 29, 2012 by our Chief Executive Officer and the other executive officers named in the “2011 Summary Compensation Table” (the named executive officers or NEOs), directors, and director nominees, and by all our directors and executive officers as of February 29, 2012, as a group. As of February 29, 2012, none of the common stock beneficially owned by our directors and NEOs was pledged.

	Common Stock Beneficially Owned as of February 29, 2012

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable within 60 days	Total(2)(3)
NAMED EXECUTIVE OFFICERS
James P. Gorman	310,713	867,921	553,333	1,731,967
Ruth Porat	474,683	355,366	115,857	945,906
Gregory J. Fleming	123,098	419,682	20,224	563,004
Colm Kelleher	53,486	440,062	268,202	761,750
Paul J. Taubman	550,706	732,206	299,147	1,582,059

DIRECTORS
Roy J. Bostock	43,572	35,998	—	79,570
Erskine B. Bowles	1,000	67,833	—	68,833
Howard J. Davies	9,260	42,283	7,049	58,592
James H. Hance, Jr.	28,325	18,781	—	47,106
C. Robert Kidder	70,452	51,059	33,273	154,784
Klaus Kleinfeld(4)	—	—	—	—
Donald T. Nicolaisen	4,704	41,176	—	45,880
Hutham S. Olayan	8,000	61,138	—	69,138
James W. Owens	5,000	13,160	—	18,160
O. Griffith Sexton	633,934	60,165	—	694,099
Ryosuke Tamakoshi(5)	—	—	—	—
Masaaki Tanaka(5)	—	—	—	—
Laura D. Tyson	32,154	25,525	25,847	83,526

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 29, 2012 AS A GROUP (20 PERSONS)	2,446,657	3,774,022	1,388,965	7,609,644

(1) Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except as follows: Mr. Gorman’s beneficial ownership includes 200,000 shares held in a grantor retained annuity trust for which he and his spouse are co-trustees, 600 shares held in a Uniform Gifts to Minors Act account for which Mr. Gorman is custodian and for which he disclaims beneficial ownership, and 500 shares held in a Uniform Transfer to Minors Act account for which Mr. Gorman’s spouse is custodian and for which he disclaims beneficial ownership; Mr. Taubman’s beneficial ownership includes 1,585 shares held by his spouse; Mr. Bostock’s beneficial ownership includes 1,775 shares held by his spouse; and Mr. Bowles’ beneficial ownership includes 1,000 shares held in a trust revocable by Mr. Bowles on 30 days’ notice.

(2) Shares of common stock held in a trust (Trust) corresponding to restricted stock units (RSUs). Directors and executive officers may direct the voting of the shares corresponding to their RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information About the Annual Meeting – How Do I Submit Voting Instructions for Shares Held in Employee Plans?” Excludes performance stock units (PSUs) because executive officers may not direct the voting of their PSUs.

(3) Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of February 29, 2012 beneficially owned less than 1% of the common stock outstanding.

(4) If elected to the Board at the 2012 annual meeting of shareholders, Mr. Kleinfeld, as a non-employee director, will receive an annual equity award under DECAP in the amount of $250,000. See “Director Compensation” for further details regarding our director compensation arrangements.

(5) Messrs. Tamakoshi and Tanaka were elected to the Board pursuant to the Investor Agreement. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
China Investment Corporation (CIC)(2) New Poly Plaza, No. 1 Chaoyangmen Beidajie Dongcheng District, Beijing 100010, People’s Republic of China	150,782,379	7.6%
Mitsubishi UFJ Financial Group, Inc.(3) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	435,452,411	22.0%
State Street Corporation (State Street)(4) 225 Franklin Street, Boston, MA 02110	165,720,173	8.4%

(1) Percentages based upon the number of shares of common stock outstanding as of the record date, March 19, 2012, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2-5 below.

(2) Based on the Schedule 13G filed on February 13, 2012 by CIC and Harvest Investment Corporation. The Schedule 13G discloses that CIC had shared dispositive and shared voting power with respect to all beneficially owned shares reported.

(3) Based on the amended Schedule 13D filed on July 1, 2011 by MUFG. The amended Schedule 13D discloses that MUFG had sole dispositive and sole voting power with respect to the beneficially owned shares reported, including 3,435,259 shares held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of May 31, 2011 for which MUFG disclaims beneficial ownership.

(4) Based on the Schedule 13G filed on February 13, 2012 by State Street and State Street Bank and Trust Company, each acting in various fiduciary and other capacities. The Schedule 13G discloses that State Street had shared dispositive power as to 165,720,173 shares and shared voting power as to 165,299,432 shares; that 134,818,439 shares beneficially owned by State Street Bank and Trust Company, a subsidiary of State Street, are held as trustee and investment manager on behalf of the Trust; and that State Street and State Street Bank and Trust Company disclaimed beneficial ownership of all shares reported in the Schedule 13G, except in their fiduciary capacity under the Employee Retirement Income Security Act of 1974. State Street Bank and Trust Company acts as a trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of the Company’s equity-based plans. See “Information About the Annual Meeting.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. The Company believes that, during 2011, our reporting persons complied with all Section 16(a) filing requirements, except that MUFG filed a late Form 4 to report the conversion to common stock of all of its shares of Series B Preferred Stock that had previously been reported by MUFG in a timely manner in an amendment to its Schedule 13D.

Executive Compensation

Compensation Governance

The CMDS Committee currently consists of four (4) directors, including our Lead Director, all of whom are independent members of the Board under the NYSE listing standards and the independence requirements of the Company. The CMDS Committee operates under a written charter adopted by the Board. The CMDS Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the NEOs. In addition, the CMDS Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the CMDS Committee’s processes, procedures and analysis of NEO compensation for 2011 is addressed in the “Compensation Discussion and Analysis” (CD&A).

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

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Retains its own independent compensation consultant to provide advice to the CMDS Committee on executive compensation matters. The independent compensation consultant generally attends all CMDS Committee meetings, reports directly to the CMDS Committee Chair and regularly meets with the CMDS Committee without management present. In addition, the Chair of the CMDS Committee regularly speaks with the CMDS Committee’s compensation consultant, without management, outside of the CMDS Committee meetings.

•	Regularly reviews the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives.

•	Regularly reviews the Company’s achievements with respect to predetermined performance priorities and strategic goals and evaluates executive performance in light of such achievements.

•	Regularly reviews legislative and regulatory developments affecting compensation in the U.S. and globally.

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Annually reviews the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

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Grants senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year both on a year-over-year basis and as compared to our key competitors.

•	Oversees plans for management development and succession.

•	Regularly meets throughout the year and regularly meets in executive session without the presence of management or its compensation consultant.

•	Receives materials for meetings in advance, and the Chair of the CMDS Committee participates in pre-meetings with management to review the agendas and materials.

•	Regularly reports on its meetings to the Board.

As mentioned above, to perform its duties, the CMDS Committee retains the services of a qualified and independent compensation consultant that possesses the necessary skill, experience and resources to meet the CMDS Committee’s needs and that has no relationship with the Company that would interfere with its ability to provide independent advice. The CMDS Committee has selected Hay Group as its compensation consultant. Hay Group has also been retained by the Nominating and Governance Committee to provide consulting services on Board compensation. Other than the consulting services that it provides to the CMDS and Nominating and Governance Committees, Hay Group currently provides no services to the Company or its executive officers. Hay Group assists the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and advises the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design.

The Company’s Human Resources department acts as a liaison between the CMDS Committee and Hay Group and also prepares materials for the CMDS Committee’s use in making compensation decisions. Separately, Human Resources may itself engage third-party compensation consultants to assist in the development of compensation data and analyze potential compensation structures to inform and facilitate the CMDS Committee’s deliberations.

The principal compensation plans and arrangements applicable to our NEOs are described in the CD&A and the tables in the “Executive Compensation” section. The CMDS Committee may delegate the administration of these plans as appropriate, including to executive officers of the Company and members of the Company’s Human Resources department. The CMDS Committee may also create subcommittees with authority to act on its behalf. Significant delegations made by the CMDS Committee include the following:

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The CMDS Committee has delegated to the Equity Awards Committee (which consists of the Chief Executive Officer) its authority to make special new hire and retention equity awards; however, this delegation of authority does not extend to awards to our executive officers and certain other senior executives of the Company. Awards granted by the Equity Awards Committee are subject to a share limit imposed by the CMDS Committee and individual awards are reported to the CMDS Committee on a regular basis.

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The CMDS Committee has delegated to the Chief Operating Officer its authority to administer the Company’s cash-based nonqualified deferred compensation plans, including the Morgan Stanley Compensation Incentive Plan (discussed in the CD&A); however, the CMDS Committee has sole authority relating to grants of cash-based nonqualified deferred compensation plan awards to, or amendments to such awards held by, executive officers and certain other senior executives, material amendments to any such plans or awards, and the decision to implement certain of these plans in the future.

Our executive officers do not engage directly with the CMDS Committee in setting the amount or form of executive officer compensation. However, as discussed in the CD&A, as part of the annual performance review for our executive officers other than the Chief Executive Officer, the CMDS Committee considers our Chief Executive Officer’s assessment of each executive officer’s individual performance, as well as the performance of the Company and our Chief Executive Officer’s compensation recommendations for each executive officer, other than himself.

Annual year-end equity and cash-based long-term incentive awards are typically granted by the CMDS Committee after the end of the year. This schedule coincides with the time when year-end financial results are available and the CMDS Committee can evaluate individual and Company performance as described in the CD&A. Special equity and cash-based long-term incentive awards are generally approved on a monthly basis; however, they may be granted at any time, as deemed necessary for new hires, promotions, recognition or retention purposes. We do not coordinate or time the release of material information around our grant dates in order to affect the value of compensation.

Consideration of Risk Matters in Determining Compensation

Beginning in 2009, the CMDS Committee has worked with the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to evaluate whether the Company’s compensation arrangements encourage unnecessary or excessive risk-taking and whether risks arising from the Company’s compensation arrangements are reasonably likely to have a material adverse effect on the Company. Morgan Stanley is a financial institution that engages in significant trading and capital market activities that are subject to market and other risks. The Company employs risk management practices, including trading limits, marking-to-market positions, stress testing and employment of models. The Company believes in pay-for-performance and as a result also evaluates its compensation programs to recognize these risks.

In 2011, the Chief Risk Officer had a series of interactive and detailed working sessions with representatives from the Company’s Human Resources, Financial Control Group and Legal departments to evaluate each compensation program across each of the Company’s major areas – Institutional Securities, Asset Management, Global Wealth Management and Company/Infrastructure. These working sessions were intended to identify whether there were any material risks to the Company arising from such compensation programs, including those programs in which our NEOs participate. The review covered numerous programs, including equity- and cash-based deferred compensation programs, discretionary bonus programs and performance-based formulaic bonus programs. The working group reviewed a number of factors, including the eligibility, form of payment, applicable performance measures, vesting, clawback, holdback and cancellation provisions and governance and oversight aspects of each program.

In 2011, the Chief Risk Officer concluded that Morgan Stanley’s current compensation programs do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The following are among the factors considered in making his determination:

•	Our balance of fixed compensation and discretionary compensation;

•	Our balance between short-term and long-term incentives;

•	Our mandatory deferrals into both equity-based and cash-based long-term incentive programs;

•	The governance procedures followed in making compensation decisions, including our rigorous up-front risk adjustment process for assessing performance based on financial, capital and risk metrics;

•	The risk-mitigating features of our awards, such as cancellation, holdback and clawback provisions; and

•	Our equity retention requirements.

The Chief Risk Officer and the Global Head of Human Resources then reviewed these arrangements, along with the analyses and findings of the Chief Risk Officer, with the CMDS Committee and its independent compensation consultant. Before compensation decisions for 2011 were approved, the Chief Risk Officer reviewed the final compensation programs pursuant to which 2011 compensation would be paid and confirmed his conclusions with the CMDS Committee. It is intended that the Chief Risk Officer will continue to evaluate any new incentive arrangements for the NEOs and material arrangements for other employees, report periodically to the CMDS Committee and be involved in the design and assessment of our incentive arrangements to the extent appropriate or required under applicable law.

In addition to the foregoing, the CMDS Committee regularly reviews with the Chief Executive Officer, Chief Risk Officer and senior management the Company’s controls regarding the year-end compensation process. These controls are structured to help eliminate incentives for excessive risk taking and have been designed to be consistent with the Federal Reserve Board’s principles for safety and soundness. For 2011, such controls included:

•	Redesigning the process for sizing the year-end incentive compensation pool to more fully consider risk-adjusted returns, compliance with risk limits and the market and competitive environment;

•	Implementing a new process to allocate the incentive compensation pool among business areas to take into account the businesses’ returns on certain financial, capital and risk metrics;

•	For more senior-level employees, generally increasing the level of year-end deferrals subject to multi-year clawback and cancellation provisions; and

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As described more fully in the CD&A, expanding clawback provisions to apply to both deferred equity and deferred cash awards; increasing the accountability of compensation managers for executing clawback and cancellation provisions, with a focus on employee risk-taking; and implementing a rigorous review process by the independent control functions of potential clawback and cancellation situations. Clawback provisions provide for the forfeiture of an award upon, among other things, the employee’s violation of the Company’s risk policies and standards.

Compensation Discussion and Analysis

This CD&A describes how the CMDS Committee considered the Company’s compensation objectives and approach; its business strategy and Company and individual performance against this strategy; and the other material factors that guide our executive compensation program, to arrive at 2011 compensation decisions for our NEOs: Mr. Gorman, our CEO, Ms. Porat, our Chief Financial Officer, Mr. Fleming, our President of Asset Management and Global Wealth Management, and Messrs. Kelleher and Taubman, our Co-Presidents of Institutional Securities. The CD&A is comprised of four sections:

I.	Executive Summary

In recent years, Morgan Stanley has made significant changes to our executive compensation program in response to the lasting impact of the global financial crisis on the industry. For 2011, Morgan Stanley has continued to refine the way we pay our executives, consistent with global regulatory principles, evolving best practices and the Company’s risk policies – and reflecting shareholder input, the Company’s performance and the broader economic environment – so that a significantly greater portion of total compensation is “at-risk,” subject to clawback and tied to long-term Company performance. We believe these changes advance our goals of delivering pay-for-performance, attracting and retaining top talent and encouraging responsible risk-taking in a way that is aligned with the long-term interests of the Company’s shareholders. Furthermore, our compensation decisions for 2011 demonstrate our focus on long-term profitability and our commitment to balancing adequate returns for shareholders with appropriate rewards to retain and motivate top talent throughout economic cycles.

In 2011, Morgan Stanley made significant progress by addressing a number of outstanding strategic and legacy issues – including the conversion of MUFG’s preferred investment into common stock and the comprehensive settlement with MBIA – and achieved market share gains across our institutional businesses, as well as significant net flows into our Global Wealth Management and Asset Management platforms. While the Company made progress toward many of our key performance priorities, the Company did not fully meet all of our priorities for the year – which is reflected in the 2011 compensation decisions.

Pay-for-performance continues to be the core of our compensation program: our executives are held accountable for the Company’s performance as their total compensation is directly impacted by this performance and a significant component of executive compensation is tied to specific performance metrics over a three-year performance period. Consistent with our pay-for-performance philosophy, the Company implemented the following changes to our 2011 compensation:

•	We reduced Mr. Gorman’s compensation for 2011 by 25% from 2010 to $10,500,000, reflecting the fact that the Company did not fully meet certain 2011 performance priorities.

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We paid no cash bonus to members of the Company’s Operating Committee (for 2011, our eight most senior executives, including the NEOs) and instead delivered 100% of year-end compensation in deferred long-term incentive awards subject to market and cancellation risk over a three-year period.

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We redesigned our “at-risk” performance stock unit program, which only delivers value if the Company meets specific performance targets after three years, to further moderate risk-taking incentives while continuing to incent performance.

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We expanded our “clawback” provisions to apply to all long-term incentive compensation and enhanced our processes for preventing, investigating and addressing circumstances (such as poor risk outcomes, significant losses and improper employee behavior) that could require clawback or cancellation of previously awarded compensation, as well as adjustments to current year compensation.

Furthermore, and consistent with our long-standing objective of aligning executive compensation with shareholder interests, for 2011 we continued to deliver a significant portion of the NEOs’ incentive compensation in equity awards. In addition, all NEOs must retain 75% of the after-tax shares they receive as compensation and are prohibited from hedging any shares of Company common stock. As a result, each of our NEOs is one of our long-term shareholders with the same interests as our other shareholders. The NEOs’ beneficial ownership of Company common stock as of February 29, 2012 is set forth in the table “Stock Ownership of Executive Officers and Directors.”

These measures build upon previous years’ efforts to refine our compensation program. For example, in 2010, we reduced Mr. Gorman’s compensation as CEO from 2009 levels when he served as Co-President and increased the portion of year-end compensation delivered in deferred long-term incentive awards instead of cash bonus. In 2009, we introduced a multi-year performance program and increased our focus on up-front risk adjustment of compensation. In 2008, Morgan Stanley was the first major U.S. bank to enact “clawback” provisions and we continue to enhance these provisions.

II.	Compensation Objectives and Strategy

Morgan Stanley’s executive compensation program is designed to achieve four key objectives:

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Deliver Pay-for-Performance.    The core of our executive compensation program emphasizes variable incentive compensation that is clearly linked to Company and individual performance. This approach encourages executives to balance increasing financial performance and shareholder value over the year with achievement of the Company’s long-term strategic priorities. It is also designed to reward superior individual performance and promote a shared long-term view among our executive team.

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Attract and Retain Top Talent.    The Company competes for talent globally with investment banks, commercial banks, brokerage firms, hedge funds and other companies offering financial services, and the Company’s ability to sustain or improve its position in this highly competitive environment depends substantially on its ability to continue to attract and retain the most highly qualified employees. To serve as one reference point in determining compensation, the CMDS Committee monitors competitive pay levels and structures within the industry. As part of the Company’s effort to be competitive in retaining top talent, our long-term incentive awards include payment, cancellation and clawback provisions to protect the Company’s interests and to encourage executives not to leave the Company for a competitor.

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Align Executive Compensation with Shareholders’ Interests.    The Company delivers a significant portion of long-term incentive compensation in equity awards to align employee interests with those of shareholders. The CMDS Committee believes that linking incentive compensation to Company results over the year and delivering it primarily as deferred long-term incentive awards that are subject to market and cancellation risk over the course of several years helps motivate executives to achieve financial and strategic goals. In addition, members of the Company’s Operating Committee (our most senior executives), including the NEOs, are required to retain at least 75% of the after-tax shares they receive as compensation. Executives are also prohibited from engaging in hedging strategies, selling short or trading derivatives with Company securities. These policies tie a significant portion of our executive officers’ compensation directly to the Company’s stock price.

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Mitigate Excessive Risk-taking.    The CMDS Committee is advised by the Company’s Chief Risk Officer and the CMDS Committee’s independent compensation consultant to help ensure that the structure and design of compensation arrangements do not encourage unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. The CMDS Committee, together with the Chief Risk Officer, evaluated Morgan Stanley’s current compensation programs and considered the Chief Risk Officer’s determination that such programs do not encourage such behavior, due in part to: (i) our balance of fixed compensation and discretionary compensation; (ii) our balance between short-term and long-term incentives; (iii) our mandatory deferrals into both equity-based and cash-based long-term incentive programs; (iv) the procedures followed in making incentive compensation decisions, including our rigorous up-front risk adjustment process for assessing performance, based on financial, capital and risk metrics; (v) the risk-mitigating features of our awards, such as cancellation, holdback and clawback provisions; and (vi) our equity retention requirements. The CMDS Committee, along with its consultant and the Chief Risk Officer, will continue to review the Company’s compensation programs to ensure they are consistent with evolving best practices, applicable legal and regulatory standards and the Company’s risk policies.

III.	Compensation Program for 2011

A.	Compensation Program Highlights.

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Mr. Gorman’s compensation for 2011 was down 25% from 2010.    Despite the progress the Company achieved in executing its strategy in 2011 under his leadership, Mr. Gorman’s compensation for 2011 was 25% below the level of the prior year, reflecting the fact that the Company did not fully meet certain financial priorities for the year. Compensation for the remaining members of the Operating Committee was also down significantly on average from 2010 levels.

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Members of the Company’s Operating Committee, including each NEO, received no cash bonus for 2011. Instead, 100% of year-end compensation was paid with deferred long-term incentive awards, which are subject to market and cancellation risk over a three-year period.    Members of the Operating Committee in 2011 received 100% of their year-end compensation in deferred long-term incentive awards. Deferred compensation for the NEOs was comprised of “at-risk” PSUs, RSUs and deferred cash-based awards under the Morgan Stanley Compensation Incentive Program (MSCIP). A meaningful portion of the 2011 year-end compensation for NEOs was paid in equity, further aligning a significant portion of their compensation with shareholders’ interests by tying it directly to the Company’s stock price. These long-term incentive awards continue to be subject to the Company’s cancellation and clawback provisions, as described below, over a three-year period.

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We redesigned our “at-risk” PSUs program to further moderate risk-taking incentives while continuing to incent performance.    For the third consecutive year, the Company granted 20% of each NEO’s 2011 year-end incentive compensation in “at-risk” PSUs that deliver value only if the Company, after the full three-year performance period, achieves objective performance goals with respect to return on average common shareholders’ equity (ROE) and relative total shareholder return (TSR). In order to better align the PSU program for 2011 with principles of balanced risk-taking, the maximum payout has been reduced from two times the target award to 1.5 times the target award to provide for a less leveraged payout range and the performance target for the average ROE portion of the award was reduced to better reflect the current operating environment. In addition, the TSR portion of the award was modified to provide for a comparison to an industry index rather than a small group of peer companies. By reducing the payout leverage, setting a challenging but achievable goal and removing the volatility of a small peer group, the program is more balanced and less likely to encourage executives to take excessive risk in order to achieve payouts.

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We expanded our “clawback” provisions to apply to all long-term incentive compensation.    In 2008, Morgan Stanley implemented a clawback for a substantial portion of year-end compensation. For 2011, the clawback was expanded to apply to each NEO’s RSUs, in addition to each NEO’s PSUs and deferred cash-based awards. The clawback can be triggered with respect to RSUs, PSUs and deferred cash-based awards if an individual’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results or constitutes a violation of the Company’s risk policies and standards, whether such action results in a favorable or unfavorable impact to the Company’s consolidated financial results. The PSUs are also subject to clawback following payment if the CMDS Committee determines that the payout was based on materially inaccurate financial statements or other performance metric criteria. The deferred cash-based awards are also subject to clawback if an individual’s act or omission causes, or is reasonably expected to cause, a substantial financial loss on a trading strategy, investment, commitment or other holding originating either in the current year or in any prior year and such trading strategy, investment, commitment or other holding was a factor in his or her award determination. In addition to these clawback provisions, our long-term incentive awards provide for cancellation if the employee engages in conduct that constitutes “cause” (defined as any act or omission that constitutes a breach of obligations to the Company, which includes, among other things, failure to comply with our compliance, ethics or risk management standards and failure or refusal to perform satisfactorily any duties reasonably required, including supervisory or management duties).

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We enhanced our processes for preventing, investigating and addressing circumstances such as poor risk outcomes, significant losses and improper employee behavior that could require clawback or cancellation of previously awarded compensation, as well as adjustments to current year compensation.    In 2011, the Company’s independent control functions implemented an enhanced, robust review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation, as well as adjustments to current year compensation. Clawbacks of previously awarded compensation are reviewed with a committee of senior management quarterly and reported to the CMDS Committee on a regular basis. In addition, the CMDS Committee adopted a global incentive compensation discretion policy that sets forth standards for exercise of managerial discretion in year-end incentive compensation decisions and specifically provides that all managers must consider whether an employee effectively managed and supervised the risk control practices of his or her employee reports during the performance year.

B.	“At-Risk” Performance-Based Compensation Program. In 2009, the CMDS Committee, in response to shareholder feedback, approved an “at-risk” PSU program under the Company’s 2007 Equity Incentive Compensation Plan. Like the PSU programs approved by the CMDS Committee for 2009 and 2010, the 2011 PSU program ties a meaningful portion of each NEO’s compensation to the Company’s long-term financial performance and reinforces the NEOs’ accountability for the Company’s future financial and strategic goals by linking the ultimate payout to two core financial metrics of the Company – return on average common shareholders’ equity and relative total shareholder return over a three-year performance period.

Under this program, PSUs granted in 2012 for 2011 performance will vest and convert to shares of Company common stock in 2015 only if the Company achieves predetermined performance goals over the three-year performance period. Participants will receive no portion of the award if the minimum performance goals are not met. The amounts granted to the NEOs – which constituted 20% of their 2011 year-end incentive compensation – are provided below under Section IV.C “2011 Compensation Decisions.”

The 2011 “at-risk” PSUs are tied directly to the Company’s long-term core financial metrics – specifically:

1.	One-half of the target PSU award is based on the Company’s average ROE over the three-year performance period. The number of “at-risk” PSUs ultimately earned will be determined by multiplying one-half of the target award by a multiplier as follows:

MS AVERAGE ROE*	Multiplier
12% or more	1.50
10%	1.00
6%	0.50
Less than 6%	0.00

* If ROE is between two of the thresholds noted in the table, the number of PSUs earned will be determined by straight-line interpolation between the two thresholds. ROE, for this purpose, excludes (a) the impact of the fluctuation in the Company’s credit spreads and other credit factors (“Debt-Related Credit Spreads”) on certain of the Company’s borrowings that are accounted for at fair value, (b) gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) any gain or loss, including accruals, associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis.

2.	The other half of the award is based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P Financial Sectors Index over the three-year period (Index Group TSR). The number of “at-risk” PSUs ultimately earned will be determined by comparing the MS TSR to the Index Group TSR and multiplying one-half of the target award by a multiplier as follows:

MS TSR vs. Index Group TSR*	Multiplier
Above	Up to 1.50
Equal	1.00
Below	Down to 0.00

* Each 1% difference (positive or negative) in MS TSR as compared to the Index Group TSR results in a corresponding 1% (positive or negative) adjustment to the multiplier of 1.00.

The “at-risk” PSUs remain subject to cancellation upon certain events until conversion. If, after payment of the PSUs, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then such number of shares (or cash equivalent if the shares were transferred) will be subject to clawback by the Company.

C.	Compensation Program Components and Design. The following chart provides a brief summary of the principal elements of the Company’s executive compensation program for 2011.*

Compensation Element	Description	Other Features and Comments
1. Base Salary	An executive’s base salary reflects the executive’s experience and level of responsibility and is intended to be competitive with salaries for comparable positions at competitors.	Base salaries are reviewed periodically and subject to change, for, among other reasons, a change in the executive’s responsibilities or competitive market environment. The CMDS Committee reviewed the NEOs’ base salaries in January 2012 and made no changes from 2011 levels.
2. Incentive Compensation
Mix of Cash and Long-Term Incentives	For 2011, incentive compensation consisted of equity and MSCIP long-term incentive awards. NEOs received no cash bonus and instead received 100% of year-end incentive compensation in a mix of PSUs, RSUs and MSCIP deferred cash-based awards.	In determining the 2011 deferral for long-term incentive awards, the CMDS Committee considered a number of factors, including the business environment, the Company’s pay-for-performance philosophy and global regulatory principles. As a result, the portion of compensation that was awarded to NEOs on a deferred basis was increased to 100%.
a. Equity Awards – PSUs	“At-risk” PSUs awarded to NEOs vest and pay out after a three-year performance period, with the number of PSUs ultimately earned determined by the Company’s performance against predetermined goals. PSUs accumulate dividend equivalents that are paid only to the extent the underlying units convert to shares. PSUs do not provide for voting rights before they convert to shares.

With the exception of Mr. Fleming’s award, 2011 year-end RSUs are considered vested upon grant; however, these RSUs are subject to cancellation provisions, including upon termination of employment if the NEO leaves the Company to join a competitor.

2011 PSUs and MSCIP awards are subject to vesting and, until vested, are generally cancelable upon termination of employment other than by the Company without cause. As a result, the cost of leaving the Company to go to a competitor can be significant to an NEO. Similarly, a competitor who wants to recruit the NEO would incur a significant cost if it were to agree to replace the NEO’s canceled awards.

Compensation Element	Description	Other Features and Comments
b. Equity Awards –RSUs	RSUs align employee interests with those of shareholders and convert to shares, and cancellation provisions lift, over the three years following grant. NEOs receive dividend equivalents with respect to the RSUs in the form of additional RSUs, which are subject to the same vesting, cancellation and payment provisions as the RSUs to which dividend equivalents relate. RSUs provide for voting rights.	In addition to competition, other cancellation events for 2011 awards include clawback, conduct constituting cause, disclosure of proprietary information and solicitation of employees or clients.
c. MSCIP Deferred Cash-Based Awards	These deferred cash-based awards offer participants the ability to notionally invest their awards in certain reference investments. MSCIP awards are payable, and cancellation provisions lift, over the two years following grant. Participants are unsecured general creditors of the Company with respect to their MSCIP balances.
3. Voluntary Deferred Compensation Programs	Historically, the Company offered voluntary programs intended to provide employees with financial planning opportunities generally consistent with those offered by competitors. No Company contributions were made to these programs. Participants are unsecured general creditors of the Company with respect to their balances.	The Company did not offer voluntary deferred compensation programs to the NEOs for 2011. The programs in which the NEOs participate with respect to prior year compensation are described under the “2011 Nonqualified Deferred Compensation Table.”
4. Pension and Retirement	Our current retirement and savings plans serve an important role in attracting and retaining senior executives. Company-provided retirement benefits in the U.S. include tax-qualified 401(k) plans and a frozen pension plan (the Employees Retirement Plan (ERP)) for eligible employees hired before July 1, 2007. Effective after December 31, 2010, no further benefit accruals will occur under the ERP. Long-serving NEOs may also be eligible to participate in the Company’s global Supplemental Executive Retirement and Excess Plan (SEREP).

The SEREP was originally intended to compensate for the limitations imposed by the Internal Revenue Service on qualified pension plan benefits and eligible pay. When it was determined that SEREP benefits were no longer needed to remain competitive, the SEREP was generally closed to new participants.

Company contributions to savings plans for NEOs are disclosed in the “2011 Summary Compensation Table.” Pension arrangements for NEOs are described under the “2011 Pension Benefits Table.”

5. Health and Insurance Benefits	All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction.	In the U.S., higher-paid employees pay more to participate in the Company’s medical plan.

Compensation Element	Description	Other Features and Comments
6. Personal Benefits	The Company provides limited personal benefits to certain of our NEOs. We believe these benefits are necessary for competitive reasons.

The Company’s Board-approved policy authorizes the Chief Executive Officer to use the Company’s aircraft. For personal travel, Mr. Gorman entered into an aircraft time-share agreement with the Company as of January 1, 2010 and, since entering into such agreement, has fully reimbursed the Company for the incremental cost of his personal use of the Company’s aircraft.

Personal benefits provided to NEOs are discussed under the “2011 Summary Compensation Table.”

7. Severance	NEOs are not contractually entitled to cash severance payments upon termination of employment.	Upon retirement, NEOs may be eligible to participate in retiree medical coverage under the Morgan Stanley Medical Plan on the same basis as other retired employees.

* Mr. Kelleher is considered to be “Code Staff” as defined by the U.K. Financial Services Authority (FSA) for 2011 and, accordingly, his long-term incentive compensation awards differ from those granted to other NEOs as prescribed by the FSA and as described in Section IV.C.

IV.	2011 Compensation Process and Decisions

The 2011 incentive compensation of the NEOs was determined at the discretion of the CMDS Committee after consideration of performance against priorities established by the Committee at the beginning of the year, as well as compensation expense considerations, competitor compensation data, relative pay considerations and such other considerations set forth in Section IV.A. The pre-established performance priorities are non-formulaic in nature, do not require specific performance targets or preset goals to be met prior to the awarding of compensation and are not assigned any specific weighting. To the extent the performance priorities were a factor in the CMDS Committee’s determination of compensation of the CEO and other NEOs, they are discussed in Section IV.B below.

A.	Factors Considered in 2011 Compensation Decisions

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Performance Priorities and Metrics.    At the beginning of 2011, in consultation with the full Board, the CMDS Committee approved specific performance priorities representing qualitative and/or quantitative measures in five key areas: (1) Company financial performance; (2) business development; (3) financial and operating risk management; (4) international businesses and alliance with MUFG; and (5) culture and stakeholder engagement.

1.	Company financial performance. The CMDS Committee approved the following Company-wide financial performance priorities, which reflected the measures primarily focused upon in light of the then-current market conditions:

•	Absolute returns, as measured by return on equity;

•	Relative returns, as measured by return on equity and total shareholder return relative to a comparison group;

•	Capital strength, as measured by the Company’s Tier 1 capital ratio; and

•	Credit rating, as measured by the current rating assigned by the major rating agencies and outlook.

For 2011, the Company’s comparison group for purposes of setting the financial performance priorities included: Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG and Wells Fargo & Company.

2.	Business development. Priorities were approved for each primary business unit related to business development, client franchise and products. For Institutional Securities, it was the attainment of top rankings in advisory and equity underwriting, and market-share improvement for both Fixed Income and Equity Sales and Trading. For the Global Wealth Management Group, it was the continued integration of the Morgan Stanley Smith Barney (MSSB) joint venture as measured by the technology platform conversion, pre-tax profit margin, net new assets and net fee-based asset flows. For Asset Management, it was the continued refocusing of the business around core strengths, performance against investment benchmarks, and net new flows.

3.	Financial and operating risk management. Priorities included the further strengthening of risk management and controls, compliance with risk policies and execution on internal initiatives. The Committee also set objectives for investments in IT projects and processes that helped the Company improve productivity, manage risks and control costs.

4.	International businesses and MUFG alliance. For the growth of the Company’s international businesses, a 2011 priority was progress in increasing the international revenue mix. With respect to the Company’s alliance with MUFG, priorities included executing on the Japan securities joint venture and growing non-Japan activities, as measured by market share in advisory and securities underwriting businesses.

5.	Culture and stakeholder engagement. The 2011 objectives for the Company’s culture and stakeholder engagement related to the development of a strong leadership team that embodies the “One Firm” Morgan Stanley culture, as measured by a Board assessment of its leadership and the culture it set for the Company, and the Company’s efforts to strengthen external relationships with key constituencies, as measured by a Board assessment of the Company’s reputation and its relationship and constructive dialogues with its clients, shareholders and regulators.

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Compensation Expense Considerations.    Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, benefits and commissions) and incentive compensation as a subset of overall compensation expense. The CMDS Committee approved an incentive compensation program for 2011 that met the Committee’s objective of balancing adequate returns for shareholders with appropriate rewards to retain and motivate top talent.

•

Market Data and Review.    The CMDS Committee uses comparison groups to understand market practices and trends and to evaluate the competitiveness of our compensation programs. Throughout the year, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from analyses of public filings and compensation surveys conducted by consultants on an unattributed basis, and compensation plan design. Our comparison group consists of companies that either directly compete with us for business and/or talent or are global organizations with scope, size or other characteristics similar to the Company’s. Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG and Wells Fargo & Company are the companies that we consider for purposes of compensation for the CEO, CFO and other functional heads of our business. The market compensation information considered by the CMDS Committee is either prepared or validated by its independent compensation consultant. The CMDS Committee does not target NEO compensation at a certain range compared to any comparison group. Rather, the CMDS Committee uses this information to better understand the market and to inform our focus on pay-for-performance. The CMDS Committee also reviews and discusses trends regarding executive compensation with its compensation consultant.

•

Relative Pay Considerations.    We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year-end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and the NEOs and other members of the Operating Committee. Consideration is also given to the year-over-year change in compensation for the CEO and NEOs relative to changes in the aggregate bonus pool and other executives in similar business areas.

•

Input and Recommendations from the Chief Executive Officer, Independent Directors and CMDS Committee’s Independent Consultant.    All of our NEOs participated in our “360 degree” feedback process as part of their individual performance evaluations. Our Global Head of Human Resources discussed with the CMDS Committee the results of this process for our CEO, as well as Mr. Gorman’s business and individual accomplishments during the year. At the end of the year, Mr. Gorman presented the CMDS Committee with a performance assessment and compensation recommendations for each NEO other than himself. The CMDS Committee reviewed these recommendations with the Committee’s independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their year-end compensation. In addition, the CMDS Committee considered input on NEO compensation from the other independent directors.

•

Global Regulatory Principles.    The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. Throughout 2011, senior management briefed the CMDS Committee on relevant regulatory developments in respect of compensation, including with regard to the mix of long-term incentive compensation and the portion of compensation that should be deferred for certain populations, as well as principles of balanced risk-taking. For example, the Board of Governors of the U.S. Federal Reserve System (the Federal Reserve), together with other U.S. federal banking regulators, issued final guidance in June 2010 to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the safety and soundness of the organization, and in 2011 the Federal Reserve continued to develop its policies on compensation during its ongoing review of incentive compensation policies and practices of the Company and other banking organizations. In addition, the FSA prescribed the deferred compensation structure, including minimum deferral rates and the portion of incentive compensation granted as equity awards, for certain executives and employees working in the U.K, including Mr. Kelleher.

•

“Say on Pay” Vote in 2011.    As previously disclosed, at the 2011 annual meeting of shareholders, in alignment with the recommendations of the Board, a significant majority of our shareholders who voted on the matter approved, by advisory resolution, the compensation of the Company’s executives as disclosed in the Company’s 2011 proxy statement (the 2011 “say on pay” vote) and approved an advisory vote to hold an annual advisory vote on the compensation of executives as disclosed in the proxy statement. The CMDS Committee believes that an annual advisory vote on executive compensation is consistent with our long-standing practice of seeking the views of, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. In that regard, and in anticipation of the 2011 “say on pay” vote, Company management solicited feedback from our shareholders and from proxy advisory services on the Company’s 2010 compensation program and conveyed the feedback received to the CMDS Committee. Following the 2011 annual meeting of shareholders, the CMDS Committee considered the results of the 2011 “say on pay” vote, as well as the insights gained from our dialogue with shareholders, in determining 2011 compensation. The changes to the 2011 compensation program described in Sections I and III.A of this CD&A reflect the CMDS Committee’s evaluation of the vote results and dialogue, as well as the CMDS Committee’s and the Company’s ongoing efforts to improve our executive compensation program and the quality of our executive compensation disclosures.

•

Tax Deductibility under Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the deductibility of compensation for certain executive officers (other than the Chief Financial Officer) that is more than $1 million, unless the compensation qualifies as “performance-based.” While our policy, in general, is to preserve the tax deductibility of compensation for executive officers covered under Section 162(m), the CMDS Committee nevertheless may authorize awards or payments that might not be deductible if it believes they are in the best interests of the Company and its shareholders and individuals may receive non-deductible payments resulting from awards made prior to becoming an executive officer. To qualify as “performance-based” compensation, the award must be based on objective, pre-established performance criteria approved by shareholders. This formula imposes a cap of 0.5% of our adjusted pre-tax earnings on “performance-based” compensation paid to designated executives who may be subject to the Section 162(m) limit.

B.	Evaluating Company and Individual Performance*

The CMDS Committee evaluated 2011 performance on a year-over-year basis with respect to financial and other factors, including the performance priorities established earlier in the year. The CMDS Committee specifically considered the following factors in determining NEO incentive compensation:

•

Company Financial Performance.    In December 2011, management reviewed the Company’s year-over-year estimated financial performance for 2011 with the CMDS Committee. Before finalizing compensation decisions, the CMDS Committee reviewed the Company’s final financial results, including the following:

•

The Company had net revenues for 2011 of $32.4 billion, up 3% from 2010, and income from continuing operations of $1.26 per diluted share. Excluding the impact of the Company’s Debt-Related Credit Spreads on borrowings that are accounted for at fair value, revenues were $28.7 billion, down 11%. Operating results were adversely impacted by strategic actions that the Company undertook over the course of the year to strengthen capital and liquidity. These included the conversion of MUFG’s preferred shares into common stock, which resulted in a negative adjustment in the calculation of basic and fully diluted earnings per share of approximately $1.7 billion, as well as a comprehensive settlement with MBIA that resulted in a pre-tax loss of $1.7 billion.

•

As a result of the aforementioned strategic actions undertaken by the Company, Morgan Stanley significantly enhanced its common equity, liquidity and capital levels. As of December 31, the Company’s Tier 1 capital ratio under Basel I was 16.6% and its Tier 1 common ratio was 13.0%.

•

The Institutional Securities Business reported net revenues of $17.2 billion, up 6% from 2010. Investment Banking net revenues were $4.2 billion, down 2% from 2010, as lower underwriting revenues were partially offset by increased advisory revenues, yet the Company maintained its leading positions in several important areas. Net revenues in Equity Sales and Trading were $6.8 billion, up 40% from 2010 reflecting, among other things, strength in derivatives, our electronic platform and positive revenue of $619 million related to the impact of the widening of the Company’s Debt-Related Credit Spreads on borrowings that are accounted for at fair value. Fixed Income and commodities sales and trading net revenues were $7.5 billion, up 27% from 2010 reflecting, among other things, high levels of market volatility and client activity in interest rate and currency products and positive revenues of $3.1 billion related to the impact of the widening of the Company’s Debt-Related Credit Spreads on borrowings that are accounted for at fair value, partly offset by the impact of a stressed credit environment and the loss related to the MBIA settlement.

•

The Global Wealth Management Group delivered net revenues of $13.4 billion, up 6% from 2010 – driven by higher asset management and net interest revenues. Pre-tax profit margin increased modestly to 10% from 9% a year earlier. Net fee-based asset flows were $42.5 billion, up 30% from 2010, and net new assets increased by $36 billion.

•

The Asset Management business had net revenues of $1.9 billion, down from $2.7 billion in 2010, as higher results in Traditional Asset Management were offset by lower gains on principal investments in the Merchant Banking and Real Estate Investing business. Assets under management or supervision were $287 billion, up 6% from 2010, and 75% of our Long-Only strategies outperformed their benchmarks on a 3-, 5- and 10-year basis.

•

The Company’s return on average common equity from continuing operations was 3.9%, which was below the ROE performance priority for 2011 and was an important performance measure considered by the CMDS Committee.

* A detailed analysis of the Company’s financial and operational performance for 2011 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the 2011 Form 10-K. Pre-tax profit margin and the pro forma Tier 1 common ratio under the proposed Basel III capital framework are non-GAAP financial measures that the Company considers useful measures for the Company and investors to assess operating performance and capital adequacy. For further information regarding these measures, please see pages 49, 50 and 53 of the 2011 Form 10-K.

•

Chief Executive Officer Performance.    In addition to the Company’s financial performance outlined above as well as progress against the other performance priorities identified in Section IV.A, the CMDS Committee’s evaluation of Mr. Gorman’s performance as Chief Executive Officer included his 2011 accomplishments, which consisted of the following:

•

Strengthening the Institutional Securities Business:    Mr. Gorman’s focus on reinforcing the Company’s leadership in Investment Banking was evidenced by revenue share gains and top-tier positions on industry league tables in global completed and announced M&A, global IPOs and global Equity underwriting. Mr. Gorman also continued to execute on the Company’s strategic plan to build out the Sales and Trading business by realizing revenue share gains in both Equity and Fixed Income. In addition, Mr. Gorman continued to focus on internal initiatives to strengthen relationships and services for clients.

•

Driving Final Stages of the Integration of MSSB:    Under Mr. Gorman’s leadership, the Company continued to advance the integration of MSSB, which included the initial rollout of a new technology platform. The integration of all 17,000 U.S. financial advisors onto a single operating platform is an important step in our plan to ensure that all clients are offered our full range of capabilities, improve margins, increase productivity and reduce costs. Additionally, the Global Wealth Management Group realized the highest net managed money flows since the inception of the MSSB joint venture.

•

Continued Repositioning and Revitalization of Asset Management to Drive Performance:     Mr. Gorman continued to refocus Asset Management on realizing the competitive advantages within its institutional businesses. During 2011 Asset Management attracted positive net flows of $25.8 billion and delivered solid investment performance to its clients.

•

Executing key strategic actions to strengthen capital and liquidity and position the Company for Basel III:    Under Mr. Gorman’s leadership, the Company effected a conversion of MUFG’s Series B preferred stock to common shares, which resulted in an increase in the Company’s Tier 1 common ratio. Mr. Gorman also fulfilled a key priority through a comprehensive settlement with MBIA, which terminated outstanding credit default swap protection purchased from MBIA on commercial mortgage backed securities – thereby reducing risk-weighted assets and increasing the Company’s 2012 pro forma Tier 1 common ratio under the proposed Basel III capital framework. The Company also increased its global liquidity reserve to $182 billion at year-end.

•

Deepening the Company’s Strategic Alliance with MUFG:    Mr. Gorman strengthened the Company’s relationship with MUFG, negotiating the conversion of MUFG’s preferred stake into common equity and enhancing the loan marketing joint venture.

•

Fostering Employee Engagement and Affirming Company Values:    Mr. Gorman communicated with employees at all levels of the organization on a regular basis to discuss the Company’s views and strategy on a variety of business matters. Under Mr. Gorman’s leadership, the Company redoubled its commitment to expressing a cohesive vision of the Company’s values and culture to the global workforce. Mr. Gorman also completed a successful transition to Chairman of the Board of Directors upon the retirement of John Mack.

•

Positioning the Company’s Businesses for Regulatory Developments:    Mr. Gorman continued to pursue a strategy of positioning the Company for financial regulatory developments. Mr. Gorman continued to pursue a model consistent with the legislative changes emanating from the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), including reallocating capital and the balance sheet away from proprietary businesses and reinvesting in client businesses, which will help position the Company to deliver more predictable, higher-quality revenues in the new regulatory environment.

•

Other Executive Performance.    In determining the compensation of other NEOs, the CMDS Committee weighed the Company’s overall financial performance and, as applicable, business unit performance, and evaluated each NEO’s individual contributions to the Company’s progress against the other performance priorities identified in Section IV.A, as described below:

•

Ms. Porat, Executive Vice President and Chief Financial Officer:    The CMDS Committee evaluated Ms. Porat’s role in improving financial controls and managing related operational risk. The Committee also assessed Ms. Porat’s leadership in further enhancing the Company’s liquidity position, diversifying funding, advancing its strong capital position and driving expense management through the Office of Re-engineering. Additionally, the CMDS Committee evaluated Ms. Porat’s regular communications with investors, regulators and analysts throughout the year to explain the Company’s business initiatives and strategy.

•

Mr. Fleming, Executive Vice President and President of Asset Management and Global Wealth Management:    The Committee considered progress made on the continuing integration of the MSSB joint venture, which is on track for completion in 2012. Under Mr. Fleming, the business proceeded on pace with the integration of a new technology platform for financial advisors, and increased fee-based asset flows and net new assets – both the highest since the inception of the joint venture. Within Asset Management, the CMDS Committee assessed Mr. Fleming’s role in delivering solid investment performance and increasing flows while repositioning the business around key strengths.

•

Mr. Kelleher, Executive Vice President and Co-President of Institutional Securities:    The CMDS Committee evaluated Mr. Kelleher’s role in building a strong management team in the Sales and Trading business, as well as expanding client relationship initiatives. Additionally, the Committee considered Mr. Kelleher’s role in increasing the Company’s presence in Europe and the business’s efficient use of capital and balance sheet. Under Mr. Kelleher’s leadership, Equity Sales and Trading had a very strong year, driven by revenue share gains in cash financing and derivatives; Fixed Income Sales and Trading also increased revenue share (excluding DVA and the impact of the MBIA settlement), with contributions from focus areas such as interest rates and currencies.

•

Mr. Taubman, Executive Vice President and Co-President of Institutional Securities:    The CMDS Committee considered the strong performance of the Investment Banking business under Mr. Taubman’s leadership, including gains in revenue share and continued strength of the Investment Banking franchise, as evidenced by the Company ranking #1 in global completed M&A, #2 in global IPOs, global Equity and global announced M&A in 2011.* The Company continues to be the underwriter of choice for equity and initial public offerings and has established a leading market position in acquisition finance. The Committee also considered Mr. Taubman’s leadership role in the joint venture with MUFG and his continuing efforts to strengthen client relationships.

C.	2011 Compensation Decisions

The CMDS Committee’s compensation awards for the NEOs for 2011 are set forth in the following table. The CMDS Committee granted 2011 incentive compensation for the NEOs in a mix of PSUs, RSUs and MSCIP deferred cash-based awards that is weighted toward equity, consistent with our long-standing objective of aligning executive compensation with shareholder interests. For Mr. Gorman, 72% of the incentive compensation was delivered in equity-based awards and 28% of the incentive compensation was delivered in MSCIP awards. For each other NEO, other than Mr. Kelleher, 60% of the incentive compensation was delivered in equity-based awards and 40% of the incentive compensation was delivered in MSCIP awards. For Mr. Kelleher, as prescribed by the FSA, 50% of the incentive compensation was delivered in equity awards and 50% of the incentive compensation was delivered in MSCIP awards.

*	Source: Thomson Reuters – for the period of January 1, 2011 to December 31, 2011 as of January 3, 2012.

The table below shows how the CMDS Committee viewed its compensation decisions for 2011 but is not a replacement for the disclosure required in the “2011 Summary Compensation Table.”

	Mr. Gorman	Ms. Porat	Mr. Fleming	Mr. Kelleher		Mr. Taubman
Fixed cash compensation:
Base salary	$800,000	$750,000	$750,000	$785,910	(1)	$750,000
Annual incentive award:
Cash bonus	$0	$0	$0	$0		$0
Long-term incentive award:(2)
PSUs(3)(4)	$1,940,000	$1,600,000	$1,700,000	$1,692,818		$1,700,000
RSUs(4)(5)	$5,044,000	$3,200,000	$3,400,000	$2,539,227		$3,400,000
MSCIP award(6)	$2,716,000	$3,200,000	$3,400,000	$4,232,045		$3,400,000

Total Reward:	$10,500,000	$8,750,000	$9,250,000	$9,250,000		$9,250,000

(1) Mr. Kelleher’s base salary was £490,000 and was converted to U.S. dollars using the 2011 average of daily spot rates of £1 to $1.6039.

(2) Mr. Kelleher’s long-term incentive compensation awards differ from those granted to other NEOs as prescribed by the FSA. Among other differences described in the notes below, the long-term incentive awards granted to Mr. Kelleher include a malus provision that allows for cancellation or reduction of his award if the Company or the relevant business unit suffers a material failure of risk management.

(3) PSUs only deliver value if the Company meets specific performance goals, including ROE and relative TSR, over the three-year performance period. PSUs granted for 2011 performance are payable in, and subject to cancellation until, January 2015. These values reflect the number calculated by multiplying the target number of PSUs awarded by $18.159, the volume-weighted average price of the Company’s common stock on the grant date, January 20, 2012.

(4) The following table lists the target number of PSUs and the number of RSUs granted to each NEO:

	Mr. Gorman	Ms. Porat	Mr. Fleming	Mr. Kelleher	Mr. Taubman
Target PSUs	106,834.08	88,110.58	93,617.49	93,221.98	93,617.49
RSUs	277,768	176,221	187,234	139,832	187,234

(5) With the exception of Mr. Fleming’s award, which was considered vested on February 8, 2012 (the date on which he became retirement-eligible under the award terms), the 2011 RSUs granted to the NEOs are considered vested upon grant. With the exception of Mr. Kelleher’s award, the RSUs are subject to cancellation provisions until they are scheduled to convert to shares on February 2, 2014 for 50% of the award and February 2, 2015 for the remainder of the award. Mr. Kelleher’s RSU award is scheduled to be distributed in three equal annual installments on each of February 2, 2013, 2014 and 2015, and the distributed shares will be subject to transfer restrictions for an additional six months following distribution. The number of RSUs awarded was determined by dividing the dollar value of the award by $18.159, the volume-weighted average price of the Company’s common stock on the grant date, January 20, 2012, and rounding down to the nearest whole number. Fractional shares were paid in cash to the NEOs.

(6) With the exception of Mr. Kelleher’s award, the 2011 MSCIP award is scheduled to vest and be distributed, and cancellation provisions lift, according to the following schedule: 50% on November 30, 2012 and the remaining balance on November 30, 2013. Mr. Kelleher’s 2011 MSCIP award is considered vested upon grant and is scheduled to be distributed, and cancellation provisions are scheduled to lift, according to the following schedule: 1/3 on February 2, 2013, 1/2 of the remaining balance on February 2, 2014 and the remaining balance on February 2, 2015.

Compensation, Management Development and Succession Committee Report

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Respectfully submitted,

Erskine B. Bowles, Chair

C. Robert Kidder

Donald T. Nicolaisen

Hutham S. Olayan

2011 Summary Compensation Table

The following table summarizes the compensation of our named executive officers in the format specified by the SEC. Our NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as determined by their total compensation for the year ended December 31, 2011 set forth in the table below, excluding, in accordance with SEC rules, the amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year-end that were awarded for performance in that year. Our year-end equity awards relating to performance in a year are made shortly after year-end. Therefore, compensation in the table includes not only non-equity compensation earned for services in the applicable year but, in the case of stock awards and option awards, compensation earned for performance in prior years but granted in the years reported in the table. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2011 performance (which, in accordance with SEC rules, are in large part not reflected in the Summary Compensation Table) can be found in the CD&A.

Name and Principal Position	Year(1)	Salary ($)(2)		Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James P. Gorman	2011	800,000		2,716,011	5,942,777	3,499,996	13,272	9,800	12,981,856
President and Chief	2010	800,000		3,880,000	10,167,949	—	331,688	6,100	15,185,737
Executive Officer	2009	734,247		5,706,301	—	—	49,372	6,100	6,496,020
Ruth Porat	2011	750,000		3,200,003	5,667,083	1,499,993	265,285	14,927	11,397,291
Executive Vice President and Chief Financial Officer	2010	750,000		3,700,000	6,911,340	—	342,985	6,100	11,710,425
Gregory J. Fleming*	2011	750,000		3,400,018	5,360,760	499,992	—	—	10,010,770
Executive Vice President and President of Asset Management and Global Wealth Management	2010	673,558	(8)	3,500,000	9,000,000	—	—	75,000	13,248,558
Colm Kelleher	2011	785,910	(9)	4,232,063	6,275,274	1,499,993	257,217	754,852	13,805,309
Executive Vice President and Co-President of Institutional Securities	2010	757,316		4,097,074	6,737,046	—	539,527	1,231,667	13,362,630
	2009	628,476		6,400,365	—	—	56,821	2,411,959	9,497,621

Paul J. Taubman	2011	750,000		3,400,018	6,279,760	1,499,993	686,726	13,116	12,629,613
Executive Vice President and Co-President of Institutional Securities

* Effective January 13, 2011, Mr. Fleming became President of the Global Wealth Management Group in addition to his being Executive Vice President and President of Asset Management.

(1) For Ms. Porat and Mr. Fleming, compensation is not shown for 2009 because they were not executive officers during that period. For Mr. Taubman, compensation is not shown for 2009 or 2010 because he was not an executive officer in 2009 and he was not a NEO in 2010.

(2) Includes elective deferrals to the Company’s employee benefit plans.

(3) The NEOs received no annual cash bonus for 2011. For 2011, represents deferred cash amounts awarded in January 2012 under MSCIP for performance in 2011 and cash paid in January 2012 in lieu of a grant of a fractional RSU (with such cash payment equal to: $11 for Mr. Gorman; $3 for Ms. Porat; and $18 for each of Messrs. Fleming, Kelleher and Taubman). With the exception of Mr. Kelleher’s award, the 2011 MSCIP awards are scheduled to be distributed according to the following schedule: 50% on November 30, 2012 and the remaining balance on November 30, 2013. Mr. Kelleher’s 2011 MSCIP award is scheduled to be distributed according to the following schedule: 1/3 on February 2, 2013, 1/2 of the remaining balance on February 2, 2014 and the remaining balance on February 2, 2015. 2011 MSCIP awards are subject to cancellation and clawback. For further details on MSCIP awards, see the CD&A.

(4) For 2011, consists of RSUs granted on January 21, 2011 for performance in 2010 and PSUs granted on January 21, 2011 for performance in 2010 that are subject to satisfaction of predetermined performance goals over a three-year performance period.

(5) Represents aggregate grant date fair value of awards granted during the applicable period determined in accordance with the applicable accounting guidance for equity-based awards. Therefore, values disclosed in the table include the values of awards granted during the applicable period for the prior year’s service. NEOs do not realize the value of equity-based awards until the awards are settled or exercised. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table.

The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2011. The aggregate grant date fair value of RSUs included in the table is based on the volume-weighted average price of the common stock on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. The aggregate grant date fair value of PSUs included in the table is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under the applicable accounting guidance for equity-based awards. The value of the PSUs on the grant date based on the volume-weighted average price of the common stock on the grant date and assuming that the highest level of performance conditions will be achieved is $3,880,000 for Mr. Gorman; $3,700,000 for Ms. Porat; $3,500,000 for Mr. Fleming; $4,097,073 for Mr. Kelleher; and $4,100,000 for Mr. Taubman.

	Stock Unit Awards Granted During 2011 for Performance in 2010 ($)
Name	RSUs	PSUs	Total
James P. Gorman	3,879,978	2,062,799	5,942,777
Ruth Porat	3,699,981	1,967,102	5,667,083
Gregory J. Fleming	3,499,988	1,860,772	5,360,760
Colm Kelleher	4,097,068	2,178,206	6,275,274
Paul J. Taubman	4,099,998	2,179,762	6,279,760

The aggregate grant date fair value of the stock options granted to the NEOs during 2011 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. For further information on the valuation of the Company’s RSUs, PSUs and stock options, see notes 2 and 20 to the consolidated financial statements included in the 2011 Form 10-K.

(6) The following table lists the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation plans for the NEOs for 2011.

Name	2011 Change in Pension Value ($)(a)	2011 Above-Market Earnings on Nonqualified Deferred Compensation ($)(b)	Total ($)
James P. Gorman	13,272	—	13,272
Ruth Porat	244,678	20,607	265,285
Gregory J. Fleming	—	—	—
Colm Kelleher	257,217	—	257,217
Paul J. Taubman	673,936	12,790	686,726

(a)

The “2011 Change in Pension Value” equals the aggregate increase from December 31, 2010 to December 31, 2011 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period. Employees experienced an increase in the present value of their accumulated benefits from December 31, 2010 to December 31, 2011 primarily due to a decrease in the discount rates described below and, in the case of Mr. Taubman, changes in base salary and the effect of an additional year of credited service in the SEREP. The present values at December 31, 2011 are based on Pension Protection Act (PPA) generational annuitant mortality tables and discount rates of 4.65% for the ERP, 4.66% for the Excess Plan component and 4.54% for the SERP component of the SEREP. The present values at December 31, 2010 are based on PPA generational annuitant mortality tables and discount rates of 5.59% for the ERP, 5.54% for the Excess Plan component and 5.32% for the SERP component of the SEREP. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the NEO can receive unreduced benefits under that plan or current age, if greater. Mr. Fleming does not have a value shown because he is not eligible for any of the Company-sponsored defined benefit plans.

(b)

The “Above-Market Earnings on Nonqualified Deferred Compensation” for 2011 equals the aggregate increase, if any, in the value of the NEOs’ accounts under the Company’s nonqualified deferred compensation plans at December 31, 2011 (without giving effect to any distributions made during 2011) from December 31, 2010 that are attributable to above-market earnings. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the earnings credited on deferred compensation.

(7) The “All Other Compensation” column for 2011 includes (a) contributions made by the Company under our qualified defined contribution plans with respect to such period and (b) perquisites and other personal benefits, as detailed below. Perquisites are valued based on the aggregate incremental cost to the Company. Any of the perquisites and other personal benefits listed below but not separately quantified do not individually exceed the greater of $25,000 or 10% of the total amount of all perquisites received by the NEO. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)

For each of Mr. Gorman, Ms. Porat and Mr. Taubman, the Company’s 401(k) matching contribution of $9,800 for 2011 was allocated to the Morgan Stanley Stock Fund. Ms. Porat and Mr. Taubman each received a transition contribution in the Company’s 401(k) Plan for 2011 of $5,127 and $3,316, respectively. The Company contribution to the Morgan Stanley U.K. Group Pension Plan for Mr. Kelleher during 2011 totaled £33,000 ($52,929). The amount of British pounds sterling was converted to U.S. dollars using the 2011 average of daily spot rates of £1 to $1.6039.

(b)	Prior to his repatriation from New York to London in May 2011, Mr. Kelleher was covered by Morgan Stanley’s overseas assignment policy, which is designed to eliminate any financial detriment or gain from the overseas assignment. Mr. Kelleher’s amounts include: (a) $522,850 related to his overseas assignment and his entitlements under the policy, including housing expenses, expatriate equalization payments related to taxes, financial advisory and tax planning services, reimbursement for educational costs and cost-of-living adjustments, (b) $165,560 related to housing and other benefits following his repatriation and (c) the costs relating to use of a car service.

(8) Mr. Fleming’s annualized base salary of $750,000 for 2010 was prorated for service from February 8, 2010, his employment commencement date, in accordance with his employment offer letter with the Company, dated February 3, 2010.

(9) Mr. Kelleher’s base salary was £490,000 for 2011. The amount of British pounds sterling was converted to U.S. dollars using the 2011 average of daily spot rates of £1 to $1.6039. Mr. Kelleher’s base salary was also £490,000 for 2010 and 2009. Differences in base salary reported in the table are due to currency fluctuations.

2011 Grants of Plan-Based Awards Table(1)

The following table sets forth information with respect to the RSUs, PSUs and stock options granted to the NEOs in January 2011 for 2010 performance. The table does not include equity awards granted to our NEOs in January 2012 for performance in 2011.

Name	Grant Date (mm/dd/ yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/21/2011	0	64,904.87	129,809.74	—	—	—	2,062,799
	1/21/2011	—	—	—	129,809	—	—	3,879,978
	1/21/2011	—	—	—	—	424,731	30.01	3,499,996
Ruth Porat	1/21/2011	0	61,893.82	123,787.64	—	—	—	1,967,102
	1/21/2011	—	—	—	123,787	—	—	3,699,981
	1/21/2011	—	—	—	—	182,027	30.01	1,499,993
Gregory J. Fleming	1/21/2011	0	58,548.21	117,096.42	—	—	—	1,860,772
	1/21/2011	—	—	—	117,096	—	—	3,499,988
	1/21/2011	—	—	—	—	60,675	30.01	499,992
Colm Kelleher	1/21/2011	0	68,536.08	137,072.16	—	—	—	2,178,206
	1/21/2011	—	—	—	137,072	—	—	4,097,068
	1/21/2011	—	—	—	—	182,027	30.01	1,499,993
Paul J. Taubman	1/21/2011	0	68,585.04	137,170.08	—	—	—	2,179,762
	1/21/2011	—	—	—	137,170	—	—	4,099,998
	1/21/2011	—	—	—	—	182,027	30.01	1,499,993

(1) The PSU awards included in this table are also disclosed in the “Stock Awards” column of the “2011 Summary Compensation Table” and the “2011 Outstanding Equity Awards at Fiscal Year-End Table.” The RSU awards included in this table are also disclosed in the “Stock Awards” column of the “2011 Summary Compensation Table” and, except with respect to Mr. Fleming, the “2011 Option Exercises and Stock Vested Table” and the “2011 Nonqualified Deferred Compensation Table.” With respect to Mr. Fleming, the RSU award included in this table is also disclosed in the “2011 Outstanding Equity Awards at Fiscal Year-End Table.” The stock option awards included in this table are also disclosed in the “Option Awards” column of the “2011 Summary Compensation Table” and the “2011 Outstanding Equity Awards at Fiscal Year-End Table.” The PSUs and RSUs were granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan. The stock options were granted under the Morgan Stanley Employees’ Equity Accumulation Plan.

(2) The PSUs are scheduled to vest and convert to shares in 2014 only if the Company satisfies predetermined performance goals over the three-year performance period that began on January 1, 2011 and ends on

December 31, 2013. One-half of the target PSU award will be based on the Company’s ROE over the three-year performance period. The other half of the award will be based on the Company’s TSR relative to the TSR of the members of the Comparison Group (Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG and Wells Fargo & Company) over the three-year period.

The number of “at-risk” PSUs ultimately earned will be determined by multiplying one-half of the target award by the multipliers according to the following grids:

MS ROE*	Multiplier
18% or more	2.00
12%	1.00
less than 7.5%	0.00

*	If ROE is between two of the thresholds noted above, the number of PSUs earned will be determined by straight-line interpolation between the two thresholds. ROE, for this purpose, excludes the impact of the fluctuation in the Company’s Debt-Related Credit Spreads on certain of the Company’s borrowings that are accounted for at fair value. The return for each of the first, second and third years during the three-year performance period are weighted 20%, 30% and 50%, respectively.

MS TSR Rank*	Multiplier
1	2.00
5	1.00
9 or 10	0.00

*	If the TSR rank is between two of the thresholds noted above, the number of PSUs earned will be determined by straight-line interpolation between the two thresholds. If the composition of the Comparison Group is affected by a corporate event, the grid will be adjusted based on the number of members of the Comparison Group remaining at the end of the performance period.

Each NEO is entitled to receive cash dividend equivalents on the PSUs, subject to the same vesting, cancellation and payment provisions as the underlying PSUs. NEOs may not direct the vote of the shares underlying the PSUs. The PSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. If, after payment of the PSUs, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements or other performance metric criteria, then such number of shares (or cash equivalent if the shares were transferred) shall be subject to clawback by the Company. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.”

(3) The RSUs are scheduled to convert to shares according to the following schedule: 50% on February 2, 2013 and 50% on February 2, 2014, and each NEO other than Mr. Fleming is retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant. Mr. Fleming is retirement-eligible under the award terms as of February 8, 2012. All RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.” Each NEO is entitled to receive cash dividend equivalents on the RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs and may direct the vote of the shares underlying the RSUs. Effective as of January 1, 2012, in lieu of cash dividend equivalents, the NEOs will receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

(4) The stock options become exercisable in three equal annual installments on each of February 2, 2012, 2013 and 2014 and expire on the seventh anniversary of grant. Each NEO other than Mr. Fleming is retirement-eligible under the award terms as of the anniversary of the grant date and, therefore, the awards were considered vested on such date. Mr. Fleming is retirement-eligible under the award terms as of February 8, 2012. All stock options are subject to cancellation if a cancellation event occurs at any time prior to the scheduled exercisability date. For further details on cancellation of awards, see “Potential Payments Upon Termination or Change-in-Control.”

(5) The stock options were granted with an exercise price equal to $30.01, the closing price of the Company’s common stock on the grant date.

(6) Represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs, PSUs and stock options. The aggregate grant date fair value of the RSUs granted on January 21, 2011 is based on $29.8899, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of the stock options granted on January 21, 2011 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. The aggregate grant date fair value of PSUs is based on the probable outcome of the performance conditions as of January 21, 2011, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of such date under the applicable accounting guidance for equity-based awards. NEOs do not realize the value of equity-based awards until the awards are settled or exercised. The actual value that a NEO will realize from these awards is determined by future Company performance and share price, and may be higher or lower than the amounts indicated in the table. In particular, with respect to the PSUs, a NEO may ultimately earn up to two times the target number of units (maximum), or nothing (threshold), based on the Company’s performance over the three-year performance period. Based on the Company’s actual performance through December 31, 2011, a NEO would have earned only 12.5% of the target number of units. For further information on the valuation of the Company’s RSUs, PSUs and stock options, see notes 2 and 20 to the consolidated financial statements included in the 2011 Form 10-K.

2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses the number of shares covered by unexercised stock options and unvested RSUs and PSUs held by our NEOs on December 31, 2011. With the exception of Mr. Fleming, as of December 31, 2011, each NEO is retirement-eligible under his or her RSU award terms and, therefore, all of his or her outstanding RSU awards are considered vested and, in accordance with SEC rules, are not included in this table. Outstanding vested RSUs held by the NEOs on December 31, 2011 are disclosed in the “2011 Nonqualified Deferred Compensation Table.” As of December 31, 2011, the stock options held by the NEOs had no intrinsic value because the exercise price of each stock option was greater than $15.13, the closing price of the Company’s common stock on December 30, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date (mm/dd/ yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
James P. Gorman	354,986	—	51.7552	2/17/2016	—	—	162,200.34	2,454,091
	56,772	—	66.7260	12/12/2016
	—	424,731	30.0100	1/21/2018

Total	411,758	424,731					162,200.34	2,454,091
Ruth Porat	13,466	—	48.5345	1/2/2012	—	—	144,354.74	2,184,087
	11,699	—	36.2209	1/2/2013
	19,746	—	47.1909	1/2/2014
	23,737	—	66.7260	12/12/2016
	—	182,027	30.0100	1/21/2018

Total	68,648	182,027			—	—	144,354.74	2,184,087
Gregory J. Fleming	—	60,675	30.0100	1/21/2018	340,590	5,153,127	58,548.21	885,834
Colm Kelleher	22,775	—	36.2209	12/2/2012	—	—	149,057.08	2,255,234
	40,201	—	47.1909	12/2/2013
	144,551	—	66.7260	12/12/2016
	—	182,027	30.0100	1/21/2018

Total	207,527	182,027			—	—	149,057.08	2,255,234
Paul J. Taubman	47,686	—	48.5345	1/2/2012	—	—	167,244.55	2,530,410
	56,941	—	36.2209	1/2/2013
	65,160	—	47.1909	1/2/2014
	116,371	—	66.7260	12/12/2016
	—	182,027	30.0100	1/21/2018

Total	286,158	182,027			—	—	167,244.55	2,530,410

(1) The stock option awards in this table vested and are exercisable, or will vest and become exercisable, as follows:

Option Expiration Date (mm/dd/yyyy)	Vesting Schedule
1/2/2012	100% of the award became exercisable on 1/2/2004. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2007.
12/2/2012	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.
1/2/2013	100% of the award became exercisable on 1/2/2005. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2008.
12/2/2013

50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2009.

1/2/2014

50% of the award became exercisable on 1/2/2006 and 50% of the award became exercisable on 1/2/2007. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2009.

2/17/2016	60% of the award became exercisable on 2/17/2006 and 40% of the award became exercisable on 2/16/2007.
12/12/2016

50% of the award became exercisable on 1/2/2009 and 50% of the award became exercisable on 1/2/2010. The shares acquired upon exercise were subject to cancellation and transfer restrictions until 1/2/2010.

1/21/2018	Exercisable in three equal installments on each of 2/2/2012, 2/2/2013 and 2/2/2014.

(2) Stock options were granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and, with the exception of the stock options that are scheduled to expire on January 21, 2018, were subsequently equitably adjusted to reflect the spin-off of Discover Financial Services in 2007.

(3) Mr. Fleming is retirement-eligible under the award terms as of February 8, 2012 and, therefore, the awards are considered vested as of that date. The RSUs set forth in the table for Mr. Fleming are scheduled to convert to shares as follows: 110,079 on February 8, 2012; 113,415 on February 8, 2013; and 58,548 on each of February 2, 2013 and February 2, 2014. The market value of the RSUs is based on $15.13, the closing price of the Company’s common stock on December 30, 2011.

(4) The number of PSUs reflects the grant of the target number of units, although the senior executive may ultimately earn up to two times the target number of units, or nothing, based on the Company’s performance over the applicable three-year performance period. The PSUs included in this table were granted to the NEOs for performance in 2009 (with the number of 2009 PSUs granted to each NEO as follows: 97,295.47 to Mr. Gorman; 82,460.92 to Ms. Porat; 80,521 to Mr. Kelleher; and 98,659.51 to Mr. Taubman) and 2010 (with the number of 2010 PSUs granted to each NEO as follows: 64,904.87 to Mr. Gorman; 61,893.82 to Ms. Porat; 58,548.21 to Mr. Fleming; 68,536.08 to Mr. Kelleher; and 68,585.04 to Mr. Taubman) and are scheduled to vest and convert to shares in 2013 and 2014, respectively, only if the Company satisfies predetermined performance goals over the applicable three-year performance period (see footnote 2 of the “2011 Grants of Plan-Based Awards Table”). The market value of the PSUs is based on $15.13, the closing price of the Company’s common stock on December 30, 2011.

2011 Option Exercises and Stock Vested Table

The following table contains information about RSUs held by the applicable NEOs that vested during 2011. With the exception of Mr. Fleming’s award, these RSUs are also disclosed in the “Stock Awards” column of the “2011 Summary Compensation Table,” the “2011 Grants of Plan-Based Awards Table” and the “2011 Nonqualified Deferred Compensation Table.” The table does not include PSUs granted in January 2011 for 2010 performance because the vesting of such awards is subject to the Company’s satisfaction of predetermined performance goals over a three-year performance period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
James P. Gorman	—	—	129,809	$3,879,978
Ruth Porat	—	—	123,787	$3,699,981
Gregory J. Fleming	—	—	110,079	$3,290,250
Colm Kelleher	—	—	137,072	$4,097,068
Paul J. Taubman	—	—	137,170	$4,099,998

(1) Other than with respect to Mr. Fleming, consists of RSUs that were granted on January 21, 2011 for 2010 performance. For further details on these RSUs, including the terms of the deferral, see note 3 to the “2011 Grants of Plan-Based Awards Table.” With respect to Mr. Fleming, consists of RSUs that were granted on February 8, 2010, in accordance with his employment offer letter with the Company, that vested in accordance with their terms on February 8, 2011.

(2) The value realized represents the aggregate grant date fair value, in accordance with the applicable accounting guidance for equity-based awards, of the RSUs. The aggregate grant date fair value of the RSUs is based on $29.8899, the volume-weighted average price of the common stock on the grant date or vesting date, as applicable.

2011 Pension Benefits Table

The table below discloses the present value of accumulated benefits payable to each of the NEOs and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2011.

Name	Plan Name(1)	Number of Years Credited Service	Retirement Age for Full Benefits	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	62,511	—
Ruth Porat	Morgan Stanley Employees Retirement Plan	20	65	343,622	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	22	60	1,124,620	—
Gregory J. Fleming(3)	—	—	—	—	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(4)	7	60	132,851	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	22	60	866,211	—
Paul J. Taubman	Morgan Stanley Employees Retirement Plan	25	65	371,185	—
	Morgan Stanley Supplemental Executive Retirement and Excess Plan	26	60	1,310,058	—

(1) Benefits under the SEREP are shown even if the eligibility requirements (i.e., grandfathered group, age 55, five years of service, and age plus service totals at least 65) have not been met as of the current date. See the discussion under “Supplemental Executive Retirement and Excess Plan” following this table.

(2) The present value at December 31, 2011 is based on PPA generational annuitant mortality tables and discount rates of 4.65% for the ERP, 4.66% for the Excess Plan component and 4.54% for the SERP component of the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. The assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(3) Mr. Fleming is not eligible for any of the Company-sponsored defined benefit plans.

(4) Mr. Kelleher participates in the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan), a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which is £82,831 ($132,851) as of December 31, 2011. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996. The amount of British pounds sterling was converted to U.S. dollars using the 2011 average of daily spot rates of £1 to $1.6039.

The following is a description of the material terms with respect to each of the plans referenced in the table above.

Employees Retirement Plan

Substantially all of the U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007, other than certain employees in the Company’s mortgage business, were covered after one year of service by the ERP, a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with ten years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and nonrecurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by Credited Service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service. Mr. Gorman, Ms. Porat and Mr. Taubman have accrued benefits in the ERP.

Supplemental Executive Retirement and Excess Plan

The SEREP is an unfunded, nonqualified plan. Credited Service is counted starting from the first day of the month after the hire date, except that for certain excess benefits Credited Service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, effective for calendar years after 2010, adjusted to take into account a portion of 401(k) contributions. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to allow only “grandfathered” employees who as of that date met certain eligibility criteria to benefit from the plan. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan. Ms. Porat and Messrs. Kelleher and Taubman participate in the SEREP.

U.K. Group Pension Plan

Mr. Kelleher is a U.K.-benefits-eligible NEO who participates in the U.K. Pension Plan. As described in note 4 to the “Pension Benefits Table,” the U.K. Pension Plan is a defined contribution plan that provided defined benefit accruals until 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

2011 Nonqualified Deferred Compensation Table

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash nonqualified deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock.

In addition to the Company equity plans, each NEO participated in one or more of seven cash nonqualified deferred compensation plans as of December 31, 2011: the Capital Accumulation Plan (CAP), the Key Employee Private Equity Recognition Plan (KEPER), the Notional Leveraged Co-Investment Plan (LCIP), MSCIP, the Pre-Tax Incentive Program (PTIP), the Select Employees’ Capital Accumulation Program (SECAP) and the Strategic Equity Incentive Plan (SEIP). The NEOs participate in the plans on the same terms and conditions as other similarly situated employees. These terms and conditions are described below following the notes to the table. CAP, KEPER, LCIP, PTIP and SEIP are closed to new participants and contributions and SECAP was not offered to the NEOs for 2011.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman
LCIP	—	—	(32,088)	—	1,171,476
MSCIP	2,328,000	—	18,009	1,172,314	7,331,080
RSUs(5)	3,879,978	—	(8,473,617)	72,143	10,440,962

Total	6,207,978	—	(8,487,696)	1,244,457	18,943,518
Ruth Porat
CAP	—	—	(15)	—	7,082
KEPER	—	—	1,214	2,486	10,049
LCIP	—	—	20,208	—	20,208
MSCIP	2,220,000	—	(102,280)	1,685,399	4,777,302
PTIP	—	—	(86,680)	—	477,316
RSUs(5)	3,699,981	—	(3,445,078)	3,332,006	4,332,927
SEIP	—	—	(1,828)	—	72,952

Total	5,919,981	—	(3,614,459)	5,019,891	9,697,836
Gregory J. Fleming
MSCIP	2,100,000	—	1,803	1,050,743	1,051,060
Colm Kelleher
CAP	—	—	27	—	11,024
LCIP	—	—	(6,948)	—	1,792,127
MSCIP	2,458,244	—	27,788	1,237,902	5,354,262
RSUs(5)	4,097,068	—	(4,648,781)	1,322,926	5,668,201

Total	6,555,312	—	(4,627,914)	2,560,828	12,825,614
Paul J. Taubman
CAP	—	—	(659)	—	29,005
KEPER	—	—	38,838	79,561	321,564
LCIP	—	—	149,063	—	3,544,994
MSCIP	2,460,000	—	111,437	1,239,948	6,809,467
PTIP	—	—	11,400	—	1,256,198
RSUs(5)	4,099,998	—	(8,345,655)	80,932	10,242,723
SECAP	—	—	45,736	—	5,039,626
SEIP	—	—	(564)	—	24,702

Total	6,559,998	—	(7,990,404)	1,400,441	27,268,279

(1) RSU contributions represent RSU awards granted in January 2011 for 2010 performance that are considered vested at grant but are subject to cancellation until the scheduled conversion dates of such awards in 2013 and 2014. MSCIP contributions represent MSCIP awards granted in January 2011 for 2010 performance that are subject to vesting and cancellation until the scheduled payment dates of such awards in 2011 and 2012. Other than with respect to Mr. Taubman, the MSCIP awards reported in this table are also reported as part of the 2010 bonus in the “2011 Summary Compensation Table.” The value of the RSUs in this column (which are also included in the “Stock Awards” column of the “2011 Summary Compensation Table” for 2011, the “2011 Grants of Plan-Based Awards Table” and the “2011 Option Exercises and Stock Vested Table”) is the aggregate grant date fair value of the RSUs based on $29.8899, the volume-weighted average price of the common stock on the grant date.

(2) With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2011, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2010 and the value of any contributions made during 2011. Includes any nonqualified deferred compensation earnings that are disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2011 Summary Compensation Table” for 2011 and described in note 6 thereto.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 30, 2011 (or, if applicable, the earlier distribution date), compared to December 31, 2010 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights credited in 2011 with respect to the award (which, for the RSUs granted prior to 2010, are paid to the RSU holder at the time dividends are paid to holders of the Company’s common stock and, for the RSUs granted in 2010 and 2011, are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3) Represents distributions from our cash-based nonqualified deferred compensation plans and RSU conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and, with respect to the RSUs, also represents amounts paid on RSUs during 2011 pursuant to dividend equivalent rights.

(4) With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2011, and with respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2011, multiplied by the average of the high and low prices of the Company’s common stock on December 30, 2011, as well as the amount of the vested deferred cash dividend equivalent rights held with respect to the RSUs. All amounts deferred by a NEO in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned (or with respect to equity awards, granted) to the extent he or she was a NEO for that year for purposes of the SEC’s executive compensation disclosure rules.

(5) The RSUs disclosed in this table include awards that as of December 31, 2011 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as awards that had reached their scheduled conversion date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the seven cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Capital Accumulation Plan

Under CAP, participants were granted a number of units based on their level of compensation in excess of base salary. The plan has been closed to new contributions since 1998. Earnings on units are based on notional interests in investment earnings and interest on risk capital investments selected by the Company. Participants generally receive plan distributions after dividends, distributions of capital, liquidation proceeds or other distributions are paid from the underlying investments.

Key Employee Private Equity Recognition Plan

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Notional Leveraged Co-Investment Plan

Under LCIP, participants may allocate a portion of their long-term incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. For each of fiscal 2006, fiscal 2007 and fiscal 2008, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP.

The Company may make a notional investment in an amount equal to a multiple of each participant’s contribution (for each of fiscal 2006, fiscal 2007 and fiscal 2008, this multiple was two; however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment are subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the tenth anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Morgan Stanley Compensation Incentive Plan

Beginning with fiscal 2008 year-end compensation, a portion of the NEOs’ year-end long-term incentive compensation was mandatorily deferred into MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described below in “Potential Payments Upon Termination or Change-in-Control.”

Pre-Tax Incentive Program

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Select Employees’ Capital Accumulation Program

Under SECAP, participants are permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. Earnings on SECAP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants can generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, one to ten years), subject to earlier distribution on death or termination of employment. No distributions may begin later than January 2 following the year in which the participant attains age 65.

Strategic Equity Incentive Plan

Under SEIP, participants were granted notional points to compensate them for their contributions to the growth and profits of the Company. SEIP points entitle a participant to a pro-rata share of earnings based on the performance of notional risk capital investments selected by the Company. SEIP points were awarded for performance years 1999, 2000 and 2001. The plan has been closed to new participants since 2001. The final distribution in respect of SEIP points awarded for 1999 was made in 2010 and the last remaining distribution in respect of SEIP points awarded for 2000 and 2001 will be made in 2012.

RSUs

RSUs may be granted under the Morgan Stanley 2007 Equity Incentive Compensation Plan or any other Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments Upon Termination or Change-in-Control,” as applicable.

Potential Payments Upon Termination or Change-in-Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his or her employment had terminated or if the Company had undergone a change-in-control, in each case on December 31, 2011. The section does not include any awards granted to our NEOs in January 2012 for performance in 2011, as such awards were not outstanding, and the NEOs were not entitled to such awards, as of December 31, 2011. For purposes of valuing any equity awards, we have assumed a per share value of $15.13, the closing price of the Company’s common stock on December 30, 2011.

I.	General Policies

Our NEOs are not entitled to cash severance payments upon any termination of employment, but they are entitled to receive health and welfare benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits. Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described in the “2011 Pension Benefits Table” and accompanying narrative. Further, upon a termination of employment, NEOs are entitled to the nonqualified deferred compensation amounts, to the extent vested, reported in the “2011 Nonqualified Deferred Compensation Table” pursuant to the terms of the arrangements, as described in the accompanying narrative.

Even if a NEO is considered vested in a long-term incentive award reported in the “2011 Nonqualified Deferred Compensation Table,” the award may be subject to cancellation through the distribution date of such award in the event the NEO engages in a cancellation event or, if applicable, a clawback event occurs.

•

In general, a cancellation event with respect to such vested long-term incentive awards and the awards described in the table below includes: engaging in competitive activity during a specified period following a voluntary termination of employment (other than following a Good Reason termination for Mr. Gorman’s 2009 and 2010 year-end awards); a termination for cause, a later determination that the NEO’s employment could have been terminated for cause or engaging in cause whether or not employment has been terminated; improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during employment or within a specified period following termination of employment; the making of unauthorized comments regarding the Company; resignation of employment without providing the Company advance notice within a specified period; or, for 2009 and 2010 year-end awards, the failure or refusal following termination of employment to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations in which the NEO may have pertinent information.

•

MSCIP awards also include a provision for clawback by the Company through the applicable scheduled payment date of such awards, which can be triggered if an individual takes, or omits to take, any action (including with respect to supervisory responsibilities) that causes the need for a restatement of financial results, a significant financial loss or other reputational harm to the Company or one of its businesses, or if the Company determines that there has been a substantial loss on a trading position, investment, commitment or other holding or a loss on a trading position, investment, commitment or other holding where the NEO operated outside the applicable risk parameters or profile, and in either case, such position, investment, commitment or other holding was a factor in the award determination.

•

Further, shares resulting from the conversion of the PSUs are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria.

In addition to the cancellation events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of any equity or other incentive awards granted with respect to fiscal 2005 and thereafter, whether or not vested, in the event that the NEO does not provide 180 days’ advance notice prior to a resignation from employment or in the event that the NEO improperly solicits our employees, clients or customers during employment and for 180 days following termination of employment.

II.	Amounts Vesting upon a Termination of Employment/Change-in-Control

With respect to the unvested outstanding long-term incentive awards held by the NEOs, each NEO would be entitled to the following amounts in the event of a termination of employment, or change-in-control of the Company, on December 31, 2011, subject to no cancellation event or clawback event occurring through the distribution date of such award, as applicable.

Termination Reason/ Change-in-Control	Name	Value of Unvested RSUs and related dividend equivalents(1)	Value of Unvested PSUs and related dividend equivalents(2)	Value of Unvested Stock Options(3)	Value of Unvested MSCIP Awards(4)
Involuntary Termination (other than for cause or a cancellation event)/Termination Due to Disability/ Qualifying Termination(5)	James P. Gorman	—	$230,257	$0	$1,181,584
	Ruth Porat	—	$199,540	$0	$1,142,416
	Gregory J. Fleming	$5,254,769	$37,329	$0	$1,051,060
	Colm Kelleher	—	$200,009	$0	$1,247,690
	Paul J. Taubman	—	$235,252	$0	$1,177,672
Retirement/Voluntary Termination(6)	James P. Gorman	—	$230,257	forfeit	forfeit
	Ruth Porat	—	$199,540	forfeit	forfeit
	Gregory J. Fleming	forfeit	forfeit	forfeit	forfeit
	Colm Kelleher	—	$200,009	forfeit	forfeit
	Paul J. Taubman	—	$235,252	forfeit	forfeit
Good Reason Termination(7)	James P. Gorman	—	$230,257	forfeit	$1,181,584
	Gregory J. Fleming	$3,459,687	forfeit	forfeit	forfeit
Termination Due to Death/ Governmental Service Termination(8)	James P. Gorman	—	$188,875	$0	$1,181,584
	Ruth Porat	—	$160,077	$0	$1,142,416
	Gregory J. Fleming	$5,254,769	$0	$0	$1,051,060
	Colm Kelleher	—	$156,311	$0	$1,247,690
	Paul J. Taubman	—	$191,523	$0	$1,177,672
Change-in-Control (for PSUs, with a termination of employment)(9)	James P. Gorman	—	$230,257	—	—
	Ruth Porat	—	$199,540	—	—
	Gregory J. Fleming	$3,459,687	$37,329	—	—
	Colm Kelleher	—	$200,009	—	—
	Paul J. Taubman	—	$235,252	—	—

(1) As of December 31, 2011, our NEOs, other than Mr. Fleming, were considered retirement-eligible for purposes of their outstanding RSU awards and related dividend equivalents (which are set forth in the “2011 Nonqualified Deferred Compensation Table”) and therefore, the NEOs are considered vested in such awards.

(2) Pursuant to the terms of the PSU awards, amounts set forth in this column with respect to (a) the NEO’s death or governmental service termination reflect Company performance through September 30, 2011 (the quarter ending simultaneously with or before the date of such termination for which the Company’s earnings information had been released as of the date of termination) and (b) a change-in-control of the Company reflect Company performance through December 31, 2011 (the quarter ending simultaneously with the effective date of the change-in-control). Amounts set forth in this column for all other terminations of employment as of December 31, 2011 assume the Company’s performance through the applicable three-year performance period mirror its performance through December 31, 2011. Where applicable, amounts reflect a pro-rata reduction in the number of PSUs otherwise payable given Company performance due to the NEO’s termination of employment prior to the applicable scheduled vesting date.

(3) No outstanding stock options held by the NEOs had intrinsic value as of December 31, 2011, as the exercise price of the stock options was in all cases greater than $15.13, the closing price of the Company’s common stock on December 30, 2011.

(4) As of December 31, 2011, our NEOs, other than Mr. Fleming, were considered retirement-eligible for purposes of the outstanding MSCIP awards set forth in the “2011 Nonqualified Deferred Compensation Table,” other than with respect to the 2010 year-end MSCIP awards, and therefore the NEOs are considered vested in such awards. Amounts set forth in this column reflect the value of the NEOs’ 2010 year-end MSCIP awards.

(5) Amounts set forth in this row will generally be paid on the scheduled distribution dates, subject to cancellation and clawback provisions, as applicable; provided that, amounts set forth in this row with respect to RSU and MSCIP awards that are payable in connection with a qualifying termination will be paid upon such termination. Unvested options will vest upon such termination and will generally expire on (a) February 2, 2016 upon an involuntary termination of employment or qualifying termination or (b) on the expiration date in connection with a termination due to disability. For purposes of the RSUs, stock options and MSCIP awards set forth in this row, a “qualifying termination” is a termination within 18 months of a change-in-control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in his or her position or in the nature or status of his or her responsibilities from those in effect immediately prior to the change-in-control or (iii) the Company requiring the NEO’s principal place of employment to be located more than 75 miles from his or her current principal location. For this purpose, the definition of “change-in-control” generally means a significant change in the share ownership or composition of the Board. The PSUs set forth in this row do not include an accelerated vesting and/or payment provision in connection with a qualifying termination.

(6) Amounts set forth in this row will be paid on schedule, subject to cancellation.

(7) Other than with respect to Messrs. Gorman and Fleming, no NEO is a party to an arrangement with the Company providing for accelerated vesting or other benefits upon a termination of employment for Good Reason. Amounts set forth in this row will be paid on schedule, subject to cancellation and clawback provisions, as applicable (provided that, following a Good Reason termination, the competitive activity cancellation event does not apply to Mr. Gorman’s awards set forth in this row). “Good Reason,” with respect to Mr. Gorman, generally means a material change or reduction in his duties or responsibilities, including a failure to reelect him to the Board, any diminution in his title or reporting relationship, the Company’s breach of its obligations to provide payments or benefits under the applicable compensation arrangement or requiring Mr. Gorman to be based at a location other than the Company’s headquarters. “Good Reason,” with respect to Mr. Fleming, generally means a reduction in base salary, a failure to honor the terms of his award, a material diminution in his duties, titles, responsibilities or reporting relationship or interference with his carrying out of his duties or material failure to make available resources required for him to effectively carry out his duties, the assignment of materially inconsistent duties or those which materially impair his ability to function in his current role, a relocation of the Company’s headquarters or his principal office greater than 25 miles or a material breach by the Company of any material agreement between him and the Company.

(8) Amounts set forth in this row with respect to RSUs and PSUs will be paid upon such termination and the amounts set forth with respect to PSUs reflect Company performance through September 30, 2011. Unvested options will vest and remain exercisable through the expiration date (in connection with the NEO’s death) or the 90-day period following termination (in connection with a governmental service termination). In exchange for the accelerated vesting and payment of the amounts set forth in this row with respect to a governmental service termination, the NEO must sign an agreement requiring the NEO to repay the Company the value of the awards that are distributed or exercised in connection with such termination if the NEO engages in any activity that would have resulted in the cancellation of such awards had the distribution or vesting of the awards not been accelerated.

(9) Pursuant to the terms of the PSUs, in the event of a change-in-control of the Company on December 31, 2011, the performance period would have ended on December 31, 2011; however, in general, the NEO must remain employed by the Company through the applicable scheduled vesting date to not be subject to a pro-rata reduction in the number of shares payable with respect to the PSUs. For purposes of quantifying the value of PSUs to which the NEO would have been entitled upon a change-in-control on December 31, 2011, amounts set forth in this row with respect to the PSUs assume that each NEO terminated employment on December 31, 2011 (due to either a disability or an involuntary termination of employment other than in connection with a cancellation event), and therefore, the value reflects a pro-rata reduction in the number of PSUs otherwise payable where applicable. Amounts set forth in this row will be paid on schedule, subject to cancellation.

III.	Change-in-Control

Mr. Gorman’s employment arrangement with the Company, dated August 16, 2005, provides that if it is determined that any payments made to him in connection with a change-in-control of the Company would be subject to an excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive an additional payment to restore him to the after-tax position that he would have been in if the tax had not been imposed. Calculations to estimate the excise tax due under the Internal Revenue Code are complex and reflect a number of assumptions. For purposes of determining whether Mr. Gorman would have been entitled to an additional payment due to a change-in-control as of December 31, 2011, the following assumptions were made: (i) all RSUs, MSCIP and LCIP awards and the applicable pro-rata portion of PSUs became payable, (ii) all cancellation provisions and transfer restrictions lift, (iii) an excise tax rate of 20% and (iv) an individual tax rate of 45%. Based on these assumptions, Mr. Gorman would not have been entitled to an additional payment.

Item 2—Ratification of Appointment of Morgan Stanley’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditor for the year ending December 31, 2012 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements that will be included in the Annual Report on Form 10-K for the year ending December 31, 2012 and will perform other permissible, pre-approved services. The Audit Committee preapproves all audit and permitted non-audit services that Deloitte & Touche performs for the Company.

Independent Auditor’s Fees.    The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2011 and 2010.

	2011	2010
Audit Fees(1)	$43.4	$43.4
Audit-Related Fees(2)	8.5	6.5
Tax Fees(3)	1.3	1.3
All Other Fees	—	—

Total	$53.2	$51.2

(1) Audit Fees services include: the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2) Audit-Related Fees services include: due diligence associated with mergers and acquisitions or dispositions of operating businesses or entities; data verification and agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; audits of employee benefit plans; agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3) Tax Fees services include: U.S. federal, state and local income and non-income tax planning and advice; non-U.S. income and non-income tax planning and advice; non-U.S. income and non-income tax compliance; and transfer pricing documentation.

Fund-Related Fees.    Morgan Stanley offers registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these Funds. The aggregate fees for such services are summarized in the following table ($ in millions).

	2011	2010
Audit Fees	$3.8	$5.8
Audit-Related Fees	0	2.2
Tax Fees	3.3	2.3

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Audit Committee Report

The Audit Committee’s charter provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that each Audit Committee member is independent under applicable independence standards of the NYSE and the Securities Exchange Act of 1934, as amended, and is an audit committee financial expert within the meaning of current SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;

•

Reviewed the major franchise, reputational, legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

•	Reviewed and discussed the plan and the scope of the work of the internal auditor for 2011 and summaries of the significant reports to management by the internal auditor;

•	Reviewed and discussed the plan and scope of work of the independent auditor for 2011;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements; and

•	Met with Deloitte & Touche, the internal auditor and Company management in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2011, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under standards of the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standards AU Section 380 (Communication with Audit Committees) as adopted by the PCAOB in Rule 3200T. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2011 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2012 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Donald T. Nicolaisen, Chair

Howard J. Davies

James H. Hance, Jr.

O. Griffith Sexton

Item 3—Company Proposal to Amend the 2007 Equity Incentive Compensation Plan

Our 2007 Equity Incentive Compensation Plan (EICP) was approved by shareholders on April 10, 2007. Upon recommendation of the CMDS Committee, on March 22, 2012, the Board adopted an amendment to the EICP to increase the number of shares of common stock available to be granted under the EICP by 50 million shares and to extend the term of the EICP for an additional five years, subject to shareholder approval at the annual meeting of shareholders. This represents approximately 2.5% of the common shares of the Company outstanding as of January 31, 2012. Under NYSE rules, the amendment of the EICP will not be effective if our shareholders do not approve it.

Morgan Stanley pays a significant portion of incentive compensation as equity awards, which aligns the interests of the Company’s employees with those of its shareholders. In recent years, the Company has fundamentally restructured the way it pays its employees and has more closely tied compensation to the Company’s long-term financial performance by paying a significant portion of year-end compensation in the form of deferred awards and significantly reducing the portion of year-end compensation paid as a cash bonus. Furthermore, for the third year, the Company has paid senior executives a substantial portion of their incentive compensation in “at-risk” performance stock units that only deliver value if the Company meets specific performance targets after three years. Given the significant portion of incentive compensation paid as equity awards, which is consistent with regulatory guidance and best practices, the relatively small number of available shares under the EICP will not be sufficient for grants that would be made over the next year until the 2013 annual meeting of shareholders.

As of January 31, 2012, the Company had approximately 14 million shares available for future stock unit and restricted stock awards to employees, which include available shares under the EICP as well as a relatively small number of available shares under the Company’s legacy equity plans. If the EICP amendment is approved, the Company expects to have sufficient shares for grants to be made over the next year and to return to shareholders to request approval of additional shares at the 2013 annual meeting of shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF THE EICP. Our Board believes that this proposal is in the best interest of our shareholders and supports this proposal for the following reasons, as discussed more fully below:

•

In recent years, Morgan Stanley has significantly increased the portion of pay that is deferred and a significant portion of deferred compensation is granted as equity awards. Additional shares are needed to continue this equity-based approach, which provides employees with long-term incentives that are aligned with shareholder interests and which is consistent with regulatory guidance and best practices.

•

As of January 31, 2012, the Company had approximately 13 million shares available under the EICP, and if the amendment of the EICP is not approved, the Company will be compelled to increase significantly the cash-based component of employee compensation.

•

If the amendment of the EICP is not approved, the Company will lose a critical tool for recruiting, retaining and motivating employees. It would thus be at a severe competitive disadvantage in attracting and retaining talent.

•	The terms of our EICP, our annual equity awards and our employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

In recent years, Morgan Stanley has fundamentally restructured the way it pays its employees and has more closely tied compensation to the Company’s long-term financial performance.    Morgan Stanley has significantly increased the portion of pay that is deferred and, for 2011, continued to grant a meaningful portion of year-end deferred compensation as equity awards to a broad group of employees. Of the shares underlying annual equity awards granted as part of 2011 incentive compensation, less than 3% were granted to our NEOs.

In addition, for the third year, we are paying senior executives in “at-risk” performance stock units from our EICP that only deliver value if the Company meets specific performance targets after three years. That means our senior executives have to earn these “at-risk” performance stock units twice and will not receive a payout on these performance stock units if the Company does not meet the specified ROE and relative TSR targets.

If shareholders do not approve the amendment of the EICP, the Company will be compelled to increase the cash-based portion of total compensation. This is contrary to regulatory guidance and will reduce the alignment of employee and shareholder interests.    As part of the 2011 year-end compensation process, approximately 53 million shares underlying equity awards were granted. As of January 31, 2012, the Company had approximately 14 million shares available for future employee stock unit and restricted stock awards under the EICP and the Company’s legacy equity plans, which is not expected to be sufficient for the period until the next annual meeting of shareholders in 2013. Equity awards at Morgan Stanley are delivered as a component of – not in addition to – an employee’s total year-end incentive compensation and, thus, protect the interests of shareholders. If the amendment is not approved, the Company would be required to increase the portion of bonus paid in cash, which is not consistent with the Company’s pay philosophy and the principles set forth by regulators.

The Company would be at a severe competitive disadvantage in attracting and retaining talent if the amendment of the EICP is not approved, as equity awards are a critical recruitment and retention tool.    The Company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program that includes equity awards is therefore essential to the Company’s long-term performance. Our Board believes that equity awards are necessary to attract and retain highly talented employees. The Company would be at a severe competitive disadvantage if it could not compensate its employees using equity awards. If our shareholders do not approve the amendment of the EICP, our retention and recruiting efforts would be compromised due to the loss of equity as a form of compensation for employees.

The terms of our annual equity awards, of our employee policies and of our EICP are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

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The vesting and payment provisions of annual equity awards are determined by the CMDS Committee and are designed to encourage employees to focus on the long-term success of the Company because employees typically cannot fully monetize annual equity awards until three years after grant. For example, RSUs granted for 2011 generally vest no sooner than 50% after two years, with the remaining 50% vesting after three years and generally convert to stock on the scheduled vesting dates. Furthermore, annual equity awards generally are subject to cancellation for, among other things, engaging in competitive activity, termination for cause, violating the Company’s compliance, ethics or risk management standards, soliciting clients or employees and misuse of proprietary information.

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In 2011, the Company expanded its clawback provision to apply to equity awards, in addition to deferred cash-based awards. The clawback provision ensures that 2011 year-end compensation granted under the EICP can be canceled if an individual engages in conduct (including with respect to direct supervisory responsibilities) detrimental to the Company, including causing a restatement of the Company’s consolidated financial results or violating the Company’s risk policies and standards.

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As described above, the Company is paying senior executives in “at-risk” PSUs that only deliver value if the Company meets specific performance targets after three years. That means our senior executives will not receive a payout on these performance stock units if the Company does not meet the ROE and relative TSR targets in place. If, after payment of the PSUs, the CMDS Committee determines that the performance was based on materially inaccurate financial statements or other performance metric criteria, then the shares paid will be subject to clawback by the Company. The PSUs and RSUs align the interests of executives and shareholders while not encouraging unnecessary or excessive risk-taking.

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Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment policy that requires that they retain at least 75% of common stock and equity awards (less allowances for the payment of any option exercise price and taxes) made to them while they are on the Company’s Operating Committee. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance. Executives are also prohibited from engaging in hedging strategies, selling short or trading derivatives with the Company securities. In addition, all Management Committee members, as a condition to receiving annual equity or other incentive awards, signed a notice and non-solicitation agreement that generally requires, among other things, Management Committee members to provide the Company with 180 days advance notice of their resignation and not to solicit certain clients, customers or Company employees within 180 days following their termination of employment. Failure to comply with the agreement generally results in cancellation of their equity or other incentive awards granted for fiscal 2005 and subsequent years.

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The EICP prohibits the repricing of stock options and stock appreciation rights (other than an equitable adjustment in connection with a corporate transaction) and the grant of stock option restoration rights (i.e., the right to an automatic grant of a new stock option upon exercise of a stock option without payment of additional consideration in excess of the exercise price of the underlying stock option).

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Summary of the EICP as Proposed to Be Amended.    A copy of the EICP as proposed to be amended is attached to this proxy statement as Annex A and the following summary is qualified in its entirety by reference thereto. Other than the amendment to the number of shares available under the EICP and the extension of the term of the EICP for which we are seeking shareholder approval, the EICP terms remain unchanged. The capitalized terms not otherwise defined in this summary shall has the meaning assigned to them in the EICP.

Purposes and Eligibility.    The primary purposes of the EICP are to attract, retain and motivate employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock to align their interests with those of shareholders. The EICP authorizes the issuance of awards (Awards) to all officers, other employees (including newly hired employees) and consultants of the Company, non-employee directors of our subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which we or one of our subsidiaries has an equity or similar interest (Eligible Individuals). As of December 31, 2011, there were approximately 62,000 Eligible Individuals who were employees of the Company and its subsidiaries.

Administration.    The CMDS Committee will administer the EICP, select the Eligible Individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the CMDS Committee may delegate some or all of its authority to one or more administrators (e.g., one or more CMDS Committee members or one or more of our officers).

Shares Available Under the EICP.    The total number of shares of common stock that may be delivered pursuant to Awards will be 248 million (which takes into account the proposed 50 million share increase), of which approximately 185 million were already granted as of January 31, 2012, subject to adjustment pursuant to the EICP’s share counting rules as described below and to reflect certain transactions. Shares delivered under the

EICP may be either treasury shares or newly issued shares. In addition to the overall limit, the EICP limits the number of shares of common stock that may be subject to stock option and stock appreciation right (SAR) awards in any single year.

Share Counting Rules.    When the CMDS Committee grants an Award, the full number of shares subject to the Award is charged against the number of shares that remain available for delivery pursuant to Awards. After grant, the number of shares subject to any portion of an Award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of an Award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new Awards. Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines are not counted against the number of shares of common stock available for delivery pursuant to Awards and are not subject to the individual limit on stock options and SARs.

Awards Generally.

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Form of Awards.    The EICP authorizes the following Awards: (i) restricted stock Awards consisting of one or more shares of common stock granted or sold to a Participant; (ii) stock unit Awards settled in one or more shares of common stock or, as authorized by the CMDS Committee, an amount in cash based on the fair market value of shares of common stock; (iii) stock option Awards consisting of the right to purchase at a specified exercise price a number of shares of common stock determined by the CMDS Committee; (iv) SARs consisting of the grant of a right to receive upon exercise of such right, in cash or common stock (or a combination thereof) as determined by the CMDS Committee, an amount equal to the increase in the fair market value of a share of common stock over the specified exercise price; and (v) other forms of equity-based or equity-related Awards that the CMDS Committee determines to be consistent with the purposes of the EICP (Other Awards). Awards under the EICP may, at the discretion of the CMDS Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual.

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Dividends and Distributions.    If we pay any dividend or make any distribution to holders of our common stock, the CMDS Committee may in its discretion authorize payments (which may be in cash, common stock (including restricted stock) or stock units or a combination thereof) with respect to the shares of common stock corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect the dividend or distribution. The CMDS Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Dividends are not paid on stock options or SARs.

Restricted Stock and Stock Units.    Restricted shares awarded or sold to a Participant are outstanding shares of common stock that the CMDS Committee may subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Each stock unit awarded to a Participant corresponds to one share of common stock and the CMDS Committee may subject the award to vesting requirements or cancellation under specified circumstances. Upon satisfaction of the terms and conditions of a stock unit Award, applicable stock units will be payable, at the discretion of the CMDS Committee, in common stock or in cash equal to the fair market value on the payment date of one share of common stock. As a holder of stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying stock units unless and until the stock units convert to shares of common stock.

Stock Options and SARs.

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General.    Stock options may be either nonqualified stock options or incentive stock options (ISOs). Upon satisfaction of the conditions for exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions for payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the CMDS Committee, SARs may be payable in common stock, cash or a combination thereof.

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Exercise Price.    The exercise price of stock options and SARs awarded under the EICP may not be less than 100% of the fair market value of one share of common stock on the award date; however, the exercise price per share of a stock option or SAR that is granted in substitution for an award previously granted by an entity acquired by the Company or with which the Company combines may be less than the fair market value per share on the award date if such substitution complies with applicable laws and regulations.

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Prohibition on Repricing of Stock Options and SARs.    The CMDS Committee may not “reprice” any stock option or SAR, unless the repricing occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing.

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Prohibition on Restoration Option Grants.    The terms of a stock option may not provide for a new stock option to be granted, automatically and without payment of additional consideration in excess of the exercise price of the underlying stock option, to a Participant upon exercise of the stock option.

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Individual Limit on Stock Options and SARs.    The maximum number of shares of common stock that may be subject to stock options or SARs granted to or elected by a Participant in any fiscal year will be 2,000,000 shares. This limitation does not apply to shares of common stock subject to stock options or SARs granted to a Participant pursuant to any performance formula approved by the Company’s shareholders pursuant to Section 162(m).

•	Maximum Term on Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date.

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ISO Limit.    The full number of shares of common stock available for delivery under the EICP may be delivered pursuant to ISOs, except that in calculating the number of shares that remain available for ISOs, certain share counting provisions will not apply.

Other Awards.    The CMDS Committee may establish the terms and provisions of other forms of equity-based or equity-related Awards not described above that the CMDS Committee determines to be consistent with the purpose of the EICP and the interests of the Company.

Awards to Section 162(m) Participants.    Except for grants of stock options and SARs, which are counted against the individual limit described above, all Awards to a Participant who is designated by the CMDS Committee as an individual whose compensation may be subject to the limit on deductible compensation imposed by Section 162(m) will be made pursuant to a performance formula or performance goals approved by the Company’s shareholders pursuant to Section 162(m).

Transferability.    Unless otherwise permitted by the CMDS Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an ISO will be exercisable only by the Participant.

Amendment and Termination.    The Board or the CMDS Committee may modify, amend, suspend or terminate the EICP in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award. However, no modification, amendment, suspension or termination may materially adversely affect a Participant’s rights with respect to any Award previously made without that Participant’s consent, except that the CMDS Committee may at any time, without a Participant’s consent, amend or modify the EICP or any Award under the EICP to comply with law, accounting standards, regulatory guidance or other legal requirements. The CMDS Committee may create subplans as may be necessary or advisable to comply with non-U.S. legal or regulatory provisions. Notwithstanding the foregoing, neither the Board nor the CMDS Committee may accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code except to the extent the acceleration would not result in a Participant incurring interest or additional tax under Section 409A.

Term.    No Awards may be made after May 15, 2017.

Section 162(m) of the Internal Revenue Code.    Section 162(m) limits the federal income tax deduction for compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. Such performance-based compensation may consist of awards determined by the CMDS Committee under a formula approved by the Company’s shareholders. Our shareholders approved the formula currently used by the CMDS Committee at our annual meeting on March 22, 2001. The Company is not seeking to change the current formula. Awards of stock options or SARs determined by the CMDS Committee under the EICP will also qualify for the performance-based compensation exception to Section 162(m).

EICP Benefits.    Awards under the EICP will be authorized by the CMDS Committee in its sole discretion. Therefore, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in 2011 had the amendment of the EICP then been in effect.

U.S. Federal Income Tax Consequences.    The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the EICP. The federal tax laws are complex and subject to change and the tax consequences for any Participant will depend on his or her individual circumstances.

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Stock Units.    A Participant who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to the Company at that time (subject to Section 162(m)). The Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

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Restricted Stock.    A Participant who is awarded restricted stock will not be taxed at the time an Award is granted unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the Award, the Participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

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Nonqualified Stock Options.    The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as either long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

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ISOs.    Upon the grant or exercise of an ISO within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

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SARs.    The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

Equity Compensation Plan Information.    The following table provides information about outstanding awards and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans as of December 31, 2011. Morgan Stanley has not made any grants of common stock outside of its equity compensation plans.

The following information is intended to update and supplement the table and, we believe, is useful for a better understanding of “Item 3 – Company Proposal to Amend the 2007 Equity Incentive Compensation Plan.” As of January 31, 2012 (i) the number of shares available for grant under the Company’s plans that can be used for the purpose of granting annual employee equity awards was approximately 20.9 million with only 14.2 million available for future stock unit and restricted stock awards; (ii) the number of outstanding full value awards (including restricted stock units and performance stock units at target) was approximately 139 million; (iii) the number of outstanding stock options was approximately 45 million; (iv) the weighted average exercise price of outstanding stock options was $48.1021; and (v) the weighted average remaining life of outstanding stock options was 2.807 years.

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	166,608,366	$48.1475	(2)	105,015,765	(3)
Equity compensation plans not approved by security holders	5,164,453	—		2,765,629	(4)
Total	171,772,819	$48.1475	(2)	107,781,394	(5)

(1) Includes outstanding stock option, restricted stock unit and performance stock unit awards. The number of outstanding performance stock unit awards is based on the target number of units granted to senior executives, although the executive may ultimately earn up to two times the target number of such units, or nothing, based on the Company’s performance over the three-year performance period.

(2) Reflects the weighted-average exercise price with respect to outstanding stock options and does not take into account outstanding restricted stock units and performance stock units, which do not provide for an exercise price.

(3) Includes the following:

(a)

39,182,870 shares available under the Morgan Stanley Employee Stock Purchase Plan (ESPP). Pursuant to this plan, which is qualified under Section 423 of the Internal Revenue Code, eligible employees were permitted to purchase shares of common stock at a discount to market price through regular payroll deduction. The CMDS Committee approved the discontinuation of the ESPP, effective June 1, 2009, such that no further contributions to the plan will be permitted following such date, until such time as the CMDS Committee determines to recommence contributions under the plan.

(b)

57,882,803 shares available under the EICP (without taking into account the proposed amendment to the EICP). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), performance-based units, other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(c)

7,422,279 shares available under the Employee Equity Accumulation Plan (EEAP), which includes 722,292 shares available for awards of restricted stock and restricted stock units. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(d)	355,243 shares available under the Tax Deferred Equity Participation Plan (TDEPP). Awards consist of restricted stock units, which are settled by the delivery of shares of common stock.

(e)

172,570 shares available under DECAP (without taking into account the proposed amendment to DECAP, as described in Item 4 of this proxy statement). This plan provides for periodic awards of shares of common stock and stock units to non-employee directors and also allows non-employee directors to defer the cash fees they earn for services as a director in the form of stock units.

(4) Includes the following: 22,957 shares available under Branch Manager Compensation Plan (BMCP), 13,239 shares available under the Financial Advisor and Investment Representative Compensation Plan (FAIRCP), and 2,729,433 shares available under the Morgan Stanley 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees (REICP). No awards were outstanding under the BMCP as of December 31, 2011. The material features of these plans are described below.

(5) As of December 31, 2011, approximately 65.7 million shares were available under the Company’s plans that could be used for the purpose of granting annual employee equity awards (EICP, EEAP, TDEPP, BMCP and FAIRCP). Approximately 53 million shares were granted in January 2012 as part of 2011 employee incentive compensation (which, for the PSUs granted to senior executives, reflects the grant of the target number of units, although the senior executive may ultimately earn up to 1.5 times the target number, or nothing, based on the Company’s performance over the three-year performance period).

The material features of Morgan Stanley’s equity compensation plans that have not been approved by shareholders under SEC rules (BMCP, FAIRCP and REICP) are described below. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents. Effective December 31, 2011, the BMCP and FAIRCP were terminated and no shares remain available for issuance under these plans after such date. All plans under which awards were available for grant in 2011 are included as exhibits to the 2011 Form 10-K.

BMCP.    Branch managers in the Global Wealth Management Group were eligible to receive awards under BMCP. Awards under BMCP may consist of cash awards, restricted stock and restricted stock units to be settled by the delivery of shares of common stock.

FAIRCP.    Financial advisors and investment representatives in the Global Wealth Management Group were eligible to receive awards under FAIRCP. Awards under FAIRCP may consist of cash awards, restricted stock and restricted stock units to be settled by the delivery of shares of common stock.

REICP.    The REICP was adopted in connection with the MSSB joint venture and without stockholder approval pursuant to the employment inducement award exception under the NYSE Corporate Governance Listing Standards. The equity awards granted pursuant to the REICP are limited to awards to induce certain Citigroup Inc. employees to join the new MSSB joint venture by replacing the value of Citigroup awards that were forfeited in connection with the employees’ transfer of employment to MSSB. Awards under the REICP may be made in the form of restricted stock units, stock appreciation rights, stock options and restricted stock and other forms of stock-based awards.

Item 4—Company Proposal to Amend the Directors’ Equity Capital Accumulation Plan

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT OF THE DIRECTORS’ EQUITY CAPITAL ACCUMULATION PLAN.

The Directors’ Equity Capital Accumulation Plan (DECAP) was initially approved by shareholders on April 19, 1996 and reapproved by shareholders on March 19, 2002. On March 22, 2012, the Board adopted an amendment to DECAP to increase the number of shares of common stock available to be granted under DECAP by 750,000 shares, subject to shareholder approval at the annual meeting of shareholders. This represents approximately 0.04% of the common shares of the Company outstanding as of January 31, 2012.

The purpose of DECAP is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and to more closely align the interests of the non-employee directors with those of Company shareholders. DECAP provides for equity awards in the form of restricted stock units (Stock Units) and the deferral of annual retainers by our non-employee directors into Stock Units. Our independent non-employee directors receive a vast majority of their compensation in the form of annual equity awards under DECAP, all of which are subject to pro-rata vesting over the one-year period following grant and half of which are not payable until the director retires from the Board.

The objective of the amendment is to continue to promote the purpose of DECAP by preserving our ability to grant Stock Units to non-employee directors under DECAP. This amendment will not change any of the benefits or awards available to non-employee directors under DECAP.

If the amendment to DECAP is approved, the Company expects to have sufficient shares for grants made over the next five years.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Summary of DECAP as Proposed to Be Amended.    A copy of DECAP as proposed to be amended is attached to this proxy statement as Annex B and the following summary is qualified in its entirety by reference thereto. Other than the amendment to the number of shares available under DECAP for which we are seeking shareholder approval, the terms of DECAP remain unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in DECAP.

Purpose and Eligibility.    The purpose of DECAP is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders. Only non-employee directors may participate in DECAP. Currently, there are 10 non-employee directors eligible to participate in DECAP. Employee directors are not eligible to participate in DECAP. If all of the director nominees, including the new director nominee, are elected at the 2012 annual meeting of shareholders, there will be 10 non-employee directors eligible to participate in DECAP.

Administration.    DECAP is administered by the Board through its Nominating and Governance Committee.

Shares subject to DECAP.    As of January 31, 2012, and without taking into account the proposed amendment to the plan, approximately 172,570 shares remained available for issuance under DECAP (subject to adjustment in accordance with DECAP). The Board approved an amendment to increase the shares reserved under DECAP to ensure that the Company will be able to continue awarding Stock Units to non-employee directors as provided under DECAP. If the amendment is approved by shareholders, the additional 750,000 shares will be available for issuance under DECAP. If the amendment is not approved by shareholders, the Company will not be able to continue awarding Stock Units to non-employee directors under DECAP once the remaining shares have been used.

Terms of Initial and Annual Equity Awards.    Under DECAP, non-employee directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the next annual meeting of shareholders and are not elected at an annual meeting of shareholders) and an annual equity award thereafter granted on the date of the annual meeting of shareholders. The number of Stock Units granted pursuant to initial and annual equity awards is determined by dividing the dollar amount of the applicable award by the volume-weighted average price of a share of Company common stock on the grant date. Non-employee directors receive dividend equivalents on Stock Units that are paid in the form of additional Stock Units.

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Initial Equity Awards.    The dollar value of the initial equity award is currently $250,000, prorated for the months of service between the month the director is initially elected to the Board and the next annual meeting of shareholders. The initial equity award is granted in Stock Units on the first day of the calendar month following the month in which the non-employee director becomes a member of the Board. The number of Stock Units comprising the initial equity award is determined based on the volume-weighted average price of a share of Company common stock on the grant date. Initial equity awards are fully vested upon grant.

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Annual Equity Awards.    The dollar value of the annual equity award, which is granted in Stock Units each year on the date of such year’s annual meeting of shareholders, is currently $250,000. The number of Stock Units comprising the annual equity award is determined based on the volume-weighted average price of a share of Company common stock on the grant date. Annual equity awards are subject to monthly vesting until the one-year anniversary of the grant date, provided that all of the director’s unvested Stock Units will fully vest upon the director’s termination of service from the Board due to death, Disability or a Governmental Service Resignation.

Distribution and Deferral of Equity Awards.    Initial and annual equity awards are granted 50% in the form of Stock Units that do not become payable until the non-employee director retires from the Board (Career Units) and 50% in the form of Stock Units payable on the first anniversary of grant (Current Units). Subject to certain limitations, non-employee directors may elect to extend deferral of Career Units beyond retirement from the Board and to defer receipt of the shares underlying Current Units beyond the anniversary of grant. Non-employee directors may choose the form of distribution (lump sum or annual installments) of their Stock Units.

Terms of Cash Awards.    As described more fully in “Director Compensation,” each non-employee director receives an annual cash retainer for Board service as well as additional cash retainers for acting as a lead director, a committee chair or a committee member of each of the Audit, CMDS, Nominating & Governance, Operations and Technology and Risk committees, as applicable. Non-employee directors can elect to receive all or a portion of their cash retainers on a current basis in cash or in shares of Morgan Stanley common stock or on a deferred basis in Stock Units, which are granted under DECAP. These Stock Units are granted on the date the cash retainer would have otherwise been paid, with the number of such Stock Units granted determined based on the amount of the cash retainer that is deferred and the volume-weighted average price of a share of Company common stock on the date of grant. Subject to certain limitations, non-employee directors may choose the distribution date and the form of distribution (lump sum or annual installments) of their Stock Units.

Terms of Option Awards.    Prior to February 8, 2005, non-employee directors were awarded nonqualified stock options (Options) annually under DECAP. Each Option was granted with an exercise price equal to the fair market value of Company stock on the grant date. Options were vested upon grant and scheduled to expire 10 years after the grant date. If a director’s service terminates by reason of Disability, Normal Retirement or death, each Option held by such director remains exercisable until the original expiration date. If a director’s service terminates for any other reason (except for Cause), each Option held by such director remains exercisable until the earlier of 90 days after the termination date and the expiration date of the Option. If a director is terminated for Cause, all Options will be forfeited and will no longer be exercisable. As of February 8, 2005, Options were no longer awarded under DECAP.

Limitations on Transfer.    Awards granted under DECAP generally may not be sold, transferred, pledged, assigned or otherwise conveyed by non-employee directors. The non-employee directors have no rights as a stockholder of the Company by reason of any Stock Unit or Option until stock underlying such award has been issued to such director.

Amendments and Termination.    The Board or the Nominating and Governance Committee may suspend or terminate DECAP at any time, in whole or in part, provided that no such suspension or termination may adversely affect the rights of the non-employee directors with respect to outstanding awards. The Board or the Nominating and Governance Committee may also amend and modify DECAP; provided, however, that no such amendment or modification may materially impair a non-employee director’s rights in any outstanding award without his or her consent.

U.S. Federal Income Tax Consequences.    The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with DECAP. The federal tax laws are complex and subject to change and the tax consequences for any participant will depend on his or her individual circumstances.

Non-employee directors will realize taxable income, and the Company will be entitled to a tax deduction when the shares underlying the Stock Units are delivered to the non-employee director. The amount of taxable income realized will be equal to the fair market value of the shares on the date the underlying shares are scheduled to be delivered to the non-employee director. Generally a director does not recognize taxable income, and the Company is not entitled to a deduction, upon the grant of an Option. Upon the exercise of an Option, the director recognizes ordinary income equal to the excess of the fair market value of the shares of common stock acquired over the Option exercise price and the Company is generally entitled to a deduction equal to the compensation taxable to the director as ordinary income. The amount of such excess is generally determined by reference to the fair market value of our common stock on the date of exercise. Although compensation income is normally subject to federal income, Social Security and employment tax withholding, such withholding is generally not required for directors participating in DECAP since they are not employees of the Company or an affiliate.

Amended Plan Benefits.    The following table sets forth the dollar value of the Stock Units that will be awarded to the eligible non-employee directors under DECAP in 2012. The amounts set forth in the table below do not reflect cash retainers payable for the 2012 service period beginning on the date of the 2012 annual meeting of shareholders that may be voluntarily deferred by the non-employee directors into Stock Units pursuant to the terms of DECAP, as such information is not yet determinable. Further, future awards under DECAP beyond 2012 are not determinable at this time.

Non-Employee Director Group	Dollar Value ($)		Number of Units
Stock Units	$2,632,500	(1)	—	(2)

(1) If all of the director nominees are elected to the Board at the 2012 annual meeting of shareholders, 10 non-employee directors would be eligible to receive an annual equity award (with an initial dollar value of $250,000) granted in the form of Stock Units on the date of the 2012 annual meeting of shareholders. The dollar amount reported in the table also includes the initial value of the Stock Units that will be granted on the date of the 2012 annual meeting of shareholders to the three eligible non-employee directors who voluntarily deferred the second 50% of the cash retainers they earned for the 2011 service period (that began on the date of the 2011 annual meeting of shareholders) into Stock Units.

(2) The number of Stock Units that will be awarded to the 10 eligible non-employee directors under DECAP in 2012 is not yet determinable. Under DECAP, the actual number of Stock Units that will be granted to the non-employee directors pursuant to the equity awards described above will be determined by dividing the dollar amount of the applicable award by the volume-weighted average price of a share of Company common stock on the grant date (the date of the 2012 annual meeting of shareholders).

Equity Compensation Plan Information.    See “Item 3 — Company Proposal to Amend the 2007 Equity Incentive Compensation Plan” for information about outstanding stock options, restricted stock units and performance stock units, and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans (including DECAP) as of December 31, 2011.

Item 5—Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Resolution)

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

At our 2011 annual meeting of shareholders, the Company submitted non-binding advisory votes to our shareholders to approve our executive compensation (Say on Pay) and to determine the frequency of the Company’s future Say on Pay votes (Say When on Pay), as required by the Dodd-Frank Act. Consistent with the advisory Say When on Pay vote of the majority of votes cast by our shareholders at the 2011 annual meeting of shareholders, the Company intends to submit an annual advisory vote on the compensation of the Company’s named executive officers until the next advisory Say When on Pay vote.

Accordingly, as required by section 14A of the Securities Exchange Act, the Company is submitting to shareholders the following resolution for vote:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

In recent years, Morgan Stanley has significantly restructured our executive compensation program in response to the lasting impact on the industry from the global financial crisis. For 2011, Morgan Stanley has continued to refine the way we pay our executives, consistent with global regulatory principles, evolving best practices and the Company’s risk policies – and reflecting shareholder input, the Company’s performance and the broader economic environment – so that a significantly greater portion of total compensation is “at-risk,” subject to clawback and tied to long-term Company performance. We believe these changes advance our goals of delivering pay-for-performance, attracting and retaining top talent and encouraging responsible risk-taking in a way that is aligned with the long-term interests of the Company’s shareholders.

Shareholders are urged to read the CD&A, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. Highlights of our 2011 compensation program include the following:

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Mr. Gorman’s compensation for 2011 was down 25% from 2010.    Despite the Company’s improved performance and the progress achieved in executing its strategy in 2011 under his leadership, Mr. Gorman’s compensation for 2011 was 25% below the level of 2010, reflecting the fact that the Company did not fully meet certain financial priorities for the year. Compensation for the remaining NEOs was also down significantly on average from 2010 levels.

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No NEO received a year-end cash bonus for 2011.    We paid no cash bonuses to the NEOs for 2011 and instead delivered 100% of the NEOs’ year-end compensation in the form of deferred long-term incentive awards. These long-term incentive awards, comprised of “at-risk” PSUs, RSUs and deferred cash-based awards under MSCIP, are subject to market risk and cancellation and clawback provisions over a three-year period.

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A significant portion of year-end compensation was granted under our redesigned “at-risk” PSU program.    Consistent with the past two years, a significant portion of year-end compensation was granted in the form of “at-risk” PSUs that deliver value only if the Company, after the full three-year performance period, achieves objective performance goals with respect to return on average common shareholders’ equity and relative total shareholder return. The PSU program was redesigned in 2011 to further moderate risk-taking incentives while continuing to incentivize performance by reducing the payout leverage, setting goals to be challenging but achievable in the current operating environment and modifying the comparison group to remove the volatility of a small peer group.

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Our “clawback” provision was expanded to apply to all year-end compensation.    Our clawback provision was expanded to apply to each NEO’s RSUs, in addition to each NEO’s PSUs and deferred cash-based awards. The clawback provision ensures that year-end compensation can be canceled if an individual engages in conduct (including with respect to direct supervisory responsibilities) detrimental to the Company, including causing a restatement of the Company’s consolidated financial results or violating the Company’s risk policies and standards. The deferred cash-based awards are also subject to clawback if an individual causes, or is reasonably expected to cause, a substantial financial loss on a trading strategy, investment, commitment or other holding and such trading strategy, investment, commitment or other holding was a factor in his or her award determination. PSUs are also subject to clawback following payment if the CMDS Committee determines that the payout was based on materially inaccurate financial statements or other performance metric criteria.

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We enhanced our review process to determine whether to clawback or cancel previously awarded compensation as well as to adjust current year compensation.    The Company implemented an enhanced, robust review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation as well as adjustments to current year compensation.

These foregoing measures build upon our previous years’ efforts to reform compensation. For example, in 2010, we reduced Mr. Gorman’s compensation as CEO from 2009 levels when he served as Co-President and increased the portion of year-end compensation delivered in deferred long-term incentive awards instead of cash bonus. In

2009, we introduced a multi-year performance program and increased our focus on up-front risk adjustment of compensation. In 2008, Morgan Stanley was the first major U.S. bank to enact clawback provisions and we continue to enhance these provisions.

Although the vote on this proposal is not binding, the CMDS Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s senior executives, will carefully consider the shareholder vote on this matter.

To help ensure that the range of shareholder views are well understood by the Board – in a way that a simple “for” or “against” vote does not allow – the Company also encourages shareholders to use any of a number of available direct communication mechanisms to effectively raise specific items with regard to our executive compensation practices.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Information About the Annual Meeting

Why Did I Receive a One-Page Notice regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All stockholders receiving the Notice will have the ability to access the proxy materials and vote over the Internet. It is important that you submit your vote. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to vote your shares.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 19, 2012, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,978,423,580 shares of common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date, represented in person or by proxy, to hold the annual meeting.

What is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of stockholders. Broker non-votes are counted for purposes of determining whether a quorum is present.

Is My Vote Confidential?

Our Amended and Restated Bylaws (Bylaws) provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the Morgan Stanley 401(k) Plan and the Morgan Stanley 401(k) Savings Plan (401(k) Plans) also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

NYSE member brokers may vote your shares as described below.

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Non-discretionary Items. All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items.    Your shares will remain unvoted for such items if your NYSE member broker, including Morgan Stanley & Co. Incorporated (MS&Co.) and Morgan Stanley Smith Barney LLC (MSSB LLC), does not receive voting instructions from you.

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Discretionary Item.    The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB LLC, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may vote by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy. If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules.

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401(k) Plans.    The Northern Trust Company (Northern Trust), the 401(k) Plans’ trustee, must receive your voting instructions for the common stock held on your behalf in these plans on or before May 10, 2012. If Northern Trust does not receive your voting instructions by that date, it will vote your shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plans in the same proportion as the voting instructions that it receives from other participants in the applicable plan. On March 19, 2012, there were 55,671,685 shares in the 401(k) Plans.

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Other Equity-Based Plans.    State Street Bank and Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 10, 2012. If the trustee does not receive your instructions by that date, it will vote your shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 19, 2012, 129,713,486 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

What Vote Is Required And How Will My Votes Be Counted?

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No effect

Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not applicable

Amendment of 2007 Equity Incentive Compensation Plan	FOR	Majority of votes cast (for, against and abstain), provided that the total votes cast must represent a majority of the shares entitled to vote on the proposal	Vote Against	No effect

Amendment of Directors’ Equity Capital Accumulation Plan	FOR	Majority of votes cast (for, against and abstain), provided that the total votes cast must represent a majority of the shares entitled to vote on the proposal	Vote Against	No effect

Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No effect

* Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast. If a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Other Business

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2013 Annual Meeting?

Shareholders intending to present a proposal at the 2013 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036. We must receive the proposal no later than December 7, 2012.

Shareholders intending to present a proposal at the 2013 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2013 annual meeting no earlier than January 15, 2013 and no later than February 14, 2013. The notice must contain the information required by the Bylaws, available at www.morganstanley.com/about/company/governance/index.html or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $22,000, plus expenses. We will also reimburse brokers, including MS&Co., MSSB LLC and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

We are sending only one annual report and proxy statement to record shareholders sharing an address unless we received contrary instructions from any shareholder at that address. “Householding” reduces our printing and postage costs. Record shareholders may request to discontinue or begin householding by contacting our transfer agent, Computershare Shareowner Services LLC, at (800) 622-2393 (U.S.), (201) 680-6578 (outside the U.S.) or www.bnymellon.com/shareowner or at P.O. Box 358015, Pittsburgh, PA 15252-8015. Shareholders owning their shares through a bank, broker or other holder of record may request to discontinue or begin householding by contacting their record holder. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2012ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a record shareholder, you may sign up for this service through Investor ServiceDirect at www.bnymellon.com/shareowner/isd. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Annex A

MORGAN STANLEY

2007 EQUITY INCENTIVE COMPENSATION PLAN

(As Proposed to be Amended)

1.    Purpose.    The primary purposes of the Morgan Stanley 2007 Equity Incentive Compensation Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Morgan Stanley Stock.

2.    Definitions.    Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).

“Award” means any award of Restricted Stock, Stock Units, Options, SARs or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.

“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.

“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 12(e).

“Board” means the Board of Directors of Morgan Stanley.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

“Committee” means the Compensation, Management Development and Succession Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee.

“Company” means Morgan Stanley and all of its Subsidiaries.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.

“Employee Trust” means any trust established or maintained by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.

“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.

“Morgan Stanley” means Morgan Stanley, a Delaware corporation.

“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

“Other Award” means any other form of award authorized under Section 11 of the Plan, including any such Other Award the receipt of which was elected pursuant to Section 12(a).

“Participant” means an individual to whom an Award has been made.

“Plan” means the Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 15(e) below.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.

“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.

“Section 162(m) Participant” means, for a given fiscal year of Morgan Stanley, any Participant designated by the Committee as a Participant whose compensation may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code (or any successor provisions thereto).

“Section 162(m) Performance Goals” means the performance formula that was approved by Morgan Stanley’s stockholders on March 22, 2001 or any other performance formula or performance goals approved by Morgan Stanley’s stockholders pursuant to Section 162(m) of the Code (or any successor provisions thereto).

“Section 409A” means Section 409A of the Code (or any successor provisions thereto).

“Shares” means shares of Stock.

“Stock” means the common stock, par value $0.01 per share, of Morgan Stanley.

“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.

“Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by Morgan Stanley or with which Morgan Stanley combines.

3.    Effective Date and Term of Plan.

(a)    Effective Date.    The Plan shall become effective upon its adoption by the Board, subject to its approval by Morgan Stanley’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until Morgan Stanley’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.

(b)    Term of Plan.    No Awards may be made under the Plan after May 15, 2017.

4.    Stock Subject to Plan.

(a)    Overall Plan Limit.    The total number of Shares that may be delivered pursuant to Awards shall be 248,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Morgan Stanley acquires in the open market, in private transactions or otherwise.

(b)    Adjustments for Certain Transactions.    In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Morgan Stanley’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options or SARs as provided in Section 4(d) and the maximum number of Incentive Stock Options as provided in Section 4(e), and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

(c)    Calculation of Shares Available for Delivery.    In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):

1. The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.

2. The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.

3. The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).

4. If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

5. Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).

(d)    Individual Limit on Options and SARs.    The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares. The limitation imposed by this Section 4(d) shall not include Options or SARs granted to a Participant pursuant to Section 162(m) Performance Goals.

(e)    ISO Limit.    The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.

5.    Administration.

(a)    Committee Authority Generally.    The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including without limitation determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.

(b)    Delegation.    To the extent not prohibited by applicable laws or rules of the New York Stock Exchange, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.

(c)    Authority to Construe and Interpret.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)    Committee Discretion.    All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.

(e)    No Liability.    Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

6.    Eligibility.    Eligible Individuals shall include all officers, other employees (including prospective employees) and consultants of, and other persons who perform services for, the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.

7.    Restricted Stock.    An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

8.    Stock Units.    An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of Morgan Stanley. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

9.    Options.

(a)    Options Generally.    An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424, as applicable, of the Code. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Morgan Stanley’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Morgan Stanley, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

(b)    Prohibition on Restoration Option Grants.    Anything in the Plan to the contrary notwithstanding, the terms of an Option shall not provide that a new Option will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option, to a Participant upon exercise of the Option.

(c)    Prohibition on Repricing of Options and SARs.    Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any action that constitutes a “repricing” under the rules of the New York Stock Exchange.

(d)    Payment of Exercise Price.    Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Morgan Stanley from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Morgan Stanley may authorize.

(e)    Maximum Term on Stock Options and SARs.    No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.

10.    SARs.    An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

11.    Other Awards.    The Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) cash or Stock payments based in whole or in part on the value or future value of Stock or on any amount that Morgan Stanley pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash or Stock payments (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. Awards pursuant to this Section 11 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

12.    General Terms and Provisions.

(a)    Awards in General.    Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share.

(b)    Discretionary Awards.    All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Morgan Stanley specifically provides otherwise.

(c)    Dividends and Distributions.    If Morgan Stanley pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.

(d)    Deferrals.    In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.

(e)    Award Documentation and Award Terms.    The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).

(f)    Awards to Section 162(m) Participants.    Except for Options and SARs the shares underlying which are counted against the individual limit set forth in Section 4(d), all Awards to Section 162(m) Participants shall be made pursuant to the attainment of Section 162(m) Performance Goals as certified by the Committee in accordance with the requirements of Section 162(m) of the Code. Without any further action by the Board or the Committee, this Section 12(f) shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

13.    Certain Restrictions.

(a)    Stockholder Rights.    No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of Morgan Stanley with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Morgan Stanley or by such other procedure as may be authorized by Morgan Stanley. Except as otherwise provided in Section 4(b) or 12(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Notwithstanding the foregoing, the terms of an Employee Trust may authorize some or all Participants to give voting or tendering instructions to the trustee thereof in respect of Shares that are held in such Employee Trust and are subject to Awards. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.

(b)    Transferability.    No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.

14.    Representation; Compliance with Law.    The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.

15.    Miscellaneous Provisions.

(a)    Satisfaction of Obligations.    As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Morgan Stanley may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Morgan Stanley, (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, Morgan Stanley may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A.

(b)    No Right to Continued Employment.    Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.

(c)    Headings.    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(d)    Governing Law.    The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

(e)    Amendments and Termination.    The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Morgan Stanley’s stockholders.

Annex B

MORGAN STANLEY

DIRECTORS’ EQUITY CAPITAL ACCUMULATION PLAN

(As Proposed to be Amended)

Section 1.    Purpose

Morgan Stanley, a Delaware corporation (the “Company”), hereby adopts the Morgan Stanley Directors’ Equity Capital Accumulation Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 24.

Section 2.    Eligibility

Only directors of the Company who are not employees of the Company or any affiliate of the Company (the “Eligible Directors”) shall participate in the Plan.

Section 3.    Plan Operation

(a)    Administration.    Other than as provided in Section 5(c)(v), the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer, the Chief Legal Officer, the Secretary of the Company or to one or more officers of the Company any or all authority and responsibility to act pursuant to the Plan. All references to the “Plan Administrators” in the Plan shall refer to the Board, or the Chief Financial Officer, the Chief Legal Officer, the Secretary or to one or more officers of the Company if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrators on all matters within their authority relating to the Plan shall be conclusive.

(b)    No Liability.    The Plan Administrators shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrators from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4.    Shares of Stock Subject to the Plan

(a)    Stock.    Awards under the Plan shall relate to shares of Stock.

(b)    Shares Available for Awards.    Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 2,450,000 shares over (ii) the sum of (A) the number of shares subject to outstanding awards granted under the Plan and (B) the number of shares previously issued pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that shall be issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c)    Adjustments.    In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i) the aggregate number of shares of Stock reserved for issuance under the Plan;

(ii) the number of shares of Stock subject to outstanding awards;

(iii) the number of Stock Units credited pursuant to Section 6 and Section 9 of the Plan;

(iv) the per share purchase price of Stock subject to any stock options granted pursuant to the Plan; and

(v) the number of shares to be granted pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d)    Types of Award.    The Company’s stockholders originally approved the Plan on April 19, 1996, and approved amendments to the Plan on March 19, 2002. The types of award authorized by the stockholders under the Plan are Director Stock, Stock Units, shares of Stock awarded at an Eligible Director’s election pursuant to Section 11 and stock options.

Section 5.    Stock Options

(a) Effective as of February 8, 2005 (the “Stock Option Transition Date”), no additional stock options will be awarded under the Plan.

(b) Section 5(a) shall not impair the rights of any person in any stock option that was awarded under the Plan prior to the Stock Option Transition Date. All such stock options shall remain subject to the terms and conditions applicable thereto.

(c) The following terms and conditions apply to stock options issued under the Plan, including without limitation all stock options issued prior to the Stock Option Transition Date:

(i)    Nontransferability.    No stock option granted pursuant to the Plan shall be sold, assigned or otherwise transferred by an Eligible Director other than by will or the laws of descent or distribution and any such stock option may be exercised during the Eligible Director’s lifetime only by such Eligible Director.

(ii)    Limitation on Exercise.    No stock option granted pursuant to this Plan may be exercised for a period of six (6) months from the date such stock option was granted.

(iii)    Effect of Termination.

(A) If an Eligible Director’s service as a director of the Company terminates for a reason other than for Cause, then any stock option granted to such Eligible Director shall remain exercisable following the date of such Eligible Director’s termination of service in accordance with the following provisions:

(a)    Disability, Normal Retirement or Death. If service terminates by reason of Disability, Normal Retirement or death, until the expiration date of the stock option.

(b)     Other.    If service terminates for any other reason (except for Cause), until the earlier of 90 days after the termination date and the expiration date of the stock option.

(B) If an Eligible Director is terminated for Cause, all stock options granted under the Plan to such Eligible Director shall be canceled and shall no longer be exercisable, effective on the date of such Eligible Director’s termination for Cause.

(iv)    Expiration Date of Stock Options.    All stock options granted under the Plan shall expire on the tenth anniversary of the date on which they are granted.

(v)    Extension of Exercisability.    Notwithstanding any other provision hereof, the Board shall have the authority, in its discretion, to amend any outstanding stock option granted pursuant to the Plan to extend the exercisability thereof; provided, however, that no such amendment shall cause such stock option to remain exercisable beyond its original expiration date.

(d) Notwithstanding Section 5(a), stock options remain one of the types of award that the stockholders of the Company have authorized for the Plan, and Section 5(a) shall not impair the authority of the Board under Section 15 to amend the Plan in the future to provide for awards of stock options without obtaining additional stockholder approval.

Section 6.    Initial and Annual Awards

(a)    Initial Awards.    On the first day of the calendar month following the month in which any person becomes an Eligible Director, otherwise than by reason of being elected to the Board at an Annual Meeting, such Eligible Director shall be entitled to receive a number of Initial Stock Units obtained by dividing (x) $250,000 prorated for service during the period beginning on the first day of the calendar month during which such person becomes an Eligible Director until the last day of the calendar month immediately preceding the calendar month during which the first anniversary of the immediately preceding Annual Meeting will occur by (y) the Fair Market Value of a share of Stock on the first day of the calendar month following the month in which such person becomes an Eligible Director; provided, however, that if such a person is elected, appointed or otherwise becomes an Eligible Director less than 60 days prior to the Annual Meeting in any year, then such Eligible Director shall not receive Initial Stock Units pursuant to this Section 6(a). 50% of the Initial Stock Units awarded to an Eligible Director pursuant to this Section 6(a) shall be credited to the Eligible Director’s Career Stock Unit Account and the remaining 50% of the Initial Stock Units shall be credited to the Eligible Director’s Current Stock Unit Account.

(b)    Subsequent Awards.    As of the date of each Annual Meeting, each Eligible Director, including, without limitation, any Eligible Director who becomes a member of the Board by reason of being elected to the Board at such Annual Meeting, shall be entitled to receive a number of Annual Stock Units obtained by dividing $250,000 by the Fair Market Value of a share of Stock on the date of such Annual Meeting; provided, that such Eligible Director shall continue to serve as a director of the Company after such Annual Meeting. 50% of the Annual Stock Units awarded to an Eligible Director pursuant to this Section 6(b) shall be credited to the Eligible Director’s Career Stock Unit Account and the remaining 50% of the Annual Stock Units shall be credited to the Eligible Director’s Current Stock Unit Account. Annual Stock Units and Initial Stock Units credited to the Eligible Director’s Career Stock Unit Account pursuant to this Section 6(b) or pursuant to Section 6(a) above are referred to as “Career Stock Units”.

(c)    Limitation on Transfer.    Any Director Stock awarded under the Plan may not be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director for a period of six (6) months from the date such Director Stock is awarded. Neither Annual Stock Units nor Initial Stock Units may be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director. The shares delivered upon conversion of Annual Stock Units and Initial Stock Units will not be subject to any transfer restrictions, other than those that may arise under the securities laws or the Company’s policies.

(d)    No Effect on Prior Initial Awards or Prior Subsequent Awards.    The provisions of this Section 6 apply to all Initial Awards and Subsequent Awards made on or after the Stock Unit Transition Date. Nothing herein shall alter the grants of Initial Awards and Subsequent Awards made prior to the Stock Unit Transition Date.

Section 7.    Vesting Schedule

(a)    Initial Stock Units.    The Initial Stock Units shall be fully vested upon grant.

(b)    Annual Stock Units.    The Annual Stock Units shall vest in 12 substantially equal installments on the last day of each month beginning with the calendar month during which Annual Meeting is held, assuming that the Eligible Director continues to serve as a director of the Company through the last day of the relevant month.

Section 8.    Death, Disability and Governmental Service

(a)    Death or Disability.    All of an Eligible Director’s unvested Stock Units will vest in full as of the date of the Eligible Director’s termination of service on the Board due to death or Disability. Notwithstanding any election made by an Eligible Director on any Deferral Election Form or any other provision of the Plan, in the event of such Eligible Director’s death, all amounts credited to such Eligible Director’s Cash Account, Current Stock Unit Account and Career Stock Unit Account, and any Deferred Amount that has not yet been credited to such Eligible Director’s Cash Account or Current Stock Unit Account, will be paid in a lump sum to the Eligible Director’s beneficiary (or if no beneficiary has been designated, to such Eligible Director’s estate) upon the Eligible Director’s death, provided that such beneficiary or the legal representative of such Eligible Director’s estate, as applicable, notifies the Company of the Eligible Director’s death within 60 days following death. Following an Eligible Director’s termination of service on the Board due to Disability, distributions under the Plan will be made as provided in Section 9(e) or Section 9(f), as applicable.

(b)    Governmental Service Resignation.    Notwithstanding any election made by an Eligible Director on any Deferral Form, if an Eligible Director resigns as a director of the Company as a result of accepting employment at a governmental department or agency, self-regulatory agency or other public service employer (a “Governmental Employer”) (such resignation is referred to herein as a “Governmental Service Resignation”), then (i) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of his or her continued interest in Company equity awards or continued ownership of Stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all of an Eligible Director’s unvested Stock Units will vest in full as of the date of the Eligible Director’s Governmental Service Resignation, all amounts credited to the Eligible Director’s Current Stock Unit Account and Career Stock Unit Account will be distributed in a lump sum in accordance with Section 9(h), and all transfer restrictions will lift on shares of Director Stock held by the Eligible Director, on the date of such Governmental Service Resignation, and (ii) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of the Eligible Director’s continued interest in his or her Cash Account is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Cash Account will be distributed in a lump sum on the date of such Governmental Service Resignation.

(c)    Governmental Service following Resignation.    Notwithstanding any election made by an Eligible Director on any Deferral Form, if, following Eligible Director’s Service Termination Date, the Eligible Director accepts employment with a Governmental Employer, then (i) upon providing the Company with satisfactory evidence demonstrating that as a result of such employment the divestiture of the Eligible Director’s continued interest in Company equity awards or continued ownership of Stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Current Stock Unit Account and Career Stock Unit Account will be distributed in a lump sum in accordance with Section 9(h), and all transfer restrictions will lift on shares of Director Stock held by the Director, on the date on which the Eligible Director provides the Company with such satisfactory evidence, and (ii) if the Eligible Director provides the Company with satisfactory evidence demonstrating that as a result of such employment, the divestiture of the Eligible Director’s continued interest in his or her Cash Account is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to the Eligible Director at such Governmental Employer, all amounts credited to the Eligible Director’s Cash Account will be distributed in a lump sum on the date on which the Eligible Director provides the Company with such satisfactory evidence.

Section 9.    Deferral Elections and Distributions

(a)    Deferral of Retainers.    An Eligible Director may make a Deferral Election to defer receipt of all or part of such Eligible Director’s Retainers for a given service period. An Eligible Director may make such a Deferral Election by submitting a Deferral Election Form to the Secretary, indicating:

(i) the Deferred Amount or a percentage of such Retainer to be deferred;

(ii) the Distribution Commencement Date, in accordance with Section 9(e); and

(iii) whether distributions are to be made in a lump sum or installments, in accordance with Section 9(g).

Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Retainer to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Retainer earned during the service period commencing on the date of such election or appointment may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to Retainers that are earned after the Deferral Election is made. An Eligible Director may make only one Deferral Election covering Retainers to be earned during a given service period (so that an Eligible Director may not, for example, make one Deferral Election relating to the Annual Retainer and a different Deferral Election relating to a Committee Retainer). Deferral Elections (including indications on the Deferral Election Form as to Distribution Commencement Date and form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election may be superseded with respect to future deferrals of an Eligible Director’s Retainers by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Retainer earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(b)    Crediting of Deferrals of Retainers.    Deferrals of an Eligible Director’s Retainers shall be allocated to a Current Stock Unit Account. As of each Retainer Payment Date, the Company shall credit the Eligible Director’s Current Stock Unit Account with a number of Elective Stock Units determined by dividing (X) the Deferred Amount of Retainers that otherwise would be paid in cash on such Retainer Payment Date by (Y) the Fair Market Value of a share of Stock on such Retainer Payment Date.

(c)    Deferrals of Current Stock Units.    An Eligible Director may make a Deferral Election to defer receipt of the Current Stock Units to be earned for a given service period by submitting a Deferral Election Form to the Secretary indicating:

(i) the Distribution Commencement Date, in accordance with Section 9(e); and

(ii) whether distributions are to be made in a lump sum or installments, in accordance with Section 9(g).

A Deferral Election pursuant to this Section 9(c) must relate to all Current Stock Units to be earned by an Eligible Director during a given service period. Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Current Stock Units to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Current Stock Units earned during the service period commencing on the date of such election or appointment (that is, 50% of the Eligible Director’s Initial Stock Units) may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to Current Stock Units that are earned after the Deferral Election is made. Deferral Elections (including indications on the Deferral Election Form as to Distribution Commencement Date and form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election may be superseded with respect to future deferrals of an Eligible Director’s Current Stock

Units by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Current Stock Units earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(d)    Deferrals of Career Stock Units.    An Eligible Director may elect to defer receipt of the Career Stock Units to be earned for a given service period by submitting a Deferral Election Form to the Secretary indicating:

(i) the Distribution Commencement Date for such Career Stock Unit Account, in accordance with Section 9(f); and

(ii) whether distributions are to be made in a lump sum or installments, in accordance with Section 9(g).

A Deferral Election pursuant to this Section 9(d) must relate to all Career Stock Units to be earned by an Eligible Director during a given service period. Deferral Election Forms must be submitted prior to the start of the calendar year during which the services giving rise to such Career Stock Units to be deferred begin; provided, however, that in the case of an Eligible Director who is newly elected or appointed to the Board, such Eligible Director’s Deferral Election Form relating to the Career Stock Units earned during the service period commencing on the date of such election or appointment (that is, 50% of the Eligible Director’s Initial Stock Units) may be submitted within 30 days after the date of such election or appointment. In all cases, a Deferral Election Form shall be effective only with respect to the Career Stock Units that are earned after the Deferral Election is made. Deferral Elections (including indications on the Deferral Election Form as to Distribution Commencement Date and form of distributions), once made, shall be irrevocable. Notwithstanding the foregoing, a Deferral Election relating to Career Stock Units may be superseded with respect to future deferrals by submitting a new Deferral Election Form to the Secretary, in which case such new Deferral Election shall be effective starting with the Career Stock Units earned in the service period that begins in the calendar year following the calendar year in which such new Deferral Election Form is submitted.

(e)    Distribution Commencement Date for Current Stock Unit Account.    Each Eligible Director shall designate on the Deferral Election Form one of the following dates as a Distribution Commencement Date with respect to amounts credited to the Current Stock Unit Account thereafter:

(i) such Eligible Director’s Service Termination Date;

(ii) the earlier of (x) a calendar year specified by such Eligible Director (which, if the Deferral Election relates to Elective Stock Units, shall not be earlier than the calendar year following the year in which occurs the final Retainer Payment Date of the relevant Deferred Amount and, if the Deferral Election relates to Current Stock Units, shall not be earlier than the calendar year following the year in which occurs the first anniversary of the date of grant of the relevant Current Stock Units) and (y) the fifth calendar year following the year in which the Eligible Director’s Service Termination Date occurs; or

(iii) the earlier to occur of (i) or (ii)(x).

For the avoidance of doubt, it is noted that an Eligible Director who submits separate Deferral Elections for Retainers and Current Stock Units to be earned during a given service period may designate a separate Distribution Commencement Date for each deferral. Distributions from an Eligible Director’s Current Stock Unit Account in respect of Current Stock Units as to which an Eligible Director has not made a Deferral Election will be made, subject to the other provisions of this Plan, on the first anniversary of the date of grant.

(f)    Distribution Commencement Date for Career Stock Unit Account.    Notwithstanding any provision to the contrary in this Plan or any Deferral Election Form, no amounts credited to an Eligible Director’s Career Stock Unit Account shall be distributed prior to such Eligible Director’s Service Termination Date. Each Eligible Director may designate on the Deferral Election Form for such Eligible Director’s Career Stock Unit Account one of the following dates as a Distribution Commencement Date with respect to amounts credited to the Career Stock Unit Account:

(i) such Eligible Director’s Service Termination Date; or

(ii) any of the second through fifth calendar years following the year in which the Eligible Director’s Service Termination Date occurs.

Distributions from an Eligible Director’s Career Stock Unit Account in respect of Career Stock Units as to which an Eligible Director has not made a Deferral Election will be made, subject to the other provisions of this Plan, on the Eligible Director’s Service Termination Date.

(g)    Distribution Method.    An Eligible Director shall state on each Deferral Election Form whether distributions that are subject to such Deferral Election Form shall be made in:

(i) a lump sum; or

(ii) no more than 10 annual installments.

Where an Eligible Director’s Distribution Commencement Date is such Eligible Director’s Service Termination Date, the lump sum or first annual installment, as applicable, will be paid upon the Eligible Director’s Service Termination Date. The amount to be distributed in any installment pursuant to a specific Deferral Election Form shall be determined by dividing the number of Stock Units in the Career Stock Unit Account or Current Stock Unit Account, as the case may be, that are subject to such Deferral Election Form by the number of remaining installments. If an Eligible Director receives a distribution on an installment basis, undistributed Deferred Amounts shall remain subject to the provisions of this Section 9.

(h)    Form of Distributions.    All distributions from the Cash Account shall be paid in cash. Distributions made from the Current Stock Unit Account and the Career Stock Unit Account shall be for a number of whole shares of Stock equal to the number of whole Stock Units to be distributed and cash in lieu of any fractional share (determined by using the Fair Market Value of a share of Stock on the date on which such distributions are distributed).

(i)    Dividend Equivalents.    If there are Stock Units in an Eligible Director’s Current Stock Unit Account or Career Stock Unit Account on a dividend record date with respect to the Company’s Stock, the Current Stock Unit Account or Career Stock Unit Account, as applicable, shall be credited, on the dividend payment date for such dividend record date, with an additional number of Stock Units (“Dividend Equivalents”) equal to:

(i) the cash dividend paid on one share of Stock; multiplied by

(ii) the number of Stock Units in such Account on such dividend record date; with the product of (i) and (ii) divided by

(iii) the Fair Market Value of a share of Stock on the dividend payment date.

Dividend Equivalents credited in respect of Stock Units subject to vesting shall be fully vested upon grant.

(j)    No Effect on Prior Deferral Elections.    The provisions of this Section 9 apply to all Deferral Elections made on or after the Stock Unit Transition Date. Nothing herein shall alter the terms of effective Deferral Elections made prior to the Stock Unit Transition Date.

(k)    Date of Payment.    Unless the Plan Administrator determines otherwise, whenever a Deferral Election specifies a calendar year for payment of all or a portion of a Deferred Amount, such payment shall be made on January 2 of the specified calendar year.

(l)    Rule of Construction for Timing of Payment.    Whenever a Deferral Election or the Plan provides for payment upon a specified event or date, such payment will be considered to have been timely made, and neither the Eligible Director nor any of his or her beneficiaries or estate shall have any claim against the Company for damages based on a delay in payment, and the Firm shall have no liability to the Eligible Director (or to any of his or her beneficiaries or estate) in respect of any such delay, as long as payment is made by December 31 of the year in which occurs the applicable specified event or date or, if later, by the 15th day of the third calendar month following such specified event or date.

(m)    Deferral of Meeting Fees.    As of the Stock Option Transition Date, the Company does not pay Meeting Fees. In the event that the Company determines in the future to pay Meeting Fees to Eligible Directors, and in the case of Meeting Fees deferred prior to the Stock Option Transition Date, the provisions of this Section 9 relating to elective deferrals of Retainers, and the provisions of Section 11 relating to Stock Elections, shall apply to such Meeting Fees mutatis mutandis; provided, however, that any Deferred Amount resulting from deferral of all or part of an Eligible Director’s Meeting Fees (other than Meeting Fees for meetings of the Board or any committee thereof held on the date of an Annual Meeting) will initially be credited to the Cash Account as of the date on which the Eligible Director becomes entitled to payment of the Meeting Fees, shall thereafter be credited with Interest Equivalents as calculated under this Section 9(m) (such Deferred Amount as increased by such Interest Equivalents being the “Adjusted Deferred Amount”) and will thereafter be debited from the Cash Account and credited to the Eligible Director’s Current Stock Unit Account as of the date of the next Annual Meeting following the date of such meeting (or, if the Eligible Director’s service on the Board terminates prior to the next Annual Meeting following the date of such meeting, as of the first business day following his or her Service Termination Date), with the number of Stock Units credited to the Current Stock Unit Account being the amount obtained by dividing (i) the relevant Adjusted Deferred Amount by (ii) the Fair Market Value of a share of Stock on the date of such Annual Meeting or the Service Termination Date, as applicable. As of the last day of each fiscal quarter and the Eligible Director’s Service Termination Date, the Eligible Director’s Cash Account will be credited with an Interest Equivalent equal to (i) the Rate of Interest, multiplied by (ii) the Average Daily Cash Balance, multiplied by (iii) the number of days during the fiscal quarter or other period during which such Cash Account had a positive balance, divided by (iv) 365.

Section 10.    Designation of Beneficiaries

An Eligible Director may designate one or more beneficiaries to receive any distributions under the Plan upon the Eligible Director’s death, and may change such designation at any time by submitting a new beneficiary designation form to the Secretary.

Section 11.    Election to Receive Stock

(a)    Election.    An Eligible Director may make a Stock Election to receive all or part of any or all of such Eligible Director’s Retainers in shares of Stock by submitting a Stock Election Form to the Secretary indicating the Stock Amount. A Stock Election Form shall be effective only with respect to Retainers payable after the date on which the Secretary receives the Stock Election Form. Each Stock Election, once made, shall be irrevocable. Notwithstanding the foregoing, a Stock Election may be superseded with respect to future payments of an Eligible Director’s Retainers by submitting a new Stock Election Form to the Secretary.

(b)    Payment in Stock.    As of each Retainer Payment Date, an Eligible Director who has made a Stock Election will receive, in lieu of the Retainer elected to be received in Stock, a whole number of shares of Stock (but not fractional shares) determined by dividing:

(i) the amount of the Retainer that is payable to the Eligible Director on the applicable Retainer Payment Date and is subject to a Stock Election; by

(ii) the Fair Market Value of a share of Stock on such Retainer Payment Date.

In no circumstances shall an Eligible Director be entitled to receive, or shall the Company have any obligation to issue to the Eligible Director, any fractional share of Stock. In lieu of any fractional share of Stock, the Eligible Director shall be entitled to receive, and the Company shall be obligated to pay to such Eligible Director, cash equal to the value of any fractional share of Stock (determined by using the Fair Market Value of a share of Stock on such Retainer Payment Date).

Section 12.    Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) if the Stock is listed for trading on the New York Stock Exchange, (i) the volume weighted average price of the Stock, reflecting composite trading between 9:30 a.m. and 4:00 p.m. (Eastern time) on such date, as reported by the Bloomberg Professional Service on the MS Equity Volume at Price page under the “VWAP” field, at 4:00 p.m. on such date, rounded up to the nearest whole cent, or, if not so reported, as reported by another third party source to which the Company has access on such date, or if no such reported sale of the Stock shall have occurred on such date, on the most recent date on which such a reported sale occurred; or (ii) if the volume weighted average price is not available from a third party source to which the Company has access on such date or on the most recent date on which a reported sale occurred, “Fair Market Value” will be the average of the high and low prices of the Stock as reported on the Consolidated Transaction Reporting System on such date, or if no such reported sale of the Stock shall have occurred on such date, on the most recent date on which such a reported sale occurred; or

(b) if the Stock is not so listed, but is listed on another national securities exchange, the closing price, regular way, of the Stock on such exchange, rounded up to the nearest whole cent, on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock shall have occurred on such date on such exchange, on the most recent date on which such a reported sale occurred on such exchange, or

(c) if the Stock is not listed for trading on a national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, rounded up to the nearest whole cent, or, if no such prices shall have been so reported for such date, on the most recent date for which such prices were so reported.

Section 13.    Issuance of Stock

(a)    Restrictions on Transferability.    All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

(b)    Compliance with Laws.    Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 14.    Withholding Taxes

The Company may require as a condition of delivery of any shares of Stock that the Eligible Director remit (i) in cash, (ii) by tendering (or attesting to the ownership of) shares of Stock that the Company determines will not result in unfavorable accounting treatment or (iii) by the Company withholding shares of Stock, an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements relating thereto (if any) and, exclusively in the case of an award that does not constitute a deferral of compensation subject to Section 409A, any or all indebtedness or other obligation of the Eligible Director to the Company or any of its subsidiaries. In the case of any award that constitutes a deferral of compensation subject to Section 409A, the Company may not withhold shares of Stock to satisfy obligations that an Eligible Director owes to the Company or any of its subsidiaries other than with respect to taxes or other governmental charges imposed on amounts received by the Eligible Director pursuant to such award, except to the extent such withholding is not prohibited by Section 409A and would not cause the Eligible Director to recognize income for

United States federal income tax purposes prior to the time of payment of the award or to incur interest or additional tax under Section 409A. Any shares tendered or withheld pursuant to this Section 14 will be valued at Fair Market Value on the relevant payment or exercise date, as applicable.

Section 15.    Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors in Career Stock Unit Accounts, Cash Accounts and Current Stock Unit Accounts outstanding at the time of termination. Notwithstanding any termination of the Plan, distributions to Eligible Directors in respect of their Career Stock Unit Accounts, Cash Accounts and Current Stock Unit Accounts shall be made at the times and in the manner provided herein.

The Board may also alter, amend or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any Career Stock Unit Account, Cash Account or Current Stock Unit Account without the Eligible Director’s consent; provided, however, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that amounts credited to an Eligible Director’s Career Stock Unit Account, Cash Account or Current Stock Unit Account are not subject to federal, state or local income tax prior to payment.

Notwithstanding the foregoing, if any provision of this Plan would, in the reasonable, good faith judgment of the Company, result in or likely result in the imposition on any Eligible Director or any other person of any tax, interest or penalty under Section 409A, the Company may reform this Plan or any provision hereof, without the consent of any Eligible Director, in the manner that the Company reasonably and in good faith determines to be necessary or advisable to avoid the imposition of such tax, interest or penalty; provided, however, that any such reformation shall, to the maximum extent the Company reasonably and in good faith determines to be possible, retain the economic and tax benefits to the Eligible Directors hereunder while not materially increasing the cost to the Company of providing such benefits to the Eligible Directors.

The Board may delegate to the Plan Administrator its authority under this Section 15 to amend any provision of the Plan for which approval by the Board (or a committee thereof) is not required under applicable law or the rules of any national securities exchange on which the Stock is traded.

Section 16.    Listing, Registration and Legal Compliance

If the Plan Administrators shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (i) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrators shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 17.    Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 18.    Rights as a Stockholder

Except as otherwise provided by the terms of any applicable Benefit Plan Trust, an Eligible Director shall not, by reason of any stock option, Director Stock, Stock Unit or Stock Amount, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 19.    Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company. Notwithstanding the foregoing, the Company may (but shall not be obligated to) contribute shares of Stock corresponding to Stock Units to a Benefit Plan Trust, provided that the principal and income of any such Benefit Plan Trust shall be subject to the claims of general creditors of the Company. The Company may amend the terms of any Benefit Plan Trust as applicable to any one or more Eligible Directors in order to procure favorable tax treatment for such Eligible Director(s) or to comply with the laws applicable in any non-U.S. jurisdiction.

Section 20.    Governing Law

The Plan is deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Section 21.    Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 22.    Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Company: Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Corporate Secretary; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 23.    Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 24.    Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

“Account” means Cash Account, Career Stock Unit Account or Current Stock Unit Account, as applicable.

“Adjusted Deferred Amount” has the meaning set forth in Section 9(m).

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Annual Retainer” means a cash retainer for services as a member of the Board.

“Annual Stock Units” means the Stock Units awarded to an Eligible Director pursuant to Section 6(b).

“Average Daily Cash Balance” means the sum of the daily balances for a Cash Account for any quarter or shorter period for which the calculation is made, divided by the number of days on which a positive balance existed in such Cash Account.

“Benefit Plan Trust” means any trust established by the Company under which Eligible Directors, or Eligible Directors and participants in designated employee benefit plans of the Company, constitute the principal beneficiaries.

“Board” means the board of directors of the Company.

“Career Stock Unit Account” means a bookkeeping account to which Initial Stock Units and Annual Stock Units are credited pursuant to Section 6(a) and Section 6(b).

“Career Stock Units” has the meaning set forth in Section 6(b).

“Cash Account” means a bookkeeping account to which Meeting Fees are credited pursuant to Section 9(m) or which had a positive balance as of the Stock Unit Transition Date.

“Cause” means, with respect to any Eligible Director, termination of service on the Board on account of any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

“Committee Retainer” means a cash retainer for services as a member or chair of any committee of the Board.

“Company” has the meaning set forth in Section 1.

“Consent” has the meaning set forth in Section 16.

“Current Stock Unit Account” means a bookkeeping account to which Deferred Amounts are credited pursuant to Section 6(a), Section 6(b) or Section 9(b).

“Current Stock Units” means Annual Stock Units and Initial Stock Units credited to the Eligible Director’s Current Stock Unit Account pursuant to Section 6(a) or Section 6(b).

“Deferral Election” means a deferral election by an Eligible Director made with respect to any Retainers, Director Stock, Initial Stock Units and/or Annual Stock Units.

“Deferral Election Form” means an election form submitted by an Eligible Director to the Secretary with respect to any Retainers, Director Stock, or Stock Units.

“Deferred Amount” means any amount, in dollars, of Retainers, Initial Stock Units and/or Annual Stock Units that an Eligible Director elects to defer, as indicated on the relevant Deferral Election Form.

“Director Stock” means shares of Stock awarded to an Eligible Director for service on the Board. As of the Stock Unit Transition Date, no additional Director Stock will be awarded under the Plan, but Director Stock remains one of the types of award that the stockholders of the Company have authorized for the Plan, and nothing herein shall impair the authority of the Board under Section 15 to amend the Plan in the future to provide for awards of Director Stock without obtaining additional stockholder approval.

“Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Distribution Commencement Date” means the date that an Eligible Director elects as the date on which distribution of Deferred Amounts should begin, as indicated on the relevant Deferral Election Form.

“Dividend Equivalents” has the meaning set forth in Section 9(i).

“Elective Stock Units” means Stock Units that an Eligible Director elects to receive in lieu of Retainers pursuant to Section 9(a).

“Eligible Directors” has the meaning set forth in Section 2.

“Fair Market Value” has the meaning set forth in Section 12.

“Governmental Employer” has the meaning set forth in Section 8(b).

“Governmental Service Resignation” has the meaning set forth in Section 8(b).

“Initial Awards” means any awards made to an Eligible Director pursuant to Section 6(a), including any predecessor version thereof.

“Initial Stock Units” means the Stock Units awarded to an Eligible Director pursuant to Section 6(a).

“Interest Equivalent” means an additional amount to be credited to a Cash Account calculated in accordance with Section 9(m).

“Lead Director Retainer” means a cash retainer for services as the lead director of the Board.

“Meeting Fees” means fees (if any) payable to an Eligible Director for participation in meetings of the Board or any committee thereof.

“Normal Retirement” means the termination of service on the Board for retirement at or after attaining age 65, other than for Cause, Disability or death.

“Plan” has the meaning set forth in Section 1.

“Rate of Interest” means the time weighted average interest rate paid by the Company for a quarter, or such shorter period from the end of the preceding quarter to an Eligible Director’s Service Termination Date, to institutions from which it borrows funds.

“Retainer” means the Annual Retainer, the Committee Retainer and/or the Lead Director Retainer, as applicable.

“Retainer Payment Date” means, with respect to any Retainer, the date as of which an Eligible Director becomes entitled to payment of Retainer.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder (or any successor provisions thereto).

“Service Termination Date” means the date of an Eligible Director’s termination of service on the Board or such later date as constitutes the Eligible Director’s separation from service with the Company for purposes of Section 409A.

“Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.

“Stock Amount” means the percentage of the Retainers that an Eligible Director elects to have paid in Stock, as indicated on the relevant Stock Election Form.

“Stock Election” means an election by an Eligible Director to receive all or a portion of the Eligible Director’s Retainers in shares of Stock.

“Stock Election Form” means the election form submitted by an Eligible Director to the Secretary as provided in Section 11(a).

“Stock Option Transition Date” has the meaning set forth in Section 5(a).

“Stock Unit Transition Date” means November 16, 2009.

“Stock Units” means Initial Stock Units, Annual Stock Units and/or Elective Stock Units, as applicable.

“Subsequent Awards” means any awards made to an Eligible Director pursuant to Section 6(b), including any predecessor version thereof.

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
01 Roy J. Bostock	☐ ☐ ☐	08 Hutham S. Olayan	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
02 Erskine B. Bowles	☐ ☐ ☐	09 James W. Owens	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
03 Howard J. Davies	☐ ☐ ☐	10 O. Griffith Sexton	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
04 James P. Gorman	☐ ☐ ☐	11 Ryosuke Tamakoshi	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
05 C. Robert Kidder	☐ ☐ ☐	12 Masaaki Tanaka	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
06 Klaus Kleinfeld	☐ ☐ ☐	13 Laura D. Tyson	☐ ☐ ☐
FOR AGAINST ABSTAIN
07 Donald T. Nicolaisen	☐ ☐ ☐

MARK VOTES AS SHOWN USING BLACK OR BLUE INK	☒

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 through 5 below:
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR AGAINST ABSTAIN ☐ ☐ ☐
3.	To amend the 2007 Equity Incentive Compensation Plan	FOR AGAINST ABSTAIN ☐ ☐ ☐
4.	To amend the Directors’ Equity Capital Accumulation Plan	FOR AGAINST ABSTAIN ☐ ☐ ☐
5.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	FOR AGAINST ABSTAIN ☐ ☐ ☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated                                      , 2012    Signature                                            Co-owner (if any) Signature

é  é  DETACH HERE IF YOU ARE SUBMITTING BY MAIL  é  é

IMPORTANT
YOUR PROXY MUST BE RECEIVED BY THE CLOSE OF THE POLLS
ON MAY 15, 2012

1.	INTERNET. Go to www.proxyvoting.com/ms. Follow the instructions.
2.	TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201- 680- 6599
(outside the U. S.). Follow the instructions.
3.	MAIL. Date, sign and return the card in the enclosed envelope.

Morgan Stanley

MS 001

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2012

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2012 Annual Meeting of Shareholders to be held on May 15, 2012, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO
DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

Notice of 2012 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 15, 2012, 9 a.m., local time

At the meeting, we plan to:

•	elect members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the amendment of the 2007 Equity Incentive Compensation Plan;

•	approve the amendment of the Directors’ Equity Capital Accumulation Plan;

•	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution); and

•	transact such other business as may properly come before the meeting.

Please help the Company reduce costs – submit your proxy by internet or telephone. If you share an address with other shareholders, you can avoid receiving multiple copies of annual meeting materials and help the Company reduce costs by consenting to householding. The Company can further reduce costs if you agree to receive future versions of our Proxy Statement and Annual Report on Form 10-K electronically over the internet. You can view or print a copy of our annual meeting materials at www.morganstanley.com/2012ams. You can request a copy of these materials by contacting our proxy solicitor, D.F. King & Co., Inc. at 800-290-6429 (in the U.S.) or 212-269-5550 (outside the U.S.). For more information regarding electronic delivery and householding, contact our transfer agent, Computershare Shareowner Services LLC, at 800-622-2393 or www.bnymellon.com/shareowner.

MS 001

1. Election of Directors

Nominee	FOR	AGAINST	ABSTAIN
01 Roy J. Bostock	☐	☐	☐
02 Erskine B. Bowles	☐	☐	☐
03 Howard J. Davies	☐	☐	☐
04 James P. Gorman	☐	☐	☐
05 C. Robert Kidder	☐	☐	☐
06 Klaus Kleinfeld	☐	☐	☐
07 Donald T. Nicolaisen	☐	☐	☐
08 Hutham S. Olayan	☐	☐	☐
09 James W. Owens	☐	☐	☐
10 O. Griffith Sexton	☐	☐	☐
11 Ryosuke Tamakoshi	☐	☐	☐
12 Masaaki Tanaka	☐	☐	☐
13 Laura D. Tyson	☐	☐	☐

Signature ______________________________ **Dated** ______________, **2012**

DETACH HERE IF YOU ARE SUBMITTING BY MAIL

Morgan Stanley

MS 002

DETACH HERE IF YOU ARE SUBMITTING BY MAIL _ _

, 201Signature Dated 2

Sign exactly as imprinted (do not print). Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

IMPORTANT

YOUR INSTRUCTIONS MUST BE RECEIVED BY

11:59 P.M. (EDT) ON MAY 10, 2012

1. INTERNET. Go to www.proxyvoting.com/ms2. Follow the instructions.

2. TELEPHONE. Using a touch-tone phone, call 1-866-540-5760 (in the U.S.) or 201-680-6599

(outside the U.S.). Follow the instructions.

3. MAIL. Date, sign and return the voting instruction form in the enclosed envelope.

Please help the Company reduce costs—submit your voting instructions by internet or telephone.

Morgan Stanley

MS 002

MARK VOTES

AS SHOWN

USING BLACK

OR BLUE INK Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below: X

1. Election of Directors

03 Howard J. Davies

02 Erskine B. Bowles

01 Roy J. Bostock

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 through 5 below:

04 James P. Gorman 11 Ryosuke Tamakoshi

10 O. Griffith Sexton

09 James W. Owens

08 Hutham S. Olayan

07 Donald T. Nicolaisen

12 Masaaki Tanaka

13 Laura D. Tyson

5. To approve the compensation of executives as

disclosed in the proxy statement (non-binding

advisory resolution)

3. To amend the 2007 Equity Incentive Compensation

Plan

2. To ratify the appointment of Deloitte & Touche LLP

as independent auditor

4 To amend the Directors’ Equity Capital Accumulation

Plan

FOR AGAINST ABSTAIN

06 Klaus Kleinfeld

05 C. Robert Kidder

7996A Morgan Stanley LotB_03 3/30/12 2:54 PM Page 1

MORGAN STANLEY 2012 VOTING INSTRUCTION FORM FOR BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock in my account(s) at the 2012 Annual Meeting of

Shareholders to be held on May 15, 2012, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan and Morgan Stanley 401(k) Savings Plan. I understand that

(A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares in each of these plans, as applicable, in the same respective proportion as the shares of all participants in each respective plan who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

State Street Bank and Trust Company, as trustee under a trust agreement (Trust), in connection with the 1995 and 2007 Equity Incentive Compensation Plans,

the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees, the Employees’ Equity Accumulation Plan, the Tax

Deferred Equity Participation Plan, the Branch Manager Compensation Plan and the Financial Advisor and Investment Representative Compensation Plan. I

understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’

recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the

Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.

The Bank of New York Mellon (Mellon), as custodian for stock held on behalf of certain current and former Morgan Stanley employees and directors. I understand that, (A) if I sign, date and return this form, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) if I do not sign, date and return this form, Mellon will not vote or grant proxies with respect to my shares, and (C) Mellon will hold my voting instructions in confidence to the extent required by law.

State Street Bank and Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that,

subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to my shares, and

(B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

EES Trustees Limited (EES), as trustee under a trust deed (UK Trust), in connection with the Morgan Stanley International Profit Sharing Scheme and the

Morgan Stanley UK Group Profit Sharing Plan. I understand that, subject to the UK Trust’s terms, (A) I must sign, date and return this form in order for EES to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this form, EES will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan.

I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to my shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors’

recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

Voting instructions must be received by 11:59 P.M. (EDT) on May 10, 2012 for shares to be voted in accordance with your instructions.

At the meeting, we plan to:

elect members of the Board of Directors;

ratify the appointment of Deloitte & Touche LLP as independent auditor;

approve the amendment of the 2007 Equity Incentive Compensation Plan;

approve the amendment of the Directors’ Equity Capital Accumulation Plan;

approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution); and

transact such other business as may properly come before the meeting.

To view or print a copy of our Proxy Statement or Annual Report on Form 10-K, go to

www.morganstanley.com/2012 ams. You may request a copy of any of these documents by calling 1-212-762-8131.

The shares for which you provide voting instructions with this form include your Morgan Stanley 401(k) Plan and Morgan

Stanley 401(k) Savings Plan shares, if any. However, if you want to provide voting instructions for your shares in these plans differently from your other plan shares, call 1-212-296-7767 to request separate voting instruction forms for these shares.

If you also hold shares in a brokerage account or in your own name, you also will receive a separate proxy card or voting instruction form for those shares. Please be sure to provide voting instructions for these shares separately from (and in addition to) your employee plan shares. Be sure to follow the voting instructions on each form.

Notice of 2012 Morgan Stanley Annual Meeting of Shareholders

2000 Westchester Avenue, Purchase, New York 10577

May 15, 2012, 9 a.m., local time

MS 002

7996A Morgan Stanley LotB_03 3/30/12 2:54 PM Page 2

Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
01 Roy J. Bostock	☐ ☐ ☐	08 Hutham S. Olayan	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
02 Erskine B. Bowles	☐ ☐ ☐	09 James W. Owens	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
03 Howard J. Davies	☐ ☐ ☐	10 O. Griffith Sexton	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
04 James P. Gorman	☐ ☐ ☐	11 Ryosuke Tamakoshi	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
05 C. Robert Kidder	☐ ☐ ☐	12 Masaaki Tanaka	☐ ☐ ☐
	FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
06 Klaus Kleinfeld	☐ ☐ ☐	13 Laura D. Tyson	☐ ☐ ☐
FOR AGAINST ABSTAIN
07 Donald T. Nicolaisen	☐ ☐ ☐

MARK VOTES AS SHOWN USING BLACK OR BLUE INK	☒

Morgan Stanley’s Board recommends a vote “FOR” Proposals 2 through 5 below:
2.	To ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR AGAINST ABSTAIN ☐ ☐ ☐
3.	To amend the 2007 Equity Incentive Compensation Plan	FOR AGAINST ABSTAIN ☐ ☐ ☐
4.	To amend the Directors’ Equity Capital Accumulation Plan	FOR AGAINST ABSTAIN ☐ ☐ ☐
5.	To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory resolution)	FOR AGAINST ABSTAIN ☐ ☐ ☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated                                  , 2012    Signature                                    Co-owner (if any) Signature

  é   é    DETACH HERE IF YOU ARE SUBMITTING BY MAIL    é    é

Morgan Stanley

MS 003

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2012

The undersigned hereby appoints Eric F. Grossman, James A. Rosenthal and Martin M. Cohen, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2012 Annual Meeting of Shareholders to be held on May 15, 2012, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS

MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN

STANLEY’S BOARD OF DIRECTORS.

MS 003